As filed with the Securities and Exchange Commission on July 20, 2023
File No. 000-56554

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934
NEW MOUNTAIN GUARDIAN IV INCOME FUND, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	92-0964074
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1633 Broadway, 48th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)
(212) 720-0300
(Registrant’s telephone number, including area code)
with copies to:
Rajib Chanda
Debra Sutter
Simpson Thacher & Bartlett LLP
900 G Street, N.W.
Washington, D.C. 20001
Securities to be registered pursuant to Section 12(b) of the Act:
None
Securities to be registered pursuant to Section 12(g) of the Act:
Units of Limited Liability Company Interests
(Title of class)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.			☐

EXPLANATORY NOTE
New Mountain Guardian IV Income Fund, L.L.C. is filing this registration statement on Form 10 (this “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), on a voluntary basis to permit it to file an election to be regulated as a business development company (a “BDC”), under the Investment Company Act of 1940, as amended (the “1940 Act”). In this Registration Statement, each of the “Fund,” “we,” “us,” and “our” refers to New Mountain Guardian IV Income Fund, L.L.C. and the “Adviser” refers to New Mountain Finance Advisers BDC, L.L.C., unless otherwise specified.
The Fund is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 and the Fund will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).
Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the 1934 Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We will also be required to comply with all other obligations of the 1934 Act applicable to issuers filing registration statements pursuant to Section 12(g) of the 1934 Act. Upon the effective date of this Registration Statement, we will also be subject to the proxy rules in Section 14 of the Exchange Act, and we and our directors, officers and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.
In connection with the foregoing, we have elected to be regulated as a BDC under the 1940 Act and are subject to the 1940 Act requirements applicable to BDCs.
Prospective investors should note that:
•the Fund’s Units (as defined below) may not be sold or transferred without the written consent of the Adviser;
•the Units are not currently listed on an exchange, and it is uncertain whether a secondary market will develop;
•repurchases of Units by the Fund, if any, are expected to be very limited;
•an investment in the Fund may not be suitable for investors who may need the money they invest in a specified time frame;
•investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund;
•the Fund intends to invest primarily in privately-held companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results;
•The privately-held companies and below-investment-grade securities in which the Fund will invest will be difficult to value and are illiquid; and
•The Fund has elected to be regulated as a BDC under the 1940 Act, which imposes numerous restrictions on the activities of the Fund, including restrictions on leverage and on the nature of its investments.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “project”, “seek”, “should”, “target”, “will”, “would” or the negatives thereof or other variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this Registration Statement involve risks and uncertainties, including statements as to:
•our future operating results;
•our business prospects and the prospects of our Portfolio Companies (as defined below);
•the impact of investments that we expect to make;
•our contractual arrangements and relationships with third parties;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the ability of our Portfolio Companies to achieve their objectives;
•our expected financings and investments;
•the adequacy of our cash resources and working capital; and
•the timing of cash flows, if any, from the operations of our Portfolio Companies.
These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•an economic downturn could impair our Portfolio Companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such Portfolio Companies;
•a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;
•interest rate volatility could adversely affect our results;
•currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars; and
•the risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this Registration Statement and in our filings with the SEC.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. We do not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law. The safe harbor provisions of Section 21E of the 1934 Act and section 27A of the Securities Act, which preclude civil liability for certain forward-looking statements, do not apply to the forward-looking statements in this Registration Statement because we are an investment company.

ITEM 1. BUSINESS.
We were formed on November 4, 2022 as a limited liability company under the laws of the State of Delaware under our former name “New Mountain Guardian IV Unlevered BDC, L.L.C.” In July 2023, we changed our name to “New Mountain Guardian IV Income Fund, L.L.C.” We expect to conduct a private offering (the “Private Offering”) of units of our limited liability company interests (the “Units”) to investors in reliance on exemptions from the registration requirements of the Securities Act. Units will be offered for subscription continuously throughout the Closing Period (as defined below). Each investor in the Private Offering will make a capital commitment (each, a “Capital Commitment”) to purchase Units pursuant to a subscription agreement entered into with us (a “Subscription Agreement”). We expect closings of the Private Offering will occur, from time to time, in the Adviser’s sole discretion, during the 18-month period (the “Closing Period”) following the initial closing of Capital Commitments, which occurred on May 23, 2023. With the consent of the Adviser, the Closing Period may be extended to a later date. We may accept and draw down Capital Commitments from investors throughout the Closing Period and may draw down Capital Commitments after the Closing Period. We commenced our loan origination and investment activities on May 24, 2023. The “Investment Period” will begin when Capital Commitments are first made and will continue until the four-year anniversary of the end of the Closing Period. The term of the Fund is six years from the end of the Closing Period, subject to (i) a one year extension as determined by the Adviser in its sole discretion and (ii) an additional one year extension as determined by our board of directors (the “Board of Directors” or the “Board”) (the six year period and any successive extensions, the “Term”).
Prior to the initial closing in the Private Offering, we elected to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a BDC and a RIC, we are required to comply with certain regulatory requirements. See “—Operating and Regulatory Environment” and “—Taxation as a Regulated Investment Company.”
The investments that we intend to make are almost entirely rated below investment grade or may be unrated, which are often referred to as “leveraged loans”, “high yield” or “junk” debt investments, and may be considered “high risk” or speculative compared to debt investments that are rated investment grade. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal, and such risk of default could reduce our net asset value and income distributions.
Because we intend to qualify as a RIC under the Code, our portfolio will be subject to diversification and other requirements. See “—Taxation as a Regulated Investment Company.” In addition to those diversification requirements, we will generally seek not to invest more than 6% of our total assets in any single Portfolio Company.
In accordance with the 1940 Act as presently in effect, BDCs generally are prohibited from incurring additional leverage to the extent it would cause them to have less than a 200% asset coverage ratio, reflecting approximately a 1:1 debt-to-equity ratio, taking into account the then current fair value of the investments. However, under Section 61(a)(2) of the 1940 Act, implemented in accordance with the Small Business Credit Availability Act, we have elected to be subject to the lower asset current coverage ratio of 150% available thereunder. Although the Fund generally expects to be unlevered (as described further below) and does not expect to rely on the lower asset current coverage ratio, our sole initial member has approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act, which will permit us to have up to a 2:1 debt-to-equity ratio, in order to maintain maximum flexibility.
The Fund intends to be generally unlevered during the course of its life (excluding borrowings under any subscription line secured by unfunded Capital Commitments and short-term working capital facilities) and will not incur leverage to the same extent as is customary for other business development companies, or for long-term investment purposes. See “Item 1A. Risk Factors—Certain Risks Relating to Portfolio Investments Generally—Fund-Level Borrowings.” We may in the future determine to utilize a greater amount of leverage for working capital purposes, including funding existing commitments such as revolving credit facilities, bridge financing commitments, delayed draw commitments or other commitments which can result in providing future financing to a portfolio company, although we will not use leverage for long-term investment purposes. We would generally intend to repay all of our borrowings within one year after incurrence. However, our leverage, including borrowings under any subscription line secured by unfunded Capital Commitments, cannot exceed 2.0x debt-to-equity. The use of borrowed funds or the proceeds of preferred units issued by the Fund (the “Preferred Units”) to make investments would have its own specific set of benefits and risks, and all of the costs of borrowing funds or issuing Preferred Units would be borne by the holders of the Units (each, a “Unitholder”). The Fund may, but has no current intention to, issue Preferred Units. See “Item 1A. Risk Factors—Certain Risks Relating to Portfolio Investments Generally—Fund-Level Borrowings” and “Item 1A. Risk Factors—Certain Risks Relating to the Units and Operation of the Fund—Preferred Units.”
Background
About New Mountain
New Mountain Capital, L.L.C. (“New Mountain,” “NMC” or “the Firm”) is a leading alternative investment firm. New Mountain was founded in 1999 and began operations in January 2000, following approximately twenty years of private equity investing by its founding principal, Steven Klinsky. New Mountain focuses on acyclical industries (e.g., specialized software, technology-enabled business services, non-reimbursed healthcare services, advanced materials/niche product technologies, “must have” information and data, human capital management, financial services/technologies, and defensive growth consumer/products) and emphasizes deep fundamental research and investor value add, rather than reliance on excessive risk, as the best path to high and consistent long-term returns.
New Mountain’s mission is to be best in class among alternative asset managers as measured by returns, control of risk, service to our investors and the quality of the businesses we help build. This mission has since been applied to every strategy across its platform. As of December 31, 2022, New Mountain managed over $37 billion of assets across private equity, credit, and real estate.
The Adviser
The Adviser is a wholly-owned subsidiary of New Mountain Capital Group, L.P. (together with NMC, “New Mountain Capital”) whose ultimate owners include Steven Klinsky, other related current and former New Mountain Capital professionals and related vehicles and a minority investor. The Adviser is a Delaware limited liability company registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). New Mountain Capital focuses on investing in defensive growth companies across its private equity, credit and net lease investment vehicles. The Adviser manages our day-to-day operations and provides us with investment advisory and management services pursuant to the investment advisory and management agreement (the “Investment Management Agreement”) by and between the Adviser and us. In particular, the Adviser shall:
•determine the composition of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes;
•identify, evaluate and negotiate the structure of the investments made by the Fund;
•execute, monitor and service the Fund’s investments;
•determine the securities and other assets that the Fund will purchase, retain, or sell;
•perform due diligence on prospective Portfolio Companies;
•vote, exercise consents and exercise all other rights appertaining to such securities and other assets on behalf of the Fund; and
•provide the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its funds.
The Adviser is managed by a six member investment committee, which is responsible for approving purchases and sales of the Fund’s investments above the greater of: (i) $5 million and (ii) 1% of aggregate Capital

Commitments in the aggregate by a single issuer. For additional information on the investment committee, see “—Investment Committee.”
The Administrator
New Mountain Finance Administration, L.L.C. (the “Administrator”), a wholly-owned subsidiary of New Mountain, entered into an Administration Agreement (the “Administration Agreement”) with us, under which it will provide administrative services for us, including arranging office facilities for us and providing office equipment and clerical, bookkeeping and recordkeeping services at such facilities. Subject to the Board’s oversight, the Administrator shall also, on behalf of the Fund, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and other such persons in any such other capacity deemed necessary or desirable. Under the Administration Agreement, the Administrator will also perform, or oversee the performance of, our required administrative services, which includes being responsible for the financial records which we are required to maintain and preparing reports to our stockholders and reports filed with the SEC, which includes, but is not limited to, providing the services of our chief financial officer, chief compliance officer, and their respective staffs. In addition, the Administrator will assist us in determining and publishing our net asset value (“NAV”), overseeing the preparation and filing of tax returns and the printing and dissemination of reports to our stockholders, and generally overseeing the payment of our expenses and the performance of administrative and professional services rendered to us by others. The Administrator may also provide on our behalf managerial assistance to our Portfolio Companies. We will reimburse the Administrator for the allocable portion of overhead and other expenses incurred by it in performing its obligations to us under the Administration Agreement, including the compensation of our chief financial officer and chief compliance officer, and their respective staffs. Pursuant to the Administration Agreement, the Administrator may, in its own discretion, submit to us for reimbursement some or all of the expenses that the Administrator has incurred on our behalf during any quarterly period. As a result, the amount of expenses for which we will have to reimburse the Administrator may fluctuate in future quarterly periods and there can be no assurance given as to when, or if, the Administrator may determine to limit the expenses that the Administrator submits to us for reimbursement in the future.
The Administrator may hire a third party sub-administrator to assist with the provision of administrative services. A sub-administrator would receive compensation for its sub-administrative services under a sub-administration agreement.
Investment Objective and Portfolio
We will seek to generate current income and capital appreciation primarily by investing in or originating debt investments in companies that the Adviser believes are “defensive growth” companies in non-cyclical industry niches where the Adviser has developed strong proprietary research and operational advantages. Our investment strategy will focus on primary originations. The Fund will also have the flexibility to make secondary market purchases if opportunities arise. The relative amount of our investments in primary originations and secondary market purchases is expected to vary over time, but we expect the majority of our investments in the near future will be in primary originations. We will predominantly target investments in U.S. middle market businesses. We define middle market businesses as those businesses with annual earnings before interest, taxes, depreciation, and amortization (EBITDA) between $10.0 million and $200.0 million. Our primary focus will be in defensive growth companies, which we define as generally exhibiting the following characteristics: (i) sustainable secular growth drivers, (ii) high barriers to competitive entry, (iii) high free cash flow after capital expenditure and working capital needs, (iv) high returns on assets and (v) niche market dominance. The Fund will invest across the capital structure of middle market companies, primarily targeting first lien and unitranche loans and to a lesser extent second lien and passive preferred stock investments where New Mountain has a high degree of conviction in the business. The Fund will not invest in real property or hold equity in a U.S. real property holding company.
Investments by the Fund are referred to herein as “Portfolio Investments,” and the companies in which such Portfolio Investments are made or the issuers of such Portfolio Investments are referred to herein as “Portfolio Companies.” After the Fund’s initial ramp period, the Fund’s target Portfolio Investment size in one Portfolio

Company is expected to be 2.0% to 4.0% of total assets and the maximum Portfolio Investment size in one Portfolio Company is expected to be 6.0% of total assets.
Investment Criteria
The Adviser has identified the following investment criteria and guidelines for use in evaluating prospective Portfolio Companies. However, not all of these criteria and guidelines will be met in connection with each of the Fund’s investments.
•Defensive growth industries. The Fund seeks to invest in industries that can succeed in both robust and weak economic environments, but which are also sufficiently large and growing to achieve high valuations providing enterprise value cushion for our targeted debt securities.
•High barriers to competitive entry. The Fund targets industries and companies that have well defined industries and well established, understandable barriers to competitive entry.
•Recurring revenue. Where possible, the Fund focuses on companies that have a high degree of predictability in future revenue.
•Flexible cost structure. The Fund seeks to invest in businesses that have limited fixed costs and therefore modest operating leverage.
•Strong free cash flow and high return on assets. The Fund focuses on businesses with a demonstrated ability to produce meaningful free cash flow from operations. The Fund typically targets companies that are not asset intensive and that have minimal capital expenditure and minimal working capital growth needs.
•Sustainable business and niche market dominance. The Fund seeks to invest in businesses that exert niche market dominance in their industry and that have a demonstrated history of sustaining market leadership over time.
•Established companies. We seek to invest in established companies with sound historical financial performance. We do not intend to invest in start-up companies or companies with speculative business plans.
Competition
We will compete for investments with a number of BDCs and investment funds (including private equity and hedge funds), as well as traditional financial services companies such as commercial banks and other sources of financing. Many of these entities have greater financial and managerial resources than we do. We believe we will be able to be competitive with these entities primarily on the basis of the experience and contacts of our management team, our responsive and efficient investment analysis and decision-making processes, the investment terms we offer, the model that we employ to perform our due diligence with the broader New Mountain Capital team and our model of investing in companies and industries we know well.
We believe that some of our competitors may make investments with interest rates and returns that are comparable to or lower than the rates and returns that we target. Therefore, we do not seek to compete solely on the interest rates and returns that we offer to potential Portfolio Companies. For additional information concerning the competitive risks we face, see “Item 1A. Risk Factors.”
Investment Selection and Process
The Adviser believes it has developed a proven, consistent and replicable investment process to execute our investment strategy. The Adviser seeks to identify the most attractive investment sectors from the top down and then works to become the most advantaged investor in these sectors. The steps in the Adviser’s process include:
•Identifying attractive investment sectors top down;
•Creating competitive advantages in the selected industry sectors; and

•Targeting companies with leading market share and attractive business models in its chosen sectors.
Investment Committee
The Adviser is managed by a six-member investment committee (the “Investment Committee”), which is responsible for approving purchases and sales of the Fund’s investments above the greater of: (i) $5 million and (ii) 1% of aggregate Capital Commitments in the aggregate by a single issuer. The Investment Committee currently consists of Steven Klinsky, Robert Hamwee, John Kline, Adam Weinstein and Laura C. Holson. The sixth and final member of the Investment Committee consists of a New Mountain Capital Managing Director who will hold the position on the Investment Committee on an annual rotating basis. Joe Delgado is currently the rotating Managing Director on the Investment Committee and has served on the Investment Committee since August 2022. In addition, our executive officers and certain investment professionals of the Adviser are invited to all Investment Committee meetings. Purchases and dispositions below $5 million or 1% of aggregate Capital Commitments, whichever is greater, may be approved by our Chief Executive Officer. These approval thresholds are subject to change over time. We expect to benefit from the extensive and varied relevant experience of the investment professionals serving on the Investment Committee, which includes expertise in private equity, primary and secondary leveraged credit, private mezzanine finance and distressed debt.
The purpose of the Investment Committee is to evaluate and approve, as deemed appropriate, all investments by the Adviser, subject to certain thresholds. The Investment Committee’s process is intended to bring the diverse experience and perspectives of the Investment Committee’s members to the analysis and consideration of every investment. The Investment Committee also serves to provide investment consistency and adherence to the Adviser’s investment philosophies and policies. The Investment Committee also determines appropriate investment sizing and suggests ongoing monitoring requirements.
In addition to reviewing investments, the Investment Committee meetings serve as a forum to discuss credit views and outlooks. Potential transactions and investment opportunities are also reviewed on a regular basis. The members of our investment team are encouraged to share information and views on credits with the Investment Committee early in their analysis. This process improves the quality of the analysis and assists the deal team members to work more efficiently.
Investment Structure
We will target debt investments that will yield meaningful current income. Our debt investments will typically be structured with the maximum seniority and collateral that we can reasonably obtain while seeking to achieve our target return profile.
The terms of our debt investments will be tailored to the facts and circumstances of the transaction and prospective Portfolio Company and structured to protect its rights and manage its risk while creating incentives for the Portfolio Company to achieve its business plan. A substantial source of return is the cash interest that we collect on our debt investments.
First lien and unitranche loans, second lien loans, subordinated loans and bonds generally have terms of four to seven years, provide for a variable or fixed interest rate and may contain prepayment penalties. First lien loans are secured by a first priority security interest in all existing and future assets of the borrower. The Fund expects to invest a significant portion of our portfolio in unitranche loans, which are loans that combine both senior and subordinated debt, generally in a first-lien position. Because unitranche loans combine characteristics of senior and subordinated debt, they have risks similar to the risks associated with secured debt and subordinated debt according to the combination of loan characteristics of the unitranche loan. Unitranche loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term and there is a heightened risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity. Our first lien loans, if any, may include traditional first lien senior secured loans or unitranche loans. Unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last out” tranche. Second lien loans are secured by a second priority interest and subordinated loans are generally unsecured. Our loan and bond investments may include payment‑in‑kind (“PIK”) interest, which represents contractual interest accrued and added to the principal that generally becomes due at maturity. In some cases, our investments may also include equity interests.
In addition, from time to time we may also enter into revolving credit facilities, bridge financing commitments, delayed draw commitments or other commitments which can result in providing future financing to a Portfolio Company. When we make a debt investment, we may be granted equity in the Portfolio Company in the same class of security as the sponsor receives upon funding.
We may make investments through wholly-owned subsidiaries. The term “subsidiary” includes entities that engage in investment activities in securities or other assets that are primarily controlled by the Fund. Such subsidiaries are expected to be organized as corporations or limited liability companies and will not be registered under the 1940 Act. These subsidiaries may be formed to obtain favorable tax benefits or to obtain financing on favorable terms due to their bankruptcy-remote characteristics. The Fund complies with the provisions of the 1940 Act governing investment policies on an aggregate basis with its subsidiaries. Our Board has oversight responsibility for our investment activities, including our investment in any subsidiary, and our role as sole shareholder of any subsidiary. To the extent applicable to the investment activities of a subsidiary, the subsidiary will follow the same compliance policies and procedures as the Fund. We would “look through” any such subsidiary to determine compliance with our investment policies and would generally expect to consolidate any such wholly-owned subsidiary for purposes of our financial statements and compliance with the 1940 Act. In addition, borrowings of wholly-owned subsidiaries are considered the Fund’s borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.
Portfolio Company Monitoring
Alongside the portfolio managers, the same deal team who underwrote the credit investment will monitor its performance until exit. Monitoring generally involves reviewing monthly and quarterly financials, an ongoing dialogue with, and a review of, the original diligence sources, periodic contact with company management and an ongoing assessment of the Portfolio Company's progress.
We monitor the performance and financial trends of our portfolio companies on at least a quarterly basis. We attempt to identify any developments within the Portfolio Company, the industry or the macroeconomic environment that may alter any material element of our original investment strategy. We will use several methods of evaluating and monitoring the performance of our investments, including but not limited to the following:
•review of monthly and/or quarterly financial statements and financial projections for portfolio companies provided by its management;
•ongoing dialogue with and review of original diligence sources;
•periodic contact with Portfolio Company management (and, if appropriate, the private equity sponsor) to discuss financial position, requirements and accomplishments; and
•assessment of business development success, including product development, profitability and the Portfolio Company’s overall adherence to its business plan.
We use an investment risk rating system to characterize and monitor the credit profile and expected level of returns on each investment in the portfolio. We assign each investment a composite score (“Risk Rating”) based on two metrics – 1) Operating Performance and 2) Business Characteristics:
•Operating Performance assesses the health of the investment in context of its financial performance and the market environment it faces. The metric is expressed in Tiers of 1 to 4 with 1 being the worst:
◦Tier 1 – Severe business underperformance and/or severe market headwinds
◦Tier 2 – Significant business underperformance and/or significant market headwinds
◦Tier 3 – Moderate business underperformance and/or moderate market headwinds

◦ Tier 4 – Business performance is in-line or above expectations
•Business Characteristics assesses the health of the investment in context of the underlying Portfolio Company’s business and credit quality, the underlying portfolio company’s current balance sheet, and the level of support from the equity sponsor. The metric is expressed as on a qualitative scale of “A” to “C”, with “A” being the best.
The Risk Rating for each investment is a composite of these two metrics. The Risk Rating is expressed in categories of Red, Orange, Yellow and Green with Red reflecting an investment performing materially below expectations and Green reflecting an investment that is in-line or above expectations. The mapping of the composite scores to these categories are below:
•Red – 1C (e.g., Tier 1 for Operating Performance and C for Business Characteristics)
•Orange – 2C and 1B
•Yellow – 3C, 2B, and 1A
•Green – 4C, 3B, 2A, 4B, 3A, and 4A
Exit Strategies/Refinancing
Prior to exit, the Fund’s holdings will pay quarterly or semi-annual coupons that, at currently prevailing levels, are expected to generate a stable, annual cash yield.
The Fund will exit investments via several mechanisms. Some investments may be pre-paid in full as part of a refinancing or may mature. In addition, we may sell investments on the open market, typically in situations where sale at the available price would present an appealing rate of return on the investment. We expect to exit our investments typically through one of four scenarios: (i) the sale of the Portfolio Company itself, resulting in repayment of all outstanding debt, (ii) the recapitalization of the Portfolio Company in which the loan is replaced with debt or equity from a third party or parties (in some cases, we may choose to participate in the newly issued loan(s)), (iii) the repayment of the initial or remaining principal amount of the loan then outstanding at maturity or (iv) the sale of the debt investment by us. In some investments, there may be scheduled amortization of some portion of the loan which would result in a partial exit of the investment prior to the maturity of the loan.
Within the Investment Period, repayments and refinancings will be redeployed into new investments or to pay down existing subscription lines and/or working capital credit facilities. After the Investment Period, the Adviser may pursue several options to return capital to investors. These may include running off the portfolio over subsequent years as investments are repaid, secondary sales in the market and other potential liquidity options. For the avoidance of doubt, the Adviser has no intention of pursuing an initial public offering and the Fund’s documents will prohibit this type of event; however, Unitholders may be given the opportunity (but would not be required) to elect to exchange their interests in us for interests in another investment vehicle managed by the Adviser or its affiliates.
Valuation of Portfolio Securities
Consistent with accounting principles generally accepted in the United States of America (“GAAP”) and the 1940 Act, the Fund will conduct a valuation of its assets, which will impact its net asset value.
The Fund will value its assets on a quarterly basis, or more frequently if required under the 1940 Act. In all cases, the Fund’s Board is ultimately and solely responsible for determining the fair value of the Fund’s portfolio investments in good faith, including investments that are not publicly traded, those whose market prices are not readily available and any other situation where portfolio investments require a fair value determination. Security transactions are accounted for on a trade date basis. The Fund’s quarterly valuation procedures are set forth in more detail below:
(1)Investments for which market quotations are readily available on an exchange are valued at such market quotations based on the closing price indicated from independent pricing services.
(2)Investments for which indicative prices are obtained from various pricing services and/or brokers or dealers are valued through a multi-step valuation process, as described below, to determine whether the quote(s) obtained is representative of fair value in accordance with GAAP.
(a)Bond quotes are obtained through independent pricing services. Internal reviews are performed by the investment professionals of the Adviser to ensure that the quote obtained is representative of fair value in accordance with GAAP and if so, the quote is used. If the Adviser is unable to sufficiently validate the quote(s) internally and if the investment’s par value or its fair value exceeds the materiality threshold, the investment is valued similarly to those assets with no readily available quotes (see (3) below); and
(b)For investments other than bonds, we look at the number of quotes readily available and perform the following procedures:
i.Investments for which two or more quotes are received from a pricing service are valued using the mean of the mean of the bid and ask of the quotes obtained.
ii.Investments for which one quote is received from a pricing service are validated internally. The investment professionals of the Adviser analyze the market quotes obtained using an array of valuation methods (further described below) to validate the fair value.
iii.With respect to (i) and (ii), if the Adviser is unable to sufficiently validate the quote internally and if the investment's par value or its fair value exceeds the materiality threshold, the investment is valued similarly to those assets with no readily available quotes (see (3) below).
(3)Investments for which quotations are not readily available through exchanges, pricing services, brokers, or dealers are valued through a multi-step valuation process:
(a)Each Portfolio Company or investment is initially valued by the investment professionals of the Adviser responsible for the credit monitoring;
(b)Preliminary valuation conclusions will then be documented and discussed with our senior management;
(c)If an investment falls into (3) above for four consecutive quarters and if the investment's par value or its fair value exceeds the materiality threshold, then at least once each fiscal year, the valuation for each portfolio investment for which we do not have a readily available market quotation will be reviewed by an independent valuation firm engaged by our Board; and
(d)When deemed appropriate by our management, an independent valuation firm may be engaged to review and value investment(s) of a Portfolio Company, without any preliminary valuation being performed by the Adviser. The investment professionals of the Adviser will review and validate the value provided.
For investments in revolving credit facilities and delayed draw commitments, the cost basis of the funded investments purchased is offset by any costs/netbacks received for any unfunded portion on the total balance committed. The fair value is also adjusted for the price appreciation or depreciation on the unfunded portion. As a result, the purchase of commitments not completely funded may result in a negative fair value until it is called and funded.

The values assigned to investments are based upon available information and do not necessarily represent amounts which might ultimately be realized, since such amounts depend on future circumstances and cannot be reasonably determined until the individual positions are liquidated. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period and the fluctuations could be material.
For all valuations, the Valuation Committee of our Board, which consists solely of directors who are not “interested persons” of the Fund, as such term is used under the 1940 Act (the “Independent Directors”), will review these preliminary valuations and our Board, a majority of whom are Independent Directors, will discuss the valuations and determine the fair value of each investment in the portfolio in good faith.
Operating and Regulatory Environment
As with other companies regulated by the 1940 Act, a BDC must adhere to certain regulatory requirements. The 1940 Act contains prohibitions and restrictions relating to investments by a BDC in another investment company as well as transactions between BDCs and their affiliates, principal underwriters and affiliates of those affiliates or underwriters. A BDC must be organized and have its principal place of business in the U.S., it must be operated for the purpose of investing in or lending to primarily private companies and for qualifying investments it must make significant managerial assistance available to them.
We have a Board. A majority of our Board must be persons who are not interested persons, as that term is defined in the 1940 Act. As a BDC, we will be prohibited from indemnifying any director or officer against any liability to us or our Unitholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office. Additionally, we are required to provide and maintain a bond issued by a reputable fidelity insurance company.
As a BDC, we will be required to meet a coverage ratio of the value of total assets to total senior securities, which include all of our borrowings, and any Preferred Units we may issue in the future. Under recent changes implemented in accordance with the Small Business Credit Availability Act passed in 2018, a BDC may increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met. Although the Fund will generally be unlevered (as described further herein), we have elected to be subject to the lower coverage ratio of 150% available thereunder in order to maintain maximum flexibility, reflecting approximately a 2:1 debt to equity ratio.
We may, to the extent permitted under the 1940 Act, issue additional equity or debt capital. Except in certain limited circumstances, as described below, we will generally not be able to issue and sell our Units at a price below net asset value per Unit without Unitholder approval. See “Item 1. Business—The Private Offering.” We may, however, sell our Units, or warrants, options or rights to acquire our Units, at a price below the then-current net asset value of our Units if our Board determines that such sale is in our best interests and the best interests of our Unitholders, and our Unitholders approve such sale. In addition, we may generally issue new Units at a price below net asset value in rights offerings to existing Unitholders, in payment of dividends and in certain other limited circumstances.
As a BDC, we will not generally be permitted to make any co-investments with the Adviser or its affiliates without an exemptive order from the SEC. On August 30, 2022, the SEC issued an exemptive order (the “Exemptive Order”), which superseded prior orders issued on October 8, 2019 and December 18, 2017, which permits us to co-invest in Portfolio Companies with certain funds or entities managed by the Adviser or its affiliates in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions of the Exemptive Order. Pursuant to the Exemptive Order, we are permitted to co-invest with our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our Independent Directors make certain conclusions in connection with a co-investment transaction, including, but not limited to, that (1) the terms of the potential co-investment transaction, including the consideration to be paid, are reasonable and fair to us and our Unitholders and do not involve overreaching in respect of us or our Unitholders on the part of any person concerned, and (2) the potential co-investment transaction is consistent with the interests of our Unitholders and is consistent with our then-current investment objective and strategies.

We may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC unless authorized by vote of a majority of the outstanding voting securities, as required by the 1940 Act. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67.0% or more of such company’s voting securities present at a meeting if more than 50.0% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50.0% of the outstanding voting securities of such company. We do not anticipate any substantial change in the nature of our business.
In addition, as a BDC, we will not be permitted to issue stock in consideration for services.
Investment Management Agreement
We are a closed-end, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act. We will be externally managed by our Adviser and pay our Adviser a fee for its services. The following summarizes our arrangements with the Adviser pursuant to the Investment Management Agreement.
Pursuant to the Investment Management Agreement, the Adviser will:
•determine the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;
•determine the securities and other assets that we will purchase, retain or sell;
•identify, evaluate and negotiate the structure of our investments that we make;
•execute, monitor and service the investments that we make;
•perform due diligence on prospective Portfolio Companies;
•vote, exercise consents and exercise all other rights appertaining to such securities and other assets on our behalf; and
•provide us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our funds.
The Adviser’s services under the Investment Management Agreement are not exclusive, and the Adviser (so long as its services to us are not impaired) and/or other entities affiliated with New Mountain are permitted to furnish similar services to other entities. Under the Investment Management Agreement, the Adviser will receive a fee for investment advisory and management services consisting of a base management fee and an incentive fee. The cost of the base management fee and incentive fee payable to the Adviser is borne by us and, as a result, is indirectly borne by our Unitholders.
The Investment Management Agreement has been approved by our Board at the Board’s initial board meeting. Unless earlier terminated as described below, the Investment Management Agreement will remain in effect for a period of two years from its effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our Independent Directors. The Investment Management Agreement will automatically terminate in the event of an assignment by the Adviser. The Investment Management Agreement may be terminated by either party, or by a vote of the majority of our outstanding voting Units or, if less, such lower percentage as required by the 1940 Act, without penalty upon not less than 60 days’ prior written notice to the applicable party. If the Investment Management Agreement is terminated according to this paragraph, we will pay the Adviser a pro-rated portion of the management fee. See “Item 1A. Risk Factors—Certain General Risks of an Investment in the Fund—Role of New Mountain and its Professionals; No Dedicated Investment Team.”
Exculpation and Indemnification
The Fund’s limited liability company agreement (the “Limited Liability Company Agreement”) generally provides for the indemnification of directors and officers.

In addition, the Adviser and the Administrator shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which the Investment Management Agreement and Administration Agreement, respectively, relate, provided that the Adviser and Administrator shall not be protected against any liability to the Fund or its Unitholders to which the Adviser or Administrator would otherwise be subject by reason of (i) breach of the Limited Liability Company Agreement or, as applicable, the Investment Management Agreement or Administration Agreement, (ii) willful misfeasance, bad faith, fraud or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations, or (iii) violation of any law, including, but not limited to, violation of any federal or state securities law, that has a material adverse effect on the Fund (collectively, “Disabling Conduct”). Each of the Investment Management Agreement and the Administration Agreement will provide that, absent Disabling Conduct, each of our Adviser and our Administrator, as applicable, and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it will be entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of our Adviser’s services under the Investment Management Agreement and our Administrator’s services under the Administration Agreement or otherwise as adviser or administrator for us. The Adviser and the Administrator shall not be liable under their respective agreements with us or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided, that such broker or other agent shall have been selected, engaged or retained and monitored by the Adviser or the Administrator in good faith, unless such action or inaction was made by reason of Disabling Conduct, or in the case of a criminal action or proceeding, where the Adviser or Administrator had reasonable cause to believe its conduct was unlawful.
The Fund has obtained liability insurance for its officers and directors.
Management and Incentive Fees
The Fund will pay the Adviser a fee for its services under the Investment Management Agreement consisting of two components—an annual base management fee and an incentive fee.
Management Fee
The cost of the management fee payable to the Adviser is borne by us and, as a result, is indirectly borne by our Unitholders.
The management fee is payable quarterly in arrears at an annual rate of 0.75% of the Managed Capital (as defined below) as of the last day of the applicable quarter. For the period from the effective date of the Investment Management Agreement through the one-year anniversary of the Initial Drawdown Date (as defined below), the base management fee shall be reduced by 50% (for the avoidance of doubt, this results in a management fee rate of 0.375% through the one-year anniversary of the Initial Drawdown Date). If the one-year anniversary of the Initial Drawdown Date occurs on a date other than the last day of a calendar quarter, the management fee shall be prorated for such calendar quarter and calculated based on the number of days in such period up to, and including, the one-year anniversary of the Initial Drawdown Date. The management fee will be reduced, but not below zero, by any amounts paid by the Fund or its subsidiaries to a Placement Agent (as defined below) and any amounts in excess of the Organizational and Offering Expense Cap and the Specified Expenses Cap (each as defined below). “Managed Capital” means the value of aggregate Contributed Capital (as defined below) from all Unitholders (including any outstanding borrowings under any subscription line drawn in lieu of capital calls) less any return of capital distributions and less any cumulative realized losses since inception (calculated net of any subsequently reversed realized losses and net of any realized gains).
Incentive Fee
The incentive fee will consist of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of our income and a portion is based on a percentage of our capital gains, each as described below.

Incentive Fee on Pre-Incentive Fee Net Investment Income
The portion based on our income (the “Income Incentive Fee”) is based on pre-incentive fee net investment income.
Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).
We will pay the Adviser an incentive fee quarterly in arrears with respect to our pre-incentive fee net investment income in each calendar quarter as follows:
•no incentive fee based on pre-incentive fee net investment income in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);
•100% of the dollar amount of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to a rate of return of 1.389% (5.556% annualized). We refer to this portion of our pre-incentive fee net investment income (which exceeds the hurdle rate but is less than 1.389%) as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 10% of our pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 1.389% in any calendar quarter; and
•10% of the dollar amount of our pre-incentive fee net investment income, if any, that exceeds a rate of return of 1.389% (5.556% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 10% of all pre-incentive fee net investment income thereafter is payable to the Adviser.
The following is a graphical representation of the calculation of the income related portion of the incentive fee:
Quarterly Income Incentive Fee
Pre-Incentive Fee Net Investment Income
(expressed as a percentage of the value of net assets)

0%	1.25%	1.389%
← 0% →	← 100% →	← 10% →
Percentage of Pre-Incentive Fee Net Investment Income
Allocated to Quarterly Incentive Fee
“Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as upfront, amendment, commitment, origination, structuring, diligence and consulting fees or other fees that we receive from Portfolio Companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the management fee, expenses payable under the Administration Agreement, and any interest expense and distributions paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
The fees that are payable under the Investment Management Agreement for any partial period will be appropriately prorated.

Incentive Fee on Capital Gains
The second component of the incentive fee is the capital gains incentive fee. We will pay the Adviser an incentive fee with respect to our cumulative realized capital gains computed net of all realized capital losses and unrealized capital depreciation since inception (“Cumulative Net Realized Gains”) based on the waterfall below:
(a)First, no incentive fee is payable to the Adviser on Cumulative Net Realized Gains until total return of capital distributions, distributions of net investment income and distributions of net realized capital gains to Unitholders is equal to total capital contributions;
(b)Second, no incentive is payable to the Adviser on Cumulative Net Realized Gains until the Fund has paid cumulative distributions equal to an annualized, cumulative internal rate of return of 5% on the total Contributed Capital to the Fund calculated from the date that each such amount was due to be contributed to the Fund until the date each such distribution is paid;
(c)Third, upon a distribution that results in cumulative distributions exceeding the amounts in clause (a) and (b) above, an incentive fee on capital gains payable to the Adviser equal to 100% of the amount of Cumulative Net Realized Gains until the Adviser has received (together with amounts the Adviser has received under Income Incentive Fees) an amount equal to 10% of the sum of (i) the cumulative distributions to Unitholders made pursuant to clause (b) above, (ii) Income Incentive Fee paid to the Adviser and (iii) amounts paid to the Adviser pursuant to this clause (c); and
(d)Thereafter, an incentive fee on capital gains equal to 10% of additional undistributed Cumulative Net Realized Gains;
provided that, in no event will the incentive fee on capital gains paid to the Adviser exceed the amount permitted by Section 205(b)(3) of the Advisers Act.
The following is a graphical representation of the calculation of the realized gain portion of the incentive fee:
Realized Gain Incentive Fee
Distributions of Net Investment Income and Net Realized Capital Gains
(expressed as a percentage of cumulative internal rate of return on total Contributed Capital in excess of total capital contributions )

0%	5%	5.556%
← 0% →	← 100% →	← 10% →
Percentage of Cumulative Net Realized Gains Since Inception
Upon termination of the Fund, the Adviser will be required to return incentive fees to the Fund to the extent that: (i) the Adviser has received cumulative incentive fees in excess of 10% of the sum of (A) the Fund’s cumulative distributions other than return of capital contributions and (B) the incentive fees paid to the Adviser; or (ii) the Unitholders have not received a 5% cumulative internal rate of return, in both instances, determined on an aggregate basis covering all transactions of the Fund; provided that in no event will such restoration be more than the incentive fees received by the Adviser less taxes paid or payable with respect to such incentive fees determined using the Assumed Tax Rate.
The “Assumed Tax Rate” will mean the highest combined effective marginal U.S. federal (including Medicare tax), state and local tax rates applicable to individuals that are resident in New York, New York and taking into account deductibility of state and local taxes for U.S. federal income tax purposes and the character of such income and the rate applicable to the imposition of any entity-level taxes.
The “internal rate of return” is a measure of discounted cash flows (inflows and outflows). Specifically, internal rate of return is the discount rate at which the net present value of all cash flows is equal to zero. In other words, internal rate of return is the discount rate at which the present value of total capital invested in the investments is equal to the present value of all realized returns from the investments. The “cumulative internal rate of return” is determined by aggregating the internal rate of return for all transactions of the Fund.
The Administration Agreement
Pursuant to the Administration Agreement, the Administrator will perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Fund. Without limiting the generality of the foregoing, the Administrator will provide the Fund with office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities. The Administrator will also, on behalf of the Fund and subject to oversight by the Board, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and other such persons in any such other capacity deemed necessary or desirable. The Administrator will also provide legal and tax services, administrative and accounting services (including the provision of valuation, shadow accounting, investor reporting, meeting preparation, corporate and tax structuring and related services), treasury, leveraged purchasing, IT system support, system implementation, anti-money laundering and know-your-customer services and monitoring and compliance, all other compliance services provided by the Administrator’s compliance personnel with respect to the Fund, its Portfolio Companies and their activities (including, without limitation, services related to legal and regulatory compliance obligations (e.g., reporting and filing obligations) under U.S. federal, state, local, non-U.S. or other laws and regulations related to the Fund’s activities and the making, holding or disposing of Portfolio Investments by the Fund), local and state filing services, asset management and operations, hedging, fund finance, fund borrowing and currency management and compliance, environmental, social and governance (“ESG”) services (including developing and implementing ESG policies of the Fund and responding to Investor Requests (as defined in the Limited Liability Company Agreement) regarding such ESG policies) and services related to transfers of Units, and to respond to Investor Requests, for the Fund or its Portfolio Companies (that could otherwise be performed by third parties). The Administrator will make reports to the Board of its performance of its obligations to the Fund hereunder, and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund, as it will determine to be desirable; provided that the Administrator will not provide any advice or recommendation relating to the securities and other assets that the Fund should purchase, retain or sell or any other investment advisory services to the Fund. The Administrator will be responsible for the financial and other records that the Fund is required to maintain and will prepare, print and disseminate reports to Unitholders and reports and other materials filed with the SEC or any other regulatory authority, which includes, but is not limited to, providing the services of the Fund’s chief financial officer, chief compliance officer, and their respective staffs. The Administrator will provide on the Fund’s behalf significant managerial assistance to those Portfolio Companies to which the Fund is required to provide such assistance. In addition, the Administrator will assist the Fund in determining and publishing its net asset value (“NAV”), overseeing the preparation and filing of its tax returns, and generally overseeing the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others. We will reimburse the Administrator for the allocable portion of overhead and other expenses incurred by it in performing its obligations to us under the Administration Agreement, including the compensation of our chief financial officer and chief compliance officer, and their respective staffs.
The Administrator may hire a third party sub-administrator to assist with the provision of administrative services. The sub-administrator will receive compensation for its sub-administrative services under a sub-administration agreement.
The Administration Agreement has been approved by our Board at the Board’s initial board meeting. Unless earlier terminated as described below, the Administration Agreement will remain in effect for a period of two years from its effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our Independent Directors. The Administration Agreement will automatically terminate in the event of an assignment by the Administrator. The Administration Agreement may be terminated by either party, or by a vote of the majority of our outstanding voting Units without penalty upon not less than 60 days’ prior written notice to the applicable party.

Payment of Our Expenses under the Investment Management and Administration Agreements
The Adviser will pay the costs and expenses of its normal operating overhead, including salaries of the Adviser’s employees and senior advisors (excluding salary, benefits, directors’ fees, stock options and other compensation received by senior advisors for serving on board of directors, serving in executive management roles or performing the functional equivalent of such roles) and other expenses incurred in maintaining the Adviser’s place of business (“Adviser Expenses”). The Fund will pay all costs, expenses and liabilities that in the good faith judgment of the Adviser are incurred by or arise out of the operation and activities of the Fund, including, without limitation those listed in “—Expenses—Fund Expenses.”
Expenses
Organization and Offering Expenses
Prior to the commencement of operations, the Adviser and its affiliates will bear all organizational and offering expenses. Following the commencement of operations, we will bear our own legal and other expenses previously incurred in connection with our formation and organization and the offering of our Units, including (other than any placement fees, which will be borne by the Adviser directly or pursuant to waivers of the management fee, except any fees and expenses and any interest on deferred fees charged by any locally licensed intermediary or distributor that the Fund, the Adviser or an affiliate thereof is required to engage in order to offer Units in particular jurisdictions) all out-of-pocket legal, tax, accounting, printing, data room, consultation, administrative, travel, entertainment, meal, accommodation, marketing material preparation expenses (including third-party marketing material compliance reviews), costs and expenses of online subscription documents, and U.S. and non-U.S. filing fees and expenses of the Fund or the Adviser (including with respect to any registration or licensing of the Fund or the Adviser for marketing under any national passport, private placement or similar regime outside of the United States including those in member states of the European Union), and payments to any locally licensed intermediary or distributor required to market the Fund in particular jurisdictions, up to a maximum aggregate amount of, at the end of the Closing Period, the lesser of: (i) $2.0 million or (ii) 0.25% of aggregate Capital Commitments (the “Organizational and Offering Expense Cap”). Any costs in excess of this cap will be applied as a reduction to the Adviser’s management fee. The Adviser may not later recapture Organizational and Offering Expenses that are in excess of the Organizational and Offering Expense Cap.
Fund Expenses
The Fund will pay all costs, expenses and liabilities that in the good faith judgment of the Adviser are incurred by or arise out of the operation and activities of the Fund (“Fund Expenses”), including, without limitation:
(a)the management fee and incentive fees payable under the Investment Management Agreement and the Fund’s allocable portion of compensation, overhead (including office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement;
(b)out-of-pocket fees and expenses relating to consummated Portfolio Investments, proposed but unconsummated Portfolio Investments (such fees and expenses “Broken Deal Expenses”), including (i) the sourcing, bidding, financing, evaluating, making deposits on purchasing, trading, syndication of co-investments, settling, maintaining custody, holding, monitoring, acquisition, disposition and sale of thereof, (ii) origination fees, syndication fees, research costs, due diligence costs, bank service fees, (iii) fees and expenses related to the organization or maintenance of any intermediate entity used to acquire, hold or dispose of any Portfolio Investment or otherwise facilitating the Fund’s investment activities including without limitation any overhead expenses related to such entity, (iv) travel, meal and lodging expenses incurred in connection with the preliminary evaluation of potential investment opportunities and (v) travel, meal, lodging and other ordinary course of business expenses of monitoring of Portfolio Investments.
(c)an amount equal to 100% of all premiums for insurance protecting the Fund, its officers or directors, the Adviser, the Administrator or any of their employees, officers, directors or affiliates from liabilities to third persons in connection with Fund affairs to the extent such premiums cover liabilities with respect to actions or omissions of the Fund or of any Covered Person (as defined below) that would otherwise be subject to indemnification by the Fund pursuant to the terms of the Fund’s Limited Liability Company Agreement, the Investment Management Agreement or the Administration Agreement and for any fidelity bonds;
(d)out-of-pocket legal, custodial, Portfolio Company-related and Fund investment-related public relations, and accounting expenses of third-party service providers, including fees, costs and expenses associated with the preparation of amendments to the Limited Liability Company Agreement and the solicitation of consent to such amendments, the preparation, printing and distribution of the Fund’s financial statements, tax information and any Fund-Related Compliance Obligation Expenses (it being understood that, where such Fund Related Compliance Obligation Expenses relate to the Fund and other clients of New Mountain, such costs and expenses shall mean the Fund’s allocable share thereof as determined in good faith by the Adviser), and out-of-pocket expenses related to data rooms, investor portals, board reporting portals or other websites and accounting systems;
(e)interest on and fees and expenses arising out of all Fund indebtedness, including, but not limited to, the arranging thereof and the costs and expenses of any lenders, investment banks and other financing sources;
(f)out-of-pocket auditing, accounting, appraisal, banking, brokerage commissions, consulting, operating and valuation expenses of third-party service providers (including compliance, accounting and technology, environmental, social and governance consultants);
(g)out-of-pocket appraisal expenses of third-party service providers;
(h)out-of-pocket fees, costs and expenses of any third-party administrators and deal finders, experts, advisers, consultants, engineers and other professionals and service providers;
(i)expenses of the Fund’s advisory committee (the “Advisory Committee”) (including the reasonable costs of legal counsel, accountants, financial advisors and/or such other advisors and consultants engaged by the Advisory Committee, if the Board agrees to permit such engagement);
(j)extraordinary costs and expenses (including, but not limited to, indemnification and contribution expenses);
(k)taxes and other governmental charges, fees and duties payable by the Fund, and costs and expenses associated with third party tax advisors, tax return preparation or tax audits;
(l)costs of any litigation and damages (including the costs of any indemnity or contribution right granted to any placement agent or third-party finder for Units engaged by the Fund or its affiliates);
(m)the costs and expenses associated with preparing, filing and delivering to Unitholders periodic and other reports and filings required under federal securities laws as a result of our status as a BDC costs of any Unitholder meeting (including proxy statements and solicitation in connection therewith);
(n)costs of any Unitholder meeting (including proxy statements and solicitation in connection therewith);
(o)costs associated with any third-party examinations or audits (including other similar services) of the Fund or the Adviser that are attributable to the operation of the Fund or requested by Unitholders;
(p)costs of winding up and liquidating, dissolving and terminating the Fund;
(q)expenses incurred in connection with complying with provisions in the Limited Liability Company Agreement and side letter agreements entered into with Unitholders, including “most favored nations” provisions, as well as any costs and expenses incurred in connection with any Transfer (as defined below) of Units (to the extent not reimbursed by the parties to such transfer); but not including excess Organizational and Offering Expenses or Adviser Expenses;
(r)cost of software (including the fees, costs, and expenses of third-party software developers and software utilized in connection with the Fund’s investment, operational, legal, compliance, tax, treasury and accounting activities and related expenses, including as related to risk, research and market data, operations, accounting, treasury and the tracking and monitoring of investments (e.g., portfolio management software, general ledger software, environmental, social and governance monitoring software, subscription management software and automation tools (e.g., bots and RPA)) used by the Adviser and its affiliates;
(s)risk, research and marked data related expenses (including software and hardware);
(t)expenses related to the engagement of and ongoing obligations of the Fund’s transfer agent, including any annual fees and fees related to maintaining Unitholder records, among others;
(u)expenses related to the engagement of any rating agency (i.e. Moodys, Fitch, S&P, Kroll, etc.) and any fees and expenses associated with the ongoing responsibilities related to maintaining any rating from such agency;
(v)expenses of the Board (including independent director fees, the reasonable costs of legal counsel, accountants, financial advisors and/or such other advisors and consultants engaged by the Board, as well as travel and out-of-pocket expenses related to the attendance by directors at Board meetings);
(w)expenses related to the valuation or appraisal of our Portfolio Investments and the calculation of our NAV;
(x)travel, out-of-pocket and meal expenses related to the attendance of any employee of the Adviser who acts as a board member or board observer (or similar function); and
(y)the organizational and offering expenses described above in “Organizational and Offering Expenses” up to the Organizational and Offering Expense Cap.
Notwithstanding the foregoing, the Adviser has agreed to reduce and/or waive its management fee (the “Specified Expenses Cap”) each year such that the Fund will not be required to pay Specified Expenses (as defined below) in excess of a maximum aggregate amount in any calendar year (prorated for partial years and portions of years for which each applicable prong of the cap applies) equal to: (1) during the Closing Period, 0.40% of the greater of (A) $500 million and (B) actual aggregate Capital Commitments as of the end of such calendar year, (2) at the end of the Closing Period until the end of the Investment Period, 0.40% of aggregate committed capital and (3) after the end of the Investment Period, 0.40% of NAV. Further, if the actual Capital Commitments of the Fund at the end of the Closing Period are less than $500 million, the prong of the Specified Expenses Cap in clause (1) above will be retroactively adjusted to equal 0.40% of aggregate Capital Commitments at the end of the Closing Period, and the Adviser has agreed to further reduce and/or waive its management fee for the year in which the Closing Period ends in an amount equal to the difference between (A) the amount that would have been required to be waived/reimbursed pursuant to clause (1) above as adjusted and (B) the amount previously waived/reimbursed pursuant to clause (1) above. “Specified Expenses” of the Fund means all Fund Expenses (as defined in the Limited Liability Company Agreement) incurred in the operation of the Fund with the exception of: (i) the management fee, (ii) any incentive fees, (iii) Organizational and Offering Expenses (as defined in the Limited Liability Company Agreement) (which are subject to the Organizational and Offering Expense Cap), (iv) Placement Fees (as defined in the Limited Liability Company Agreement), (v) interest on and fees and expenses arising out of all Fund indebtedness and other financing, (vi) costs of any litigation and damages (including the costs of any indemnity or contribution right granted to any placement agent or third-party finder engaged by the Fund or its affiliates) and (vii) for the avoidance of doubt, if applicable, any investor level withholding or other taxes.
If, while the Adviser is the investment adviser to the Fund, the annualized Specified Expenses for a given calendar year are less than the Specified Expenses Cap, the Adviser shall be entitled to reimbursement by the Fund of the compensation waived and other expenses borne by the Adviser on behalf of the Fund pursuant to the expense limitation and reimbursement agreement between the Fund and the Adviser (the “Expense Limitation and Reimbursement Agreement”) (the “Reimbursement Amount”) during any of the previous thirty-six (36) months, and provided that such amount paid to the Adviser will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed. The Reimbursement Amount plus the annualized Specified Expenses for a given calendar year shall not exceed the Specified Expenses Cap. The Adviser may recapture a Specified Expense in any year within the thirty-six month period after the Adviser bears the expense.
The Expense Limitation and Reimbursement Agreement may be amended by mutual agreement of the parties, provided that any amendment that could result in increase in expenses borne by the Fund also must be approved by vote of a majority of the outstanding Units.
“Fund-Related Compliance Obligation Expenses” shall mean the costs and expenses of all legal and regulatory compliance obligations under U.S. federal (including the 1940 Act), state, local, non-U.S. or other laws and regulations directly related to managing the Fund or the making, holding or disposing of Portfolio Investments by the Fund (whether such compliance obligations are imposed on the Adviser, their affiliates or the Fund), including, without limitation, the preparation and filing of (a) Form PF and Form ADV under the Advisers Act, (b) Form 13F, Form 13H, Section 16 filings, Schedule 13D filings, Schedule 13G filings and other beneficial ownership filings, in each case under the 1934 Act, (c) TIC Form SLT filings, (d) materials required under FATCA and FinCEN reporting requirements applicable to the Fund, (e) CFTC Form 4.13(a)(3), CPO-PQR, CTA PR and NFA Form PQR filings, (f) any fees and expenses associated with hiring and maintaining a local distribution agent or administrative agent in any non-U.S. jurisdictions and (g) any other forms, schedules or other filings with governmental and self-regulatory agencies directly related to the making, holding or disposing of Portfolio Investments by the Fund (including blue sky filings and registration statement filings, as applicable), and the costs and expenses of any administrator, custodian and/or depositary (including, for the avoidance of doubt, the performance of any functions of a custodian, administrator and/or depositary contemplated by the AIFM Directive (as defined in the Limited Liability Company Agreement)) appointed by the Adviser and its affiliates in relation to the safeguarding, administering and/or holding (or similar) of Portfolio Investments and/or regulations of jurisdictions in which the Fund engages in activities, including any registrations, licenses, notices, reports and/or filings required in accordance with the AIFM Directive and any related regulations, and other notices or disclosures of the Adviser and/or its affiliates relating to the Fund and their activities or any national private placement regime in any jurisdiction and incurred in connection with the Adviser’s or any of its affiliates’ initial registration and compliance with ongoing registration (including annual, quarterly or similar fees), disclosure, reporting and other similar obligations pursuant to the Limited Liability Company Agreement or under the AIFM Directive or any national private placement regime in any jurisdiction (including, for the avoidance of doubt, the preparation and filing of any reporting required in connection with, or prescribed by, the AIFM Directive), including the preparation of prescribed information included in the Fund’s annual report, and the capture, processing and submission of relevant data in the form of Annex IV reports) and costs and expenses in relation to the appointment of third-party alternative investment fund managers in respect of the Fund, as well as costs and expenses associated with operating foreign domiciled entities formed in connection with the Fund’s activities.
Travel and related expenses described herein include, without limitation, airfare not to exceed first class and/or business class rates, lodging, ground transportation, travel and meals. Travel and related expenses in connection with a trip taken by employees of the Adviser for purposes of multiple matters will be allocated by the Adviser in a manner that the Adviser determines is fair and equitable.
New Mountain may cause the Fund’s Portfolio Companies to enter into agreements regarding group procurement, benefits management, insurance policies (which will from time to time be pooled across Portfolio Companies and discounted due to scale) and other operational, administrative or management related matters from a third party or a New Mountain affiliate, and shall notify the Board of any such agreements no later than the next regularly scheduled meeting thereof. Fund Expenses, including certain consultant expenses, may be charged directly to the Fund or may be borne by both the Adviser and one or more Portfolio Companies.
The Administrator will provide administrative services for the Fund (that would otherwise be performed by third parties), and will be entitled to the reimbursement of the fully allocated costs of the Administrator and its affiliates of providing such services, including the costs of employee compensation and related taxes, health insurance and other benefits, and such employees’ allocable portion of overhead; provided that the amount paid under the Administration Agreement shall be reported in our annual reports. Such reimbursement of expenses will not be subject to offset as provided in “—Transaction, Advisory Fees” below.

Transaction, Advisory Fees
Any transaction, advisory or similar fees received in connection with the Fund’s activities or the Adviser’s activities as they relate to the Fund will be the property of the Fund; provided that, if the Fund engages in co-investment or joint transactions with certain of its affiliates, the Fund may share any such fees with such affiliate.
Qualifying Assets
Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets represent at least 70.0% of the BDC’s total assets. The principal categories of qualifying assets relevant to our business are any of the following:
(1)Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:
(a)is organized under the laws of, and has its principal place of business in, the United States;
(b)is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and
(c)satisfies any of the following:
i)does not have any class of securities that is traded on a national securities exchange;
ii)has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250.0 million;
iii)is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the eligible portfolio company; or
iv)is a small and solvent company having total assets of not more than $4.0 million and capital and surplus of not less than $2.0 million.
(2)Securities of any eligible portfolio company that the BDC controls.
(3)Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.
(4)Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the BDC already owns 60.0% of the outstanding equity of the eligible portfolio company.
(5)Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.
(6)Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.
In addition, a BDC must have been organized and have its principal place of business in the U.S. and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Managerial Assistance to Portfolio Companies
BDCs generally must offer to make available to the issuer of qualifying assets significant managerial assistance, except in circumstances where either (i) the BDC controls such issuer of securities or (ii) the BDC purchases such securities in conjunction with one or more other persons acting together and one of the other persons in the group makes available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a Portfolio Company. The Administrator or its affiliate will provide such managerial assistance on our behalf to Portfolio Companies that request this assistance.
Temporary Investments
Pending investment in other types of qualifying assets, as described above, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as “temporary investments,” so that 70% of our assets are qualifying assets. We may also invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies.
A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our gross assets constitute repurchase agreements from a single counterparty, we would not meet the diversification tests in order to qualify as a RIC. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.
Indebtedness and Senior Securities
As a BDC, the Fund is permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to its Units if its asset coverage meets the requirement set forth in the 1940 Act immediately after each such issuance. The 1940 Act currently requires an asset coverage of at least 150% (i.e., no more than a 2:1 debt-to-equity ratio). Although the Fund will generally be unlevered (as described further herein), our sole initial member approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act. In addition, while any senior securities remain outstanding, we must make provisions to prohibit any distribution to our Unitholders or the repurchase of our Units unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Item 1.A Risk Factors—Certain Risks Relating to Portfolio Investments Generally—Fund-Level Borrowings” and “Item 1A. Risk Factors—Certain Market, Regulatory and Tax Risks—Regulations Governing the Operations of BDCs.”
Code of Ethics
We and the Adviser have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us so long as such investments are made in accordance with the code’s requirements.
Compliance Policies and Procedures
We and the Adviser have adopted and implemented written policies and procedures reasonably designed to prevent violation of the federal securities laws and we are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation. The chief compliance officer is responsible for administering these policies and procedures.

Proxy Voting Policies and Procedures
We intend to delegate our proxy voting responsibility to the Adviser. The Proxy Voting Policies and Procedures of the Adviser are set forth below. The guidelines will be reviewed periodically by the Adviser and our Independent Directors, and, accordingly, are subject to change.
Introduction
As an investment adviser registered under the Advisers Act, the Adviser has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, it recognizes that it must vote our securities in a timely manner free of conflicts of interest and in our best interests.
The policies and procedures for voting proxies for the investment advisory clients of the Adviser are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.
Proxy Policies
The Adviser will vote proxies relating to our securities in our best interest. It will review on a case-by-case basis each proposal submitted for a Unitholder vote to determine its impact on the portfolio securities held by us. Although the Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.
The proxy voting decisions of Adviser are made by the senior officers who are responsible for monitoring each of its clients’ investments. To ensure that its vote is not the product of a conflict of interest, it will require that: (a) anyone involved in the decision making process disclose to its chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (b) employees involved in the decision making process or vote administration are prohibited from revealing how the Adviser intends to vote on a proposal in order to reduce any attempted influence from interested parties.
Proxy Voting Records
You may obtain, without charge, information regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, 1633 Broadway, 48th Floor, New York, New York 10019.
The Board of Directors
Overall responsibility for the Fund’s oversight rests with the Board. The Board is responsible for overseeing the Adviser, the Administrator and other service providers in our operations in accordance with the provisions of the 1940 Act, the Limited Liability Company Agreement and applicable provisions of state and other laws. The Adviser is responsible for keeping the Board well informed as to the Adviser’s activities on our behalf and our investment operations and provide the Board information with additional information as the Board may, from time to time, request. The Board is currently composed of 5 members, 3 of whom are trustees who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act.
Staffing
We do not have any employees. Our day-to-day investment operations are managed by the Adviser and the Administrator. See “—Investment Management Agreement” and “—Administration Agreement.” We will reimburse the Administrator for the allocable portion of overhead and other expenses incurred by it in performing its obligations to us under the Administration Agreement, including the compensation of our chief financial officer and chief compliance officer, and their respective staffs. Each of our executive officers described under “Item 5. Directors and Executive Officers” is an employee of the Adviser.
Derivatives
We do not expect derivatives to be a significant component of our investment strategy.

Emerging Growth Company
We are an emerging growth company as defined in the Jumpstart Our Business Startups Act and we are eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies” including, but not limited to, reduced executive compensation disclosure requirements and not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. Although we have not made a determination whether to take advantage of any or all of these exemptions, we expect to remain an emerging growth company for up to five years following the completion of any initial public offering by us or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the 1934 Act which would occur if the market value of our Units that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, the Fund has annual investment income of at least $100 million, we have been publicly reporting for at least 12 calendar months and we have filed at least one annual report on Form 10-K, or (iii) the date on which we have issued more than $1 billion in non-convertible debt securities during the preceding three-year period. In addition, we may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.
The Private Offering
We have entered into separate subscription agreements with one or more investors providing for the private placement of Units pursuant to the private offering and expect to enter into additional subscription agreements from time to time. Each investor will make a Capital Commitment to purchase Units pursuant to a subscription agreement. The Fund is seeking total Capital Commitments of approximately $500 million, but may accept Capital Commitments in excess of this amount. The minimum Capital Commitment for a Unitholder is $5 million. The Adviser reserves the right to accept Capital Commitments of a lesser amount.
Investors are required to make capital contributions to purchase Units at a specified time (subject to applicable cure periods) each time the Fund delivers a drawdown notice, which will be issued based on our anticipated investment activities and capital needs in an aggregate amount not to exceed each investor’s respective Capital Commitment to purchase Units pursuant to a Subscription Agreement entered into with us. The Fund will deliver drawdown notices at least 10 business days prior to funding.
Holders of Capital Commitments with the lowest Contributed Capital Percentage (as defined below) will first be required to purchase our Units until all holders of Capital Commitments have the same Contributed Capital Percentage, and then purchases will be made pro rata in accordance with remaining Capital Commitments. As a result, for Capital Commitments, purchases of our Units will generally be made first by holders with the largest percentage of their Capital Commitments undrawn (i.e., a catch-up purchase) and then, once all holders have the same percentage of undrawn Capital Commitments outstanding, pro rata in accordance with remaining Capital Commitments of all investors.
The offering price per Unit at the initial drawdown from investors in the Private Offering (the “Initial Drawdown,” and the date on which the Initial Drawdown occurs, the “Initial Drawdown Date”), which occurred on May 31, 2023, was $10.00. The offering price for future drawdown dates will be (i) where the then-current NAV per Unit is greater than or equal to $9.70, $10.00, (ii) where the then-current NAV per Unit plus allocable Organizational and Offering Expenses per Unit is greater than or equal to $9.70, $10.00, and (iii) where the then-current NAV per Unit plus allocable Organizational and Offering Expenses per Unit is less than $9.70, the greater of (A) NAV per Unit plus allocable Organizational and Offering Expenses per Unit and (B) $9.50. The NAV per Unit at the time of such issuances may be greater than or less than the offering price.
“NAV per Unit” shall mean, for any Drawdown Date or Catch-Up Date (as defined in the Limited Liability Company Agreement), net asset value per Unit as of the end of the most recent calendar quarter, determined in accordance with the procedures set forth in the Limited Liability Company Agreement in a manner consistent with the limitations of the 1940 Act as of the last day of the Fund’s calendar quarter immediately preceding such date.

Each offering will be subject to the limitations of Section 23(b) under the 1940 Act (which generally prohibits us from issuing Units at a price below the then-current NAV of the Units as determined within 48 hours, excluding Sundays and holidays, of such issuance, (taking into account any investment valuation adjustments from the latest quarterly valuation date in accordance with the Fund’s valuation policy) subject to certain exceptions). By executing a Subscription Agreement, investors agree that they are providing their consent, in accordance with Section 23(b) of the 1940 Act, for the Fund to issue Units at the relevant offering price described above even if such offering price is below the then-current NAV per Unit.
“Contributed Capital Percentage” means, with respect to an investor holding Capital Commitments, the percentage determined by dividing such investor’s Contributed Capital (as defined below) by such investor’s total Capital Commitments (whether or not funded).
“Contributed Capital” means, with respect to an investor holding Capital Commitments, the aggregate amount of capital contributions from such investor’s Capital Commitments that have been funded by such investor to purchase Units. For the avoidance of doubt, Contributed Capital will not take into account distributions of the Fund’s investment income (i.e., proceeds received in respect of interest payments, dividends or fees, net of expenses) to the investors or return of capital distributions.
Unitholders may not sell, assign, transfer or otherwise dispose of (a “Transfer”) any Units unless (i) the Adviser consents, provided that such consent will not unreasonably be withheld if such Transfer is to a party other than a defaulting Unitholder and the Transfer does not negatively impact the Fund’s borrowing base or other terms of any credit facilities or subscription facilities, and, if required by our lending arrangements, our lenders give consent and (ii) the Transfer is made in accordance with applicable securities laws. No Transfer will be effectuated except by registration of the Transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Units and to execute such other instruments or certifications as are reasonably required by us. For the avoidance of doubt, the Adviser’s reasonable doubt as to whether a transferee can accurately make the representations and warranties and fulfill the obligations set forth in the Subscription Agreement will be reasonable grounds to withhold consent to a Transfer.
The Fund and the Adviser may enter into side letters or other similar agreements with one or more particular Unitholders in connection with a Unitholder’s admission to the Fund without the approval of any other Unitholder, which would have the effect of establishing rights under, or altering or supplementing, the terms of the Subscription Agreement with respect to such Unitholder. Any rights established, or any terms of the Subscription Agreement altered or supplemented in a side letter with a Unitholder, will govern solely with respect to such Unitholder (but not any of such Unitholder’s assignees or transferees unless so specified in such side letter) notwithstanding any other provision of the Subscription Agreement.
Units will be offered for subscription continuously throughout the Closing Period (as defined below). Each investor in the Private Offering will make a Capital Commitment to purchase Units pursuant to a subscription. Investors will be required to fund drawdowns to purchase our Units up to the amount of their respective Capital Commitments on an as-needed basis each time we deliver a notice to the investors.
We expect closings of the Private Offering will occur, from time to time, in the Adviser’s sole discretion, during the 18-month period following the initial closing of Capital Commitments (the “Closing Period”), which occurred on May 23, 2023. With the consent of the Adviser, the Closing Period may be extended to a later date. We may accept and draw down Capital Commitments from investors throughout the Closing Period and may draw down Capital Commitments after the Closing Period.
Fund Term and Potential Exchange Option
The Fund will be liquidated and dissolved in an orderly manner (i) upon the expiration of its Term (as such Term may be extended pursuant to the above), (ii) at any time upon a decision of the Board, subject to any necessary Unitholder approvals and applicable requirements of the 1940 Act or (iii) as otherwise provided in the Limited Liability Company Agreement.

Prior to the end of the Term, the Unitholders may be given the opportunity (but would not be required) to elect to exchange their Units for interests in another investment vehicle managed by the Adviser or its affiliates. Any such exchange would be structured in a manner so as not cause dilution to Unitholders who do not elect to exchange their units. There is no assurance such opportunity to exchange Units will be provided.
Reporting Obligations
In order to be regulated as a BDC under the 1940 Act, we are required to register a class of equity securities under the 1934 Act. As a result, we have filed this Registration Statement for our Units with the SEC under the 1934 Act. Subsequent to the effectiveness of this Registration Statement, we will be required to file annual reports, quarterly reports and current reports with the SEC. This information will be available at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 and on the SEC’s website at www.sec.gov. The public may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.
In addition to the above regulatory filings, the Fund shall provide each Unitholder with such additional information as it may reasonably request from time to time in connection with such Unitholder’s ongoing financial and operational due diligence.
Certain U.S. Federal Income Tax Considerations
The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and the purchase, ownership and disposition of our Units. This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to Unitholders in light of their particular circumstances. Unless otherwise noted, this discussion applies only to U.S. Unitholders that hold our Units as capital assets. A U.S. Unitholder is an individual who is a citizen or resident of the United States, a U.S. corporation, a trust if it (a) is subject to the primary supervision of a court in the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has made a valid election to be treated as a U.S. person, or any estate the income of which is subject to U.S. federal income tax regardless of its source. This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, or differing interpretations (possibly with retroactive effect). This discussion does not represent a detailed description of the U.S. federal income tax consequences relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, investors in pass-through entities, U.S. Unitholders whose “functional currency” is not the U.S. dollar, tax-exempt organizations, dealers in securities or currencies, traders in securities or commodities that elect mark to market treatment, or persons that will hold our Units as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. In addition, this discussion does not address U.S. federal estate or gift taxes, the application of the Medicare tax or the U.S. federal alternative minimum tax, or any tax consequences attributable to persons being required to accelerate the recognition of any item of gross income with respect to our Units as a result of such income being recognized on an applicable financial statement. Prospective investors should consult their tax advisors with regard to the U.S. federal tax consequences of the purchase, ownership, or disposition of our Units, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.
Taxation as a Regulated Investment Company
The Fund intends to elect to be treated and intends to comply with the requirements to qualify as a RIC under Subchapter M of the Code for each taxable year. However, as discussed below, it is possible that the Fund may not qualify as a RIC for the short taxable year that includes the initial closing of the Private Offering.
To qualify for the favorable tax treatment accorded to RICs under Subchapter M of the Code, the Fund must, among other things: (1) have an election in effect to be treated as a BDC under the 1940 Act at all times during each taxable year; (2) have filed with its return for the taxable year an election to be a RIC or have made such election for a previous taxable year; (3) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies; and (b) net income derived from an interest in certain publicly traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each, a “Qualified Publicly Traded Partnership”); and (4) diversify its holdings so that, at the end of each quarter of each taxable year of the Fund (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. government securities and securities of other RICs, and other securities for purposes of this calculation limited, in respect of any one issuer to an amount not greater in value than 5% of the value of the Fund’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than U.S. government securities or securities of other RICs) of (I) any one issuer, (II) any two or more issuers which the Fund controls and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) any one or more Qualified Publicly Traded Partnerships.
As a RIC, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, but determined without regard to the deduction for dividends paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its Unitholders, provided that it distributes dividends equal to at least 90% of its investment company taxable income plus 90% of its net interest income excludable under Section 103(a) of the Code. The Fund intends to distribute to its Unitholders, each taxable year, substantially all of its investment company taxable income and net capital gain.
Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax. To prevent imposition of the excise tax, the Fund must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (ii) 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of the calendar year, and (iii) any ordinary income and capital gains for previous years that were not distributed during those years. For these purposes, the Fund will be deemed to have distributed any income or gains on which it paid U.S. federal income tax.
A distribution will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to Unitholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.
If the Fund fails to qualify as a RIC or fails to satisfy the 90% distribution requirement in any taxable year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income (including distributions of net capital gain), even if such income were distributed to its Unitholders, and all distributions out of earnings and profits would be taxed to Unitholders as ordinary dividend income. Such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of individuals and other noncorporate Unitholders and (ii) for the dividends received deduction in the case of corporate Unitholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.
While we generally intend to qualify as a RIC for each taxable year, it is possible that the Fund may not satisfy the diversification requirements described above, and thus may not qualify as a RIC, for the short taxable year that includes the initial closing of the Private Offering. In such case, however, we anticipate that the associated tax liability would not be material, and that such non-compliance would not have a material adverse effect on our business, financial condition and results of operations, although there can be no assurance in this regard.
Distributions
Distributions to Unitholders by the Fund of ordinary income (including “market discount” realized by the Fund on the sale of debt securities), and of net short-term capital gains, if any, realized by the Fund will generally be taxable to Unitholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits. Distributions, if any, of net capital gains properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time the Unitholder has owned our

Units. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a Unitholder as a return of capital which will be applied against and reduce the Unitholder’s basis in his or her Units. To the extent that the amount of any such distribution exceeds the Unitholder’s basis in his or her Units, the excess will be treated by the Unitholder as gain from a sale or exchange of the Units. Distributions paid by the Fund generally will not be eligible for the dividends received deduction allowed to corporations or for the reduced rates applicable to certain qualified dividend income received by non-corporate Unitholders.
The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to its Unitholders, who will be treated as if each received a distribution of his pro rata share of such gain, with the result that each Unitholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for its Units by an amount equal to the deemed distribution less the tax credit.
The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if the Fund issues preferred stock, the Fund intends to allocate capital gain dividends, if any, between its Units and preferred stock in proportion to the total dividends paid to each class with respect to such tax year. Unitholders will be notified annually as to the U.S. federal tax status of distributions, and Unitholders receiving distributions in the form of additional Units will receive a report as to the NAV of those Units.
A “publicly offered regulated investment company” or “publicly offered RIC” is a RIC whose shares are either (i) continuously offered pursuant to a public offering within the meaning of Section 4 of the Securities Act, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. It is anticipated that the Fund will not qualify as a publicly offered RIC upon completion of the Private Offering. If the Fund is not a publicly offered RIC for any period, a non-corporate Unitholder’s allocable portion of our affected expenses, including our management fees, will be treated as an additional distribution to the Unitholder and will be treated as miscellaneous itemized deductions that are deductible only to the extent permitted by applicable law. However, pursuant to recently enacted tax legislation, such expenses will not be deductible by any such Unitholder for tax years that begin prior to January 1, 2026.
Sale or Exchange of Units
Upon the sale or other disposition of our Units (except pursuant to a repurchase by the Fund, as described below), a Unitholder will generally realize a capital gain or loss in an amount equal to the difference between the amount realized and the Unitholder’s adjusted tax basis in the Units sold. Such gain or loss will be long-term or short-term, depending upon the Unitholder’s holding period for the Units. Generally, a Unitholder’s gain or loss will be a long-term gain or loss if the Units have been held for more than one year. For non-corporate taxpayers, long-term capital gains are currently eligible for reduced rates of taxation.
No loss will be allowed on the sale or other disposition of Units if the owner acquires or enters into a contract or option to acquire securities that are substantially identical to such Units within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss. Losses realized by a Unitholder on the sale or exchange of Units held for six months or less are treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such Units.
From time to time, the Fund may offer to repurchase its outstanding Units. Unitholders who tender all Units of the Fund held, or considered to be held, by them will be treated as having sold their Units and generally will realize a capital gain or loss. If a Unitholder tenders fewer than all of its Units or fewer than all Units tendered are repurchased, such Unitholder may be treated as having received a taxable dividend upon the tender of its Units. In such a case, there is a risk that non-tendering Unitholders, and Unitholders who tender some but not all of their Units or fewer than all of whose Units are repurchased, in each case whose percentage interests in the Fund increases as a result of such tender, will be treated as having received a taxable distribution from the Fund. The extent of such risk will vary depending upon the particular circumstances of the tender offer, and in particular whether such offer is a single and isolated event or is part of a plan for periodically redeeming Units of the Fund.
Under U.S. Treasury regulations, if a Unitholder recognizes a loss with respect to Units of $2 million or more for an individual Unitholder or $10 million or more for a corporate Unitholder, the Unitholder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Unitholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Nature of the Fund’s Investments
Certain of the Fund’s hedging and derivatives transactions are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the intended characterization of certain complex financial transactions and (vii) produce income that will not be treated as qualifying income for purposes of the 90% gross income test described above.
These rules could therefore affect the character, amount and timing of distributions to Unitholders and the Fund’s status as a RIC. The Fund will monitor its transactions and may make certain tax elections in order to mitigate the effect of these provisions.
Below Investment Grade Instruments
The Fund expects to invest in debt securities that are rated below investment grade (i.e., “junk” securities) by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, to preserve its status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.
Original Issue Discount and Other Accrued Amounts
For U.S. federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Moreover, under recently enacted tax legislation, we generally will be required to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments, such as original issue discount, earlier than would be the case under the general tax rules. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our Unitholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC status under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus become subject to corporate-level income tax.
Market Discount
In general, the Fund will be treated as having acquired a security with market discount if its stated redemption price at maturity (or, in the case of a security issued with original issue discount, its revised issue price) exceeds the Fund’s initial tax basis in the security by more than a statutory de minimis amount. The Fund will be required to treat any principal payments on, or any gain derived from the disposition of, any securities acquired with market discount as ordinary income to the extent of the accrued market discount, unless the Fund makes an election to accrue market discount on a current basis. If this election is not made, all or a portion of any deduction for interest expense incurred to purchase or carry a market discount security may be deferred until the Fund sells or otherwise disposes of such security.
Currency Fluctuations
Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency, foreign currency forward contracts, certain foreign currency options or futures contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.
Foreign Taxes
The Fund’s investment in non-U.S. securities may be subject to non-U.S. withholding taxes. In that case, the Fund’s yield on those securities would be decreased. Unitholders will generally not be entitled to claim a credit or deduction with respect to foreign taxes paid by the Fund.
Preferred Stock or Borrowings
If the Fund utilizes leverage through the issuance of preferred stock or borrowings, it may be restricted by certain covenants with respect to the declaration of, and payment of, dividends on Units in certain circumstances. Limits on the Fund’s payments of dividends on Units may prevent the Fund from meeting the distribution requirements described above, and may, therefore, jeopardize the Fund’s qualification for taxation as a RIC and possibly subject the Fund to the 4% excise tax. The Fund will endeavor to avoid restrictions on its ability to make dividend payments.
Backup Withholding
The Fund may be required to withhold from all distributions and redemption proceeds payable to U.S. Unitholders who fail to provide the Fund with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Certain Unitholders specified in the Code generally are exempt from such backup withholding. This backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the Unitholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Foreign Unitholders
U.S. taxation of a Unitholder who is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes (a “foreign Unitholder”), depends on whether the income from the Fund is “effectively connected” with a U.S. trade or business carried on by the Unitholder.
If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the foreign Unitholder, distributions of investment company taxable income will be subject to a U.S. tax of 30% (or lower treaty rate), which tax is generally withheld from such distributions. However, dividends paid by the Fund that are “interest-related dividends” or “short-term capital gain dividends” will generally be exempt from such withholding, in each case to the extent the Fund properly reports such dividends to Unitholders. For these purposes, interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gains that would not have been subject to U.S. federal withholding tax at the source if received directly by a foreign Unitholder, and that satisfy certain other requirements. A foreign Unitholder whose income from the Fund is not “effectively connected” with a U.S. trade or business would generally be exempt from U.S. federal income tax on capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of Units. However, a foreign Unitholder who is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements will nevertheless be subject to a U.S. tax of 30% on such capital gain dividends, undistributed capital gains and sale or exchange gains.
If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a foreign Unitholder, then distributions of investment company taxable income, any capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of Units will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens, residents or domestic corporations. Foreign corporate Unitholders may also be subject to the branch profits tax imposed by the Code.
The Fund may be required to withhold from distributions that are otherwise exempt from U.S. federal withholding tax (or taxable at a reduced treaty rate) unless the foreign Unitholder certifies his or her foreign status under penalties of perjury or otherwise establishes an exemption.
The tax consequences to a foreign Unitholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Foreign Unitholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends that the Fund pays to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such nonfinancial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In addition, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. You should consult your own tax advisor regarding FATCA and whether it may be relevant to your ownership and disposition of our Units.
Other Taxation
Unitholders may be subject to state, local and foreign taxes on their distributions from the Fund. Unitholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.
Privacy Notice
Introduction
Your privacy is very important to us. This notice (this “Privacy Notice”) sets forth our policies for the collection, use, storage, sharing, disclosure (collectively, “processing”) and protection of personal data relating to current, prospective and former investors in the Fund, as applicable. This Privacy Notice is being provided in accordance with the requirements of data privacy laws, the US Gramm-Leach-Bliley Act of 1999, as amended, or any other law relating to privacy or the processing of personal data and any statutory instrument, order, rule or regulation implemented thereunder, each as applicable to us (collectively, “Data Protection Laws”). References to “you” or an “investor” in this Privacy Notice mean any investor who is an individual, or any individual connected with an investor who is a legal person (each such individual, a “data subject”), as applicable.
The Types of Personal Data We May Collect and Use
The categories of personal data we may collect include names, residential addresses or other contact details, signature, nationality, tax identification number, date of birth, place of birth, photographs, copies of identification documents, bank account details, information about assets or net worth, credit history, source of funds details or other sensitive information, such as certain special categories of data contained in the relevant materials or documents.
How We Collect Personal Data
We may collect personal data about you through: (i) information provided directly to us by you, or another person on your behalf; (ii) information that we obtain in relation to any transactions between you and us; and (iii) recording and monitoring of telephone conversations and electronic communications with you as described below.
We also may receive your personal information from third parties or other sources, such as our affiliates, the Adviser, the Administrator, publicly accessible databases or registers, tax authorities, governmental agencies and supervisory authorities, credit agencies, fraud prevention and detection agencies, or other publicly accessible sources, such as the Internet.
Using Your Personal Data: The Legal Basis and Purposes
We may process your personal data for the purposes of administering the relationship between you and us (including communications and reporting), direct marketing of our products and services, monitoring and analyzing our activities, and complying with applicable legal or regulatory requirements (including anti-money laundering, fraud prevention, tax reporting, sanctions compliance, or responding to requests for information from supervisory authorities with competent jurisdiction over our business). Your personal data will be processed in accordance with Data Protection Laws and may be processed with your consent, upon your instruction, or for any of the purposes set out herein, including where we or a third-party consider there to be any other lawful purpose to do so.
Where personal data is required to satisfy a statutory obligation (including compliance with applicable anti-money laundering or sanctions requirements) or a contractual requirement, failure to provide such information may result in your investment in the Fund being rejected or compulsorily redeemed. Where there is suspicion of unlawful activity, failure to provide personal data may result in the submission of a report to the relevant law enforcement agency or supervisory authority.
How We May Share Your Personal Data
We may disclose information about you to our affiliates or third parties, including the Adviser, the Administrator, lenders and other counterparties of the Fund for our everyday business purposes, such as to facilitate transactions, maintain your account(s) or respond to court orders and legal investigations. It may also be necessary, under anti-money laundering and similar laws, to disclose information about the Fund’s investors in order to accept subscriptions from them or to facilitate the establishment of trading relationships for the Fund with executing brokers or other counterparties. We will also release information about you if you direct us to do so.
We may share your information with our affiliates for direct marketing purposes, such as offers of products and services to you by us or our affiliates. You may prevent this type of sharing by contacting us at (212) 655-0291. If you are a new investor, we can begin sharing your information with our affiliates for direct marketing purposes 30 days from the date of your initial investment in or commitment to the Fund. When you are no longer our investor, we may continue to share your information with our affiliates for such purposes. We may also disclose information about your transactions and experiences with us to our affiliates for their everyday business purposes.
We do not share your information with non-affiliates for them to market their own services to you. We may disclose information you provide to us to companies that perform marketing services on our behalf, such as any placement agent retained by the Fund.
Monitoring of Communications
We may record and monitor telephone conversations and electronic communications with you for the purposes of: (i) ascertaining the details of instructions given, the terms on which any transaction was executed or any other relevant circumstances; (ii) ensuring compliance with our regulatory obligations; and/or (iii) detecting and preventing the commission of financial crime.
Retention Periods and Security Measures
We will not retain personal data for longer than is necessary in relation to the purpose for which it is collected, subject to Data Protection Laws. Personal data will be retained for the duration of your investment in the Fund, as applicable, and for a minimum period of five to seven years after a redemption of an investment from the Fund or liquidation of the Fund. We may retain personal data for a longer period for the purpose of marketing our products and services or compliance with applicable law. From time to time, we will review the purpose for which personal data has been collected and decide whether to retain it or to delete if it no longer serves any purpose to us.
To protect your personal information from unauthorized access and use, we apply technical and organizational security measures in accordance with Data Protection Laws. These measures include computer safeguards and secured files and buildings. We will notify you of any material personal data breaches affecting you in accordance with the requirements of Data Protection Laws.
International Transfers
Because of the international nature of a fund management business, personal data may be transferred to countries outside the European Economic Area (“Third Countries”), such as to jurisdictions where we conduct business or have a service provider, including the United States and other countries that may not have the same level of data protection as that afforded by the Data Protection Laws in the European Economic Area. In such cases, we will process personal data (or procure that it be processed) in the Third Countries in accordance with the requirements of the Data Protection Laws, which may include having appropriate contractual undertakings in legal agreements with service providers who process personal data on our behalf in such Third Countries.
ITEM 1A RISK FACTORS.
Summary Risk Factors
The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. These are not the only risks we face. You should carefully consider these risk factors, together with the risk factors set forth below under Item 1A of this Registration Statement and the other reports and documents filed by us with the SEC.
Certain General Risks of an Investment in the Fund
•None of the Fund, the Adviser or their respective affiliates can provide any assurance whatsoever that the Fund will be successful in choosing, making and realizing investments in any particular Portfolio Company or Portfolio Companies.
•Investors are placing their entire Capital Commitment in the exclusive discretion of, and are dependent upon the skill and experience of, New Mountain and the Adviser.

•The Adviser and its affiliates receive substantial fees from the Fund in return for their services, and these fees could influence the advice provided to the Fund.
•The Fund will be required to indemnify certain persons for liabilities incurred in connection with our affairs.
•The Fund and certain other affiliated entities are or will be newly formed entities which have not commenced operations and therefore have no operating history.
Certain Risks Relating to Portfolio Investments Generally
•Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or an economic downturn.
•The Fund’s investments may include companies whose capital structures may have significant leverage.
•A Portfolio Company’s failure to satisfy financial or operating covenants imposed by the Fund or other lenders could lead to defaults.
•The Fund may not have the funds or ability to make additional investments in its Portfolio Companies or to fund the Fund’s unfunded debt commitments.
•The Fund is subject to the risk that the investments the Fund makes in its Portfolio Companies may be repaid prior to maturity.
•If the Fund borrows money, the potential for loss on amounts invested in the Fund will be magnified and may increase the risk of investing in the Fund.
•The Fund may participate in a limited number of Portfolio Investments and, as a consequence, the aggregate return of the Fund may be substantially adversely affected by the unfavorable performance of even a single Portfolio Investment.
•An investment in the Fund requires a long-term commitment with no certainty of return.
•The Fund may make Portfolio Investments which may not be advantageously disposed of prior to the date the Fund will be dissolved.
•The activity of identifying, completing and realizing attractive credit investments is highly competitive, and involves a high degree of uncertainty.
•There can be no assurance that the existing management team, or any successor thereto, will be able to successfully operate the Portfolio Company in accordance with the Fund’s plans and objectives.
•The Fund generally does not control most of the Portfolio Companies.
•An investment strategy focused primarily on privately-held companies presents certain challenges.
•Economic sanction laws in the United States and other jurisdictions may prohibit New Mountain, New Mountain’s professionals and the Fund from transacting with or in certain countries and with certain individuals and companies.
•The Fund’s investments are almost entirely rated below investment grade or may be unrated and may be considered “high risk” compared to debt instruments that are rated investment grade.
Certain Risks Relating to the Units and Operation of the Fund
•The Units in the Fund have not been registered under the Securities Act, or applicable securities laws of any U.S. state or the securities laws of any other jurisdiction and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and any other applicable securities laws or an exemption from such registration is available.
•The 1940 Act imposes numerous constraints on the operations of BDCs.
•The Adviser, subject to the oversight of the Board, will have responsibility for the Fund’s activities, and, other than as expressly set forth in the Limited Liability Company Agreement, the Unitholders will generally not be able to make investment or any other decisions regarding the management of the Fund.
•The Fund cannot assure you that the Fund will continue to achieve investment results or maintain a tax status that will allow the Fund to make a specified level of cash distributions or year-to-year increases in cash distributions.
•The Fund may face a breach of its cybersecurity or other disasters, which could result in adverse consequences to the Fund’s operations or exposure of confidential information.
Certain Market, Regulatory and Tax Risks
•Periods of market volatility have occurred and could continue to occur in response to pandemics, international conflicts, or other events outside of our control.
•Certain of our Portfolio Companies may be impacted by inflation and persistent inflationary pressures could negatively affect our Portfolio Companies profit margins.
•Regulations governing the operations of BDCs will affect the Fund’s ability to raise, and the way in which the Fund raises, additional capital or borrow for investment purposes, which may have a negative effect on our growth.
•Legal, tax and regulatory changes could occur during the term of the Fund that may adversely affect the Fund, its Portfolio Companies or Unitholders.
Risk Factors
An investment in our securities involves certain risks relating to our structure and investment objective. The risks set forth below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may materially affect our business, our structure, our financial condition, our investments and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, our net asset value and the trading price of our Units could decline. There can be no assurance that we will achieve our investment objective and you may lose all or part of your investment. The risk factors listed below apply to the Fund and its subsidiaries on a consolidated basis.
Certain General Risks of an Investment in the Fund
No Assurance of Investment Return
None of the Fund, the Adviser or their respective affiliates can provide any assurance whatsoever that the Fund will be successful in choosing, making and realizing investments in any particular Portfolio Company or Portfolio Companies. There is no assurance that the Fund will be able to generate returns for its investors or that the returns will be commensurate with the risks of investing in the type of companies and transactions described herein. While the Fund expects to make regular distributions of income, there can be no assurance that any Unitholder will receive any distribution from the Fund. Partial or complete sales, transfers or other dispositions of Portfolio Investments which may result in a return of capital or the realization of gains, if any, are generally not expected to occur for a number of years after an investment is made. Accordingly, an investment in the Fund should only be considered by persons for whom a speculative, illiquid and long-term investment is an appropriate component of a larger investment program and who can afford a loss of their entire investment.

Past performance of investment entities associated with New Mountain and its affiliates is not necessarily indicative of future results. There can be no assurance that the Fund will achieve comparable results or that performance objectives of the Fund will be achieved. In particular, the Fund does not expect to replicate the historical performance of New Mountain’s investments, or those of its affiliates, including New Mountain Finance Corporation (“NMFC”), New Mountain Guardian Partners II, L.P., New Mountain Guardian Partners II Offshore, L.P., New Mountain Guardian II Master Fund-A, L.P. and New Mountain Guardian II Master Fund-B, L.P. (collectively, “Guardian II”), New Mountain Guardian III BDC, L.L.C. (“Guardian III”), New Mountain Guardian IV BDC, L.L.C. (“Guardian IV Levered”) and NMF SLF I, Inc. (“NMF SLF I”). In addition, the Fund’s investment strategies may differ from those of New Mountain or its affiliates. The Fund, as a BDC and as a RIC, is subject to certain regulatory restrictions that do not apply to New Mountain or its affiliates.
The Fund is generally not permitted to invest in any Portfolio Company in which New Mountain or any of its affiliates currently have an investment or to make any co-investments with New Mountain or its affiliates, except to the extent permitted by the 1940 Act, or pursuant to previously obtained exemptive orders. This may adversely affect the pace at which the Fund makes investments.
Above Average Degree of Risk
The investments we may make may result in a higher amount of risk, volatility or loss of principal than alternative investment options. These investments in portfolio companies may be highly speculative and aggressive, and therefore, an investment in the Units may not be suitable for investors with lower risk tolerance.
Role of New Mountain and its Professionals; No Dedicated Investment Team
Investors in the Fund are placing their entire Capital Commitment in the exclusive discretion of, and are dependent upon the skill and experience of, New Mountain and the Adviser. In this regard, as of the date of this Registration Statement none of the Fund’s investments have been identified, so that Unitholders will be relying on the ability of the Adviser to identify, structure and implement the investments to be made using the capital available to the Fund. Unitholders have no rights or powers to take part in the management of the Fund or make investment decisions and will not receive the amount of any Portfolio Company’s financial information that is generally available to the Adviser. The Adviser, subject to the oversight of the Board, has sole and absolute discretion in identifying, structuring, negotiating and purchasing, financing and eventually divesting investments on behalf of the Fund (subject to specified exceptions). The Adviser may be unable to find a sufficient number of attractive opportunities to meet the Fund’s investment objectives. The success of the Fund will depend on the ability of the Adviser to identify suitable Portfolio Investments, to negotiate and arrange the closing of appropriate transactions, and to arrange the timely disposition of Portfolio Investments. The success of the Fund will also depend in part upon the skill, expertise and ability of New Mountain’s investment professionals and, as more fully discussed below, the management of Portfolio Companies. The interests of these professionals in New Mountain and the incentive fee should tend to discourage them from withdrawing from participation in the Fund’s investment activities. However, there can be no assurance that such professionals will continue to be associated with New Mountain or the Adviser throughout the life of the Fund and a loss of the services of key personnel could impair New Mountain’s ability to provide services to the Fund. There is ever-increasing competition among alternative asset managers, financial institutions, private investment firms, financial sponsors, investment managers and other industry participants for hiring and retaining qualified investment professionals. There can be no assurance that New Mountain personnel or its Senior Advisors will not be solicited by and join competitors or other firms and/or that New Mountain will be able to hire and retain any new personnel or Senior Advisors that it seeks to maintain or add to its roster of investment professionals.
In addition, the Fund does not have a dedicated investment team and will share personnel and other resources with New Mountain’s other funds and operations. New Mountain personnel will devote such time to the Fund as shall be reasonably necessary to conduct the business affairs of the Fund in an appropriate manner. However, such personnel will work on and devote substantial time to other projects, including New Mountain’s existing funds, vehicles and accounts and their investments, and, therefore, conflicts exist in the allocation of management time, services and functions. The Fund will have no interest in such other investments, funds, vehicles and accounts where team members spend time. While there are a substantial number of investment team members who are not Key

Persons and will devote such time to the Fund as shall be reasonably necessary as described above, certain of the Key Persons devote, and are required to continue to devote, a majority and primary amount of his or her business time to New Mountain’s other funds, their respective portfolio companies and matters relating thereto, which will necessarily limit the amount of time such Key Persons are able to dedicate to the Fund. As a result, the Adviser and its affiliates’ ability to access professionals and resources within New Mountain for the benefit of the Fund as described in this Registration Statement will be limited. Such access may also be limited by the internal compliance policies of New Mountain or other legal or business considerations, including those constraints generally discussed herein.
The Adviser is managed by an Investment Committee, which oversees the Fund’s investment activities. The Investment Committee currently consists of six members. The loss of any member of the Investment Committee or of other senior professionals of the Adviser and its affiliates without suitable replacement could limit the Fund’s ability to achieve its investment objective and operate as the Fund anticipates. This could have a material adverse effect on the Fund’s financial condition, results of operation and cash flows. To achieve the Fund’s investment objective, the Adviser may hire, train, supervise and manage new investment professionals to participate in its investment selection and monitoring process. If the Adviser is unable to find investment professionals or do so in a timely manner, the Fund’s business, financial condition and results of operations could be adversely affected.
The Investment Management Agreement has been approved pursuant to Section 15 of the 1940 Act. In addition, the Investment Management Agreement has termination provisions that allow the parties to terminate the agreement. The Investment Management Agreement may be terminated at any time, without penalty, by the majority of the Board or by the Unitholders holding a majority of outstanding voting Units, upon 60 days’ notice. If the Investment Management Agreement is terminated, it may adversely affect the quality of the Fund’s investment opportunities. In addition, in the event the Investment Management Agreement is terminated, it may be difficult for the Fund to replace the Adviser. Moreover, it may be an event of default under the terms of the subscription facility and/or other credit facilities for the Fund, if the Adviser or an affiliate of the Adviser ceases to manage the Fund, which could result in the immediate acceleration of the amounts due under the Fund’s credit facilities.
Compensation Arrangements
The Adviser and its affiliates will receive substantial fees from the Fund in return for their services, and these fees could influence the advice provided to the Fund. The Fund will pay to the Adviser an incentive fee that is based on the performance of the Fund’s portfolio and an annual base management fee that is payable quarterly in arrears at an annual rate based on Managed Capital as of the last day of the applicable quarter. Because the incentive fee is based on the performance of the Fund’s portfolio, the Adviser may be incentivized to make investments on the Fund’s behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. In addition, because the base management fee is based on the Managed Capital as of the last day of the applicable quarter, which includes any outstanding borrowings under any subscription line drawn in lieu of capital calls, the Adviser may be incentivized to recommend the issuance of additional equity to make additional investments and increase the Managed Capital as of the last day of the applicable quarter. Moreover, the Adviser’s clawback obligation may create an incentive for the Adviser to delay the liquidation of the Fund where a clawback obligation would be owed. The Fund’s compensation arrangements could therefore result in the Fund making riskier or more speculative investments than would otherwise be the case. This could result in higher investment losses, particularly during cyclical economic downturns. See “—Potential Conflicts of Interest.”
The Fund’s Investment Management Agreement entitles the Adviser to receive an incentive fee based on Pre-Incentive Fee Net Investment Income regardless of any capital losses. In such case, the Fund may be required to pay the Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter. However, the Adviser will be required to return incentive fees to the Fund as part of the Adviser’s clawback obligation under the Investment Management Agreement.
In addition, any Pre-Incentive Fee Net Investment Income may be computed and paid on income that may include interest that has been accrued but not yet received. If a Portfolio Company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible. The Adviser is not under any obligation to reimburse the Fund for any part of the incentive fee it received that was based on accrued income that the Fund never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in the Fund paying an incentive fee on income the Fund never received.
Indemnification
The Fund will be required to indemnify any person who has served as a director, officer or employee of us, the Adviser and each of their respective affiliates and related parties, and each person serving, or who has served, as a member of the Executive Advisory Council or the advisory committee (collectively, the “Covered Persons”) for liabilities incurred in connection with our affairs. Such liabilities may be material and have an adverse effect on the returns to unitholders. For example, in their capacity as directors of portfolio companies the members, managers or affiliates of New Mountain Capital may be subject to derivative or other similar claims brought by shareholders of such companies. The indemnification obligation (including the advancement of expenses in connection therewith) would be payable from our assets, including the unfunded Capital Commitments of unitholders. Furthermore, as a result of the provisions contained in the Fund’s Limited Liability Company Agreement, unitholders may have a more limited right of action in certain cases than it would in the absence of such limitations. For example, Covered Persons will not owe a duty of care equivalent to a "negligence" standard, but rather the Limited Liability Company Agreement provides that the Covered Persons will not be liable unless they act with "gross negligence." Further, members of the advisory committee will not be held to a "gross negligence" standard, but would only be liable for fraud, bad faith, or willful misconduct. In addition, under the Limited Liability Company Agreement we are required to advance the costs and expenses of an indemnitee pending the outcome of the particular matter (including a determination as to whether or not the person was entitled to indemnification or engaged in conduct that negated such person's entitlement to indemnification), and as such, there may be periods where we are advancing expenses to an individual or entity with whom we are not aligned or is otherwise an adverse party in a dispute.
Limited Recourse
Subject to the requirements of the 1940 Act, the Investment Management Agreement and Administration Agreement each include exculpation, indemnification and other provisions that will limit the circumstances under which the Adviser and the Administrator, respectively, can be held liable to us. In addition, investors should note that the Limited Liability Company Agreement contains provisions that, subject to applicable law, reduce or eliminate the liability of Covered Persons and limit remedies of the unitholders. Additionally, certain service providers to us, the Adviser, the Administrator, their respective affiliates and other persons, including, without limitation, the members of the advisory committee, may be entitled to exculpation and indemnification. As a result, the unitholders may have a more limited right of action in certain cases than they would in the absence of such limitations.
Lack of Operating History
The Fund and certain other affiliated entities are or will be newly formed entities which have not commenced operations and therefore have no operating history upon which an investor may evaluate their performance. Moreover, although New Mountain has previously sponsored and managed a private BDC pursuing the same investment objective and strategy as the Fund, the prior investment performance described herein (in which the Fund will not participate), as with all performance data, can provide no assurance of future results for the Fund. The investment performance of the previous credit funds managed by New Mountain contained herein were achieved under different market conditions and with involvement from investment professionals that may not be involved with the investment activities of the Fund. Moreover, the Fund is subject to all of the business risks and uncertainties associated with any new fund, including the risk that it will not achieve its investment objective and that the value of a Unit in the Fund could decline substantially. The past performance of New Mountain or the Adviser’s investment professionals is not a reliable indicator of the future performance of the Fund. Accordingly, investors should draw no conclusions from the performance of any previous Credit Platform vehicles and should not expect to achieve similar results.
Other than the Fund, the Adviser manages four other companies that are regulated as BDCs and RICs. The 1940 Act and the Code impose numerous constraints on the operations of BDCs and RICs that do not apply to the other investment vehicles previously managed by the investment professionals of the Adviser. For example, under the 1940 Act, BDCs are required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private or thinly traded companies, cash, cash equivalents, U.S. government securities and other debt investments that mature in one year or less. Moreover, qualification for taxation as a RIC under Subchapter M of the Code requires satisfaction of source-of-income, asset diversification and annual distribution requirements. The failure to comply with these provisions in a timely manner could prevent the Fund from qualifying as a BDC or as a RIC and could force the Fund to pay unexpected taxes and penalties, which would have a material adverse effect on the Fund’s performance. If the Fund fails to maintain its status as a BDC or as a RIC, its operating flexibility could be significantly reduced.
The Adviser depends on its broader organization’s relationships with private equity sponsors, investment banks and commercial banks, and the Fund relies to a significant extent upon these relationships to provide the Fund with potential investment opportunities. If the investment professionals of the Adviser fail to maintain existing relationships or develop new relationships with other sponsors or sources of investment opportunities, the Fund may not be able to grow its investment portfolio. In addition, individuals with whom the investment professionals of the Adviser have relationships are not obligated to provide the Fund with investment opportunities, and, therefore, there is no assurance that any relationships they currently or may in the future have will generate investment opportunities for the Fund.
The Fund’s investment strategy will focus on primary originations, but it may also include secondary market purchases if opportunities arise. While loans that the Fund originates and loans it purchases in the secondary market face many of the same risks associated with the financing of leveraged companies, the Fund may be exposed to different risks depending on specific business considerations for secondary market purchases or origination of loans. Primary originations require substantially more time and resources for sourcing, diligence and monitoring investments, which may consume a significant portion of the Fund’s resources. Further, the valuation process for primary originations may be more cumbersome and uncertain due to the lack of comparable market quotes for the investment and would likely require more frequent review by a third-party valuation firm. This may result in greater costs for the Fund and fluctuations in the quarterly valuations of investments that are primary originations. As a result, this strategy may result in different returns from these investments than the types of returns experienced from secondary market purchases of debt securities and may result in the partial or complete loss of your investment.
Misconduct of Employees and of Third-Party Service Providers
Misconduct by employees of the Adviser or by third-party service providers could cause significant losses to the Fund. The Board has determined that the compliance policies and procedures of the Adviser and other service providers are reasonably designed to prevent violations of securities laws, but there is no assurance that these policies will prevent violations or other activities that could harm the Fund. Employee misconduct may include binding the Fund to transactions that exceed authorized limits or present unacceptable risks and other unauthorized activities or concealing unsuccessful trading investments (which, in either case, may result in unknown and unmanaged risks or losses). Losses could also result from actions by third-party service providers, including, without limitation, failing to recognize trades, misappropriating assets or a failure of a custodian that holds securities of the Fund. In addition, employees and third-party service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting the Fund’s business prospects or future marketing activities. It is not always possible to deter misconduct by employees or service providers, and the precautions the Adviser takes to detect and prevent this activity may not be effective in all cases. No assurances can be given that the due diligence performed by the Adviser will identify or prevent any such misconduct.
Risk of Geopolitical Unrest, Terrorist Attacks, or Acts of War
The continued threat of global terrorism and the impact of military and other action will likely continue to cause volatility in the economies of certain countries and various aspects thereof, including in prices of commodities, and could affect our financial results. Our Portfolio Investments may involve significant strategic assets having a national or regional profile. The nature of these assets could expose them to a greater risk of being the subject of a terrorist attack than other assets or businesses. Any terrorist attacks that occur at or near such assets would likely cause significant harm to employees, property and, potentially, the surrounding community, and may result in losses far in excess of available insurance coverage. As a result of global events and continued terrorism concerns, insurers significantly reduced the amount of insurance coverage available for liability to persons other than employees for claims resulting from acts of terrorism, war or similar events. As a result of a terrorist attack or terrorist activities in general, we may not be able to obtain insurance coverage and other endorsements at commercially reasonable prices or at all.
In addition, various social and political circumstances in the United States and around the world (including wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may also contribute to increased market volatility and economic uncertainties. Such events, including rising trade tensions between the United States and China; other uncertainties regarding actual and potential shifts in U.S. and foreign, trade, economic and other policies with other countries; the ongoing conflict between Russia and Ukraine; and the COVID-19 pandemic, could adversely affect our business, financial condition or results of operations. In response to the conflict between Russia and Ukraine, the United States and other countries have imposed sanctions or other restrictive actions against Russia. Any of the above factors, including sanctions, export controls, tariffs, trade wars and other governmental actions, could have a material adverse effect on the Fund’s business, financial condition, cash flows and results of operations.
Certain Risks Relating to Portfolio Investments Generally
Operating and Financial Risks of Portfolio Companies
Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or an economic downturn. As a result, companies which the Fund expects to be stable may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive position, or may otherwise have a weak financial condition or be experiencing financial distress. In some cases, the success of the Fund’s investment strategy may depend on the ability to restructure and effect improvements in the operations of a Portfolio Company. The activity of identifying and implementing restructuring programs and operating improvements at Portfolio Companies entails a high degree of uncertainty. There can be no assurance that any person (including the Fund) will be able to successfully identify and implement such restructuring programs and improvements.
Although New Mountain’s investment strategy includes a focus on tight control of risk, there can be no assurance that the various risks of an investment will be successfully controlled or that losses can be avoided. There can be no assurance that New Mountain’s methods of seeking to minimize risks will accurately address future risk exposures. Risk management techniques are based in part on the observation of historical market behavior, which may not predict market divergences that are larger than historical indicators. Also, information used to manage risks may not be accurate, complete or current, and such information may be misinterpreted. In certain situations New Mountain may be unable to, or may choose not to, implement risk management strategies because of the costs involved or other relevant circumstances or business judgments, and even if risk management strategies are utilized, such strategies cannot fully insulate the Fund from the risks inherent in its planned activities. No risk management system is fail-safe.
Investments in small and middle market businesses are highly speculative and involve a high degree of risk of credit loss. These risks are likely to increase during volatile economic periods, such as the United States and many other economies have recently experienced. Among other things, these companies:
•may have limited financial resources and may be unable to meet their obligations under their debt instruments that the Fund holds, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Fund realizing any guarantees from subsidiaries or affiliates of the Fund’s Portfolio Companies that the Fund may have obtained in connection with the Fund’s investment, as well as a corresponding decrease in the value of any equity components of the Fund’s investments;

•may have shorter operating histories, narrower product lines, smaller market shares and/or more significant customer concentrations than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;
•are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the Fund’s Portfolio Company and, in turn, on the Fund;
•generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence;
•may be targets of cybersecurity or other technological risks;
•may require substantial additional capital to support their operations, finance expansion or maintain their competitive position; and
•generally have less publicly available information about their businesses, operations and financial condition.
In addition, in the course of providing significant managerial assistance to certain of the Fund’s eligible Portfolio Companies, certain of the Fund’s officers and directors may serve as directors on the boards of such companies. To the extent that litigation arises out of the Fund’s investments in these companies, the Fund’s officers and directors may be named as defendants in such litigation, which could result in an expenditure of funds (through the Fund’s indemnification of such officers and directors) and the diversion of management time and resources.
Investments in Highly Leveraged Companies
The Fund’s investments may include companies whose capital structures may have significant leverage. Such investments also involve a higher degree of risk and increase the investment’s exposure to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the markets generally. Moreover, any rise in interest rates may significantly increase the interest expense related to a Portfolio Investment, causing losses and/or the inability to meet debt obligations and covenants. The Fund’s investments may involve varying degrees of leverage, which could magnify the impact of circumstances such as unfavorable market or economic conditions, operating problems and other general business and economic risks and/or changes that affect the relevant Portfolio Company or its industry, resulting in a more pronounced effect of such circumstances on the profitability or prospects of such companies. In using leverage, these companies may be subject to terms and conditions that include restrictive financial and operating covenants, which may impair their ability to finance or otherwise pursue their future operations or otherwise satisfy additional capital needs and may limit such company’s flexibility to respond to changing business and economic conditions. If a Portfolio Company cannot generate adequate cash flow to meet its debt obligations (including obligations to the Fund), the Fund may suffer a partial or total loss of capital invested in the Portfolio Company.
Defaults
A Portfolio Company’s failure to satisfy financial or operating covenants imposed by the Fund or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a Portfolio Company’s ability to meet its obligations under the debt and/or equity securities that the Fund holds.
The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting Portfolio Company. In addition, lenders in certain cases can be subject to lender liability claims for actions taken by them when they become too involved in the borrower’s business or exercise control over a borrower. It is possible that the Fund could become subject to a lender’s liability claim, including as a result of actions taken if the Fund renders significant managerial assistance to the borrower. Furthermore, if one of the Fund’s Portfolio Companies were to file for bankruptcy protection, even though the Fund may have structured its investment as senior secured debt, depending on the facts and circumstances, including the extent to which the Fund provided managerial assistance to that Portfolio Company, a bankruptcy court might re-characterize the Fund’s debt holding and subordinate all or a portion the Fund’s claim to claims of other creditors.
Unfunded Debt Commitments and Follow-On Investments
The Fund may not have the funds or ability to make additional investments in its Portfolio Companies or to fund the Fund’s unfunded debt commitments. The Fund expects that certain of its investments will take the form of unfunded commitments that the Fund will be contractually obligated to fund on the demand of a borrower or other counterparty. The Fund will not be able to control when, or if, these unfunded debt commitments are funded. Following an initial investment in a Portfolio Company, the Fund may make additional investments in that Portfolio Company as “follow-on” investments, in order to, among other things, (i) increase or maintain in whole or in part the Fund’s ownership percentage, (ii) exercise warrants, options or convertible securities that were acquired in the original or subsequent financing or (iii) attempt to preserve or enhance the value of the Fund’s investment. The Fund may elect not to make follow-on investments or may otherwise lack sufficient funds to make these investments. The Fund has the discretion to make follow-on investments, subject to the availability of capital resources. If the Fund fails to make follow-on investments, the continued viability of a Portfolio Company and the Fund’s investment may, in some circumstances, be jeopardized, the Fund could miss an opportunity for it to increase its participation in a successful operation and the Fund’s expected return on the investment may be reduced. Even if the Fund has sufficient capital to make a desired follow-on investment, the Fund may elect not to make a follow-on investment because of regulatory, tax, diversification or asset profiles or the Fund may not want to increase its concentration of risk, either because the Fund prefers other opportunities or because the Fund is subject to BDC requirements that would prevent such follow-on investments or such follow-on investments would adversely impact the Fund’s ability to qualify for or maintain its RIC tax treatment.
Portfolio Companies’ Other Debts
The Fund’s Portfolio Companies may incur debt that ranks equally with, or senior to, the Fund’s investments in such companies.
The Fund can invest in Portfolio Companies at all levels of the capital structure. The Fund’s Portfolio Companies may have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt in which the Fund invests. By their terms, these debt instruments may entitle the holders to receive payment of interest or principal on or before the dates on which the Fund is entitled to receive payments with respect to the debt instruments in which the Fund invests. In addition, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a Portfolio Company, holders of debt instruments ranking senior to the Fund’s investment in that Portfolio Company would typically be entitled to receive payment in full before the Fund receives any distribution. After repaying the senior creditors, the Portfolio Company may not have any remaining assets to use for repaying its obligation to the Fund. In the case of debt ranking equally with debt instruments in which the Fund invests, the Fund would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant Portfolio Company.
Prepayments
The Fund is subject to the risk that the investments the Fund makes in its Portfolio Companies may be repaid prior to maturity. When this occurs, subject to qualification for or maintenance of the Fund’s RIC tax treatment, the Fund will generally use these proceeds to pay down its credit facilities and later draw additional amounts under its credit facilities to fund new Portfolio Investments. Any future investment in a new Portfolio Company may also be at lower yields than the debt that was repaid. As a result, the Fund’s results of operations could be materially adversely affected if one or more of the Fund’s Portfolio Companies elect to prepay amounts owed to the Fund. Additionally, prepayments could negatively impact the Fund’s return on equity.

Fund-Level Borrowings
Subject to the limitations set forth in the Limited Liability Company Agreement and in accordance with the 1940 Act, the Fund may, at any time before or after the end of the Investment Period, borrow funds to fulfill the working capital needs of the Fund, including, without limitation, to (i) cover Organizational and Offering Expenses and Fund Expenses, (ii) fund existing commitments such as revolving credit facilities, bridge financing commitments, delayed draw commitments or other commitments that can result in providing future financing to Portfolio Companies or (iii) make repurchases of Units, and may, to the extent consistent with RIC requirements, withhold from distributions amounts necessary to repay such borrowings. The interest expense and other costs incurred in connection with such borrowings may not be recovered by income from investments purchased by the Fund. If investment results fail to cover the cost of borrowings, the value of the portfolio held by the Fund will decrease faster than if there had been no such borrowings. Additionally, if the investments fail to perform to expectation, the interests of Unitholders in the Fund will be subordinated to such leverage, which will compound any such adverse consequences. In connection with one or more credit facilities entered into by the Fund, distributions to the Unitholders may be subordinated to payments required in connection with any indebtedness contemplated thereby. Certain borrowings may be secured by assignment of the obligations of the Unitholders to make capital contributions to the Fund and a security interest in investments. Any default by the Fund under such a credit facility could enable a lender to enforce remedies under the credit agreement and exercise capital call rights against a Unitholder to the extent of its then-remaining undrawn commitments. Additionally, in the event of a failure to pay or other event of default under any such credit facility, the lenders could require investors to fund their entire remaining unfunded commitments in accordance with the Limited Liability Company Agreement. The terms of the relevant credit facility may limit the Unitholders’ ability to use their interests in the Fund as collateral for other indebtedness. If the Fund defaults on secured indebtedness, the lender may foreclose on the applicable security and the Fund could lose its entire investment in the security for such loan. A credit facility at the fund level may also place restrictions on payments to equity holders, including prohibitions on payments in the event of any actual or potential default (or continuance thereof) under such credit facility. The exercise by the lender of a drawdown right under a subscription credit facility would reduce the amount of capital otherwise available to the Fund for making Portfolio Investments and may negatively impact the Fund’s ability to make Portfolio Investments or achieve its investment objectives. Unitholders may be required to execute an investor acknowledgement for the benefit of a lender under the subscription credit facility and may be required to acknowledge their obligations to pay their share of indebtedness up to their undrawn Capital Commitment.
The Adviser may, and intends to, fulfill other Fund capital needs with proceeds from drawdowns under one or more revolving credit facilities (the collateral for which can be, for example, one or more assets of the Fund, i.e., asset-backed facilities, or the undrawn capital commitments of investors, i.e., subscription lines) after calling for capital contributions. Capital calls, including those used to pay interest on subscription lines, asset-back facilities and other indebtedness, may from time to time be “batched” together into larger, less frequent capital calls or closings, with the Fund’s interim capital needs being satisfied by the Fund borrowing money from such credit facilities. The interest expense and other costs of any such borrowings will be Fund Expenses and, accordingly, decrease net returns of the Fund. We would generally intend to repay all of our borrowings within one year after incurrence.
Leverage arrangements (“Leverage Arrangements”) into which the Fund may enter may include covenants that, subject to exceptions, restrict the Fund’s ability to pay distributions, create liens on assets, make investments, make acquisitions and engage in mergers or consolidations. Such Leverage Arrangements may also include a change of control provision that accelerates the indebtedness under the facility in the event of certain change of control events. Complying with these restrictions may prevent the Fund from taking actions that the Fund believes would help the Fund grow its business or are otherwise consistent with its investment objective. These restrictions could also limit the Fund’s ability to plan for or react to market conditions or meet extraordinary capital needs or otherwise restrict corporate activities. In addition, the restrictions contained in a credit facility could limit the Fund’s ability to make distributions to its Unitholders in certain circumstances, which could result in the Fund failing to qualify as a RIC and thus becoming subject to corporate-level U.S. federal income tax (and any applicable state and local taxes).
The 1940 Act, as amended by the Small Business Credit Availability Act, permits a BDC to reduce the required minimum asset coverage ratio applicable to it from 200.0% to 150.0% (which means we can borrow $2 for every $1 of our equity), subject to certain requirements described therein. Although the Fund will generally be unlevered (as described further herein), the Fund has elected to be subject to the reduced asset coverage ratio of 150% in order to maintain maximum flexibility.
Broad Investment Mandate; Unspecified Investments
The Fund only recently began operations and made an initial drawdown of capital and may not have identified any particular future Portfolio Investment. A purchaser of the Units must rely upon the ability of the Adviser to identify, structure and implement Portfolio Investments consistent with the Fund’s investment objectives and policies. The Adviser may be unable to find a sufficient number of attractive opportunities to meet the Fund’s investment objectives. The success of the Fund will depend on the ability of the Adviser to identify suitable Portfolio Investments, to negotiate and arrange the closing of appropriate transactions, and to arrange the timely disposition of Portfolio Investments.
The Board has the authority, except as otherwise provided in the 1940 Act, to modify or waive certain of the Fund’s operating policies and strategies without prior notice and without Unitholder approval. As a result, the Board may be able to change the Fund’s investment policies and objectives without any input from the Unitholders. However, absent Unitholder approval, the Fund may not change the nature of its business so as to cease to be, or withdraw its election as, a BDC. The Fund cannot predict the effect any changes to its current operating policies and strategies would have on its business and operating results. Nevertheless, any such changes could adversely affect the Fund’s business and impair its ability to make distributions to the Unitholders.
Risk of Limited Number of Investments; Dependence on Performance of Certain Investments
The Fund may participate in a limited number of Portfolio Investments and, as a consequence, the aggregate return of the Fund may be substantially adversely affected by the unfavorable performance of even a single Portfolio Investment. Moreover, there are no assurances that all of the Fund’s Portfolio Investments will perform well or even return capital. Therefore, if certain Portfolio Investments perform unfavorably, for the Fund to achieve above-average returns, one or a few of its Portfolio Investments must perform well. There can be no assurance that this will be the case. In addition, other than the Fund seeking to meet the diversification requirements by virtue of the Fund’s intention to be a RIC for U.S. tax purposes, investors have no assurance as to the degree of diversification of the Fund’s Portfolio Investments, either by geographic region, industry or transaction type. To the extent the Fund concentrates Portfolio Investments in a particular issuer, industry, sub-sector, security, investment type, or geographic region, the Fund will become more susceptible to fluctuations in value resulting from adverse economic and business conditions with respect thereto. In addition, certain geographic regions, industries and/or sub-sectors may be more adversely affected from economic pressures when compared to other geographic regions, industries or sub-sectors. Prior to the end of the Closing Period, the investment limitations will be applied at the time of a given Portfolio Investment based on expected Capital Commitments to the Fund. Therefore, when the Fund makes a Portfolio Investment, it may calculate any investment limitations based on the assumption that it will have at least $500 million of Capital Commitments by the end of the Closing Period. In the event that the aggregate Capital Commitments are less than $500 million by the end of the Closing Period, the Fund may hold Portfolio Investments in excess of the percentage of the then-current Capital Commitments specified in such investment limitations. Notwithstanding the foregoing, the Fund will be required to comply with any regulatory investment restrictions and limitations regardless of the amount of its aggregate Capital Commitments. As a consequence, the aggregate return of the Fund may be adversely affected by the unfavorable performance of one or a small number of Portfolio Investments.
A high concentration of the Fund’s Portfolio Companies in a particular geographic area magnifies the effects of downturns in that geographic area and could have a disproportionate adverse effect on the value of the Fund’s investments. If the Fund has a concentration of Portfolio Companies in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on the Fund’s portfolio. Factors that may negatively affect economic conditions in these states or countries include: business layoffs, downsizing or relocations; and industry slowdowns; changing demographics.

Influence over Management
Although the Fund will primarily make debt and non-control equity investments, the Fund may make investments that allow the Fund to exercise certain influence over management and the strategic direction of a Portfolio Company, subject to the restrictions under the 1940 Act. The exercise of influence over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise management and other types of liability in which the limited liability characteristic of business operations may be ignored. The exercise of influence over an investment could expose the assets of the Fund to claims by such Portfolio Companies, their shareholders and their creditors. While the Adviser intends to manage the Fund in a manner that will minimize the exposure of these risks, the possibility of successful claims cannot be precluded.
Illiquid and Long-Term Investments
Investment in the Fund requires a long-term commitment with no certainty of return. Many of the Fund’s Portfolio Investments will be highly illiquid, and the Fund may not be able to realize on such Portfolio Investments in a timely manner. It is anticipated that there will be a significant period of time (up to six years) before the Fund will have completed making investments in Portfolio Companies. Such Portfolio Investments are currently expected by New Mountain to mature in approximately four to seven years (or longer) from the date of initial investment, although the Fund expects many Portfolio Investments will be refinanced prior to their maturity. Although Portfolio Investments by the Fund are expected to generate current income, the return of capital and the realization of gains, if any, from a Portfolio Investment generally will occur only upon the partial or complete disposition or refinancing of such Portfolio Investment. While a Portfolio Investment may be sold or repaid at any time, it is not generally expected that this will occur for a number of years after the Portfolio Investment is made. Transaction structures typically will not provide for liquidity of the Fund’s Portfolio Investments prior to that time. Often, there will be no readily available market for Portfolio Investments made by the Fund, if at all. Disposition of such Portfolio Investments may require a lengthy time period.
In most cases, there will be no public market for the securities held by the Fund at the time of their acquisition. The Fund will generally not be able to sell the securities of Portfolio Companies through the public markets unless their sale is registered under applicable securities laws, or unless an exemption from such registration requirements is available. Additionally, there can be no assurances that investments can be sold on a private basis. The Fund’s ability to quickly sell or exchange any of the Fund’s Portfolio Companies in response to changes in economic and other conditions will be limited. In addition, in some cases the Fund may be prohibited by contract or legal or regulatory reasons from selling certain securities or other instruments for a period of time (e.g., due to limitations on sale arising from contractual lockups, obligations to receive consent to transfer or assign interests, or rights of first offer), and as a result may not be permitted to sell a Portfolio Investment at a time it might otherwise desire to do so. To the extent that there is no trading market for a Portfolio Investment, the Fund may be unable to liquidate that Portfolio Investment or may be unable to do so at a profit. Moreover, there can be no assurances that private purchasers of the Fund’s Portfolio Investments will be found.
The Fund may experience difficulty in the sale of a Portfolio Company interest and could be forced to sell at a price that reduces the return to the Fund’s investors. Markets are affected by many factors that are out of the Fund’s control, including the availability of financing, interest rates and other factors, as well as supply and demand. As a result, the Fund cannot predict whether the Fund will be able to sell its interest in a Portfolio Company or whether such sale could be made at a favorable price or on terms acceptable to the Fund. Negative market conditions may cause the Fund to sell interests for less than their carrying value, which could result in impairments. The Fund also cannot predict the length of time which will be needed to obtain a purchaser or to complete the sale of any interest. No assurances can be given that the Fund will recognize full value, at a price and at terms that are acceptable to the Fund, for any interest that the Fund is required to sell for liquidity reasons. The Fund’s inability to respond rapidly to changes in the performance of the Fund’s investments could adversely affect the Fund’s financial condition and results of operations.

Investments Longer Than Term
The Fund may make Portfolio Investments which may not be advantageously disposed of prior to the date the Fund will be dissolved, either by expiration of the Fund’s term or otherwise. Although the Adviser expects that most Portfolio Investments will be disposed of prior to dissolution, the Adviser has a limited ability to extend the term of the Fund, and therefore the Fund may have to sell, distribute or otherwise dispose of Portfolio Investments at a disadvantageous time as a result of dissolution. In addition, although upon the dissolution of the Fund, the Adviser (or the relevant liquidating trustee or other representative) will be required to use its commercially reasonable efforts to liquidate all of the assets of the Fund in an orderly manner, there can be no assurances with respect to the time frame in which the winding up and the final distribution of proceeds to the Unitholders will occur. In addition, the Adviser may establish necessary reserves prior to distributing any gains, further elongating the period before the Unitholders will likely receive distributions of disposition proceeds or current income.
Highly Competitive Market for Investment Opportunities
The Fund will compete for investments with other BDCs and investment funds (including private equity and hedge funds), as well as traditional financial services companies such as commercial banks and other sources of funding. Many of the Fund’s competitors will be substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to the Fund. In addition, some of the Fund’s competitors may have higher risk tolerances or different risk assessments than the Fund. Furthermore, many of the Fund’s competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act imposes on the Fund as a BDC or the source-of-income, asset diversification and distribution requirements that the Fund must satisfy to maintain our tax treatment as a RIC. These characteristics could allow the Fund’s competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than the Fund is able to do.
The Fund may lose investment opportunities if its pricing, terms and structure do not match those of the Fund’s competitors. With respect to the investments that the Fund makes, we do not seek to compete based primarily on the interest rates the Fund may offer, and the Fund believes that some of our competitors may make loans with interest rates that may be lower than the rates the Fund offers. In the secondary market for acquiring existing loans, the Fund expect to compete generally on the basis of pricing terms. If the Fund match the Fund’s competitors' pricing, terms and structure, the Fund may experience decreased net interest income, lower yields and increased risk of credit loss. If the Fund is forced to match our competitors' pricing, terms and structure, the Fund may not be able to achieve acceptable returns on our investments or may bear substantial risk of capital loss. Part of the Fund’s competitive advantage stems from the fact that we believe the market for middle market lending is underserved by traditional bank lenders and other financial sources. A significant increase in the number and/or the size of the Fund’s competitors in this target market could force us to accept less attractive investment terms. The Fund may also compete for investment opportunities with accounts managed by the Adviser or its affiliates. Although the Adviser allocates opportunities in accordance with its policies and procedures, allocations to such other accounts reduces the amount and frequency of opportunities available to the Fund and may not be in the Fund’s best interests and, consequently, our unitholders'. Moreover, the performance of investment opportunities is not known at the time of allocation. If the Fund is not able to compete effectively, our business, financial condition and results of operations may be adversely affected. Because of this competition, there can be no assurance that the Fund will be able to identify and take advantage of attractive investment opportunities that the Fund identifies or that the Fund will be able to fully invest our available capital.
The Fund cannot assure investors that it will be able to locate a sufficient number of suitable investment opportunities to allow the Fund to deploy all Capital Commitments successfully. In addition, privately negotiated investments in loans and illiquid securities of private middle market companies require substantial due diligence and structuring, and the Fund cannot assure investors that it will achieve its anticipated investment pace. As a result, investors will be unable to evaluate any future Portfolio Company investments prior to purchasing Units. Additionally, the Adviser will select the Fund’s investments subsequent to this offering, and the Unitholders will have no input with respect to such investment decisions. These factors increase the uncertainty, and thus the risk, of investing in Units. To the extent the Fund is unable to deploy all Capital Commitments, the Fund’s investment income and, in turn, the Fund’s results of operations, will likely be materially adversely affected. There is no assurance that the Fund will be able to consummate investment transactions or that such transactions will be successful.
Managing Future Growth
The Fund’s ability to achieve its investment objective and to grow depends on the Adviser's ability to identify, invest in and monitor companies that meet the Fund’s investment criteria. Accomplishing this result on a cost-effective basis is largely a function of the Adviser's structuring of the investment process, its ability to provide competent, attentive and efficient services to the Fund and its ability to access financing on acceptable terms. The Adviser has substantial responsibilities under the Investment Management Agreement and may also be called upon to provide managerial assistance to the Fund’s eligible portfolio companies. These demands on the time of the Adviser and its investment professionals may distract them or slow our rate of investment. In order to grow, the Fund and the Adviser may need to retain, train, supervise and manage new investment professionals. However, these investment professionals may not be able to contribute effectively to the work of the Adviser. If we are unable to manage the Fund’s future growth effectively, our business, results of operations and financial condition could be materially adversely affected.
Economic Recessions and Government Spending Cuts
Many of the Fund’s Portfolio Companies may be susceptible to economic slowdowns or recessions, including those resulting from the COVID-19 pandemic, and may be unable to repay their debt investments during these periods. Therefore, the Fund’s non-performing assets are likely to increase, and the value of the Fund’s portfolio is likely to decrease during these periods. Adverse economic conditions also may decrease the value of collateral securing some of the Fund’s debt investments and the value of the Fund’s equity investments. Economic slowdowns or recessions could lead to financial losses in the Fund’s portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase the Fund’s funding costs, limit the Fund’s access to the capital markets or result in a decision by lenders not to extend credit to the Fund. These events could prevent the Fund from increasing investments and harm the Fund’s operating results.
Portfolio Company Management
Each Portfolio Company’s day-to-day operations will be the responsibility of such Portfolio Company’s management team. Although New Mountain will be responsible for monitoring the performance of each Portfolio Investment, there can be no assurance that the existing management team, or any successor thereto, will be able to successfully operate the Portfolio Company in accordance with the Fund’s plans and objectives. The success of each Portfolio Company depends in substantial part upon the skill and expertise of each Portfolio Company’s management team. Additionally, Portfolio Companies will need to attract, retain and develop executives and members of their management teams. The market for executive talent is, notwithstanding general unemployment levels or developments within a particular industry, extremely competitive. There can be no assurance that Portfolio Companies will be able to attract, develop, integrate and retain suitable members of its management team and, as a result, such investment and the Fund may be adversely affected thereby.
Lack of Control of Portfolio Companies
Although the Fund may take controlling positions in the Portfolio Companies from time to time, the Fund generally does not control most of the Portfolio Companies, even though the Fund may have board representation or board observation rights, and the Fund’s debt agreements may contain certain restrictive covenants that limit the business and operations of the Portfolio Companies. As a result, the Fund is subject to the risk that a Portfolio Company may make business decisions with which the Fund disagrees and the management of such company may take risks or otherwise act in ways that do not serve the Fund’s interests as debt investors. Due to the lack of liquidity of the investments that the Fund typically holds in the Portfolio Companies, the Fund may not be able to dispose of its investments in the event that the Fund disagrees with the actions of a Portfolio Company as readily as the Fund would otherwise like to or at favorable prices which could decrease the value of the Fund’s investments.

Investment in Restructurings
The Fund may, either alone or in conjunction with one or more partners or co-venturers, make Portfolio Investments in restructurings, which involve Portfolio Companies that are experiencing or are expected to experience severe financial difficulties. These financial difficulties may never be overcome and may cause such companies to become subject to bankruptcy proceedings. Such Portfolio Investments could, in certain circumstances, subject the Fund to certain additional potential liabilities, which may exceed the value of the Fund’s original investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated, or disallowed or may be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to the Fund and distributions by the Fund to the Unitholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, Portfolio Investments in restructurings may be adversely affected by statutes relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and a bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims or recharacterize Portfolio Investments made in the form of debt as equity contributions. These potential liabilities can adversely affect both the Portfolio Companies and their counterparties.
The success of the Fund’s investment strategy may depend on the ability of the Fund to restructure and effect improvements in the operations of a Portfolio Investment or expand the operations of a Portfolio Investment. The activity of identifying and implementing restructuring programs and operating improvements at Portfolio Investments entails a high degree of uncertainty. There can be no assurance that any person (including the Fund) will be able to successfully identify and implement such restructuring programs and improvements or that the Fund will have control or influence over such decisions.
Investments in Private and Less Established Companies; Risk of Fraud in Portfolio Companies
The Fund invests primarily in privately held companies. There is generally little public information about these companies, and, as a result, the Fund must rely on the ability of the Adviser to obtain adequate information to evaluate the potential returns from, and risks related to, investing in these companies. If the Fund is unable to uncover all material information about these companies, the Fund may not make a fully informed investment decision, and the Fund may lose money on the Fund’s investments. Also, privately held companies frequently have less diverse product lines and smaller market presence than larger competitors. They are, thus, generally more vulnerable to economic downturns and may experience substantial variations in operating results. These factors could adversely affect the Fund’s investment returns.
Although the Fund generally seeks to invest in established companies with sound historical financial performance, the Fund may also invest a portion of its assets in the securities of less established companies, or early stage companies. Portfolio Investments in such early stage companies may involve greater risks than generally are associated with investments in more established companies. To the extent there is any public market for the securities held by the Fund, such securities may be subject to more abrupt and erratic market price movements than those of larger, more established companies. Less established companies tend to have lower capitalizations and fewer resources and, therefore, often are more vulnerable to financial failure. Such companies also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. In addition, less mature companies could be deemed to be more susceptible to irregular accounting or other fraudulent practices. In the event of fraud by any company in which the Fund invests, the Fund may suffer a partial or total loss of capital invested in that company. The foregoing factors may increase the difficulty of valuing such investments. There can be no assurance that any such losses will be offset by gains (if any) realized on the Fund’s other Portfolio Investments, and any such Portfolio Investment should be considered highly speculative and may result in the loss of the Fund’s entire investment therein.
The Fund may invest in Portfolio Companies that may (i) have an unfavorable financial history, (ii) be operating at a loss or have significant fluctuations in operating results, (iii) be engaged in rapidly changing business environments or (iv) need substantial additional capital to set up internal infrastructure, hire management and personnel, support expansion or achieve or maintain a competitive position. Such Portfolio Companies may have a greater variability of returns, and a higher risk of failure, than more established companies. Such companies also may face intense competition, including competition from companies with greater financial resources; more extensive development, manufacturing, marketing and service capabilities; and a larger number of qualified managerial and technical personnel.
Risks of Technology-Related Investments
The Fund may invest in companies in rapidly changing fields, which may rely on the use of proprietary technology and be materially impacted by technological changes. Technological advancement is characterized by rapid change, evidenced by rapidly changing market conditions and participants, new competing products and improvements in existing products. Accordingly, companies relying on such technology may face special risks of product obsolescence. There can be no assurance that products sold by Portfolio Companies will not be rendered obsolete or adversely affected by competing products or that Portfolio Companies will not be adversely affected by other challenges inherent in businesses that may be significantly impacted by technological change, including a failure to successfully protect and enforce intellectual property and other rights, or failure to successfully implement and market new technology or proprietary systems.
Non-U.S. Investments
The Fund may invest a portion of its aggregate Capital Commitments outside of the United States. Non-U.S. investments involve certain factors not typically associated with investing in the United States, including risks relating to (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various foreign currencies in which the Fund’s foreign Portfolio Investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) differences between the U.S. and foreign securities markets, including potential price volatility in and relative liquidity of some foreign securities markets, the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation; (iii) certain economic, social and political risks, including potential exchange control regulations and restrictions on foreign investment and repatriation of capital, the risks of political, economic or social instability and the possibility of expropriation or confiscatory taxation, nationalization of business enterprises, and adverse economic and political development; (iv) the possible imposition of foreign taxes on income recognized with respect to such securities; (v) less developed laws regarding corporate governance, creditors’ rights, fiduciary duties and the protection of investors; (vi) differences in the legal and regulatory environment or enhanced legal and regulatory compliance; (vii) political hostility to investments by foreign or private credit investors; and (viii) less publicly available information. Such instability could result from, among other things, popular unrest associated with demands for improved political, economic and social conditions and popular unrest in opposition to government policies that facilitate direct foreign investment. Governments of certain of these countries have exercised and continue to exercise substantial influence over many aspects of the private sector. The Fund generally does not intend to obtain political risk insurance. Accordingly, government actions in the future could have a significant effect on economic conditions in such countries, which could affect private sector companies and the return from investments. Exchange control regulations, expropriation, confiscatory taxation, nationalization, restrictions on repatriation of capital, renunciation of foreign debt, political, economic or social instability or other economic or political developments could adversely affect Portfolio Companies of the Fund holding assets or engaged in business in a particular country.
In addition, Portfolio Companies located in non-U.S. jurisdictions may be involved in restructurings, bankruptcy proceedings and/or reorganizations that are not subject to laws and regulations that are similar to the U.S. Bankruptcy Code and the rights of creditors afforded in U.S. jurisdictions. To the extent such non-U.S. laws and regulations do not provide the Fund with equivalent rights and privileges necessary to promote and protect its interest in any such proceeding, the Fund’s investments in any such Portfolio Company may be adversely affected. While the Adviser intends, where appropriate, to manage the Fund in a manner that will minimize exposure to the foregoing risks, to the extent practicable, there can be no assurance that adverse developments with respect to such risks will not adversely affect the assets of the Fund that are held in certain countries. Prospective investors should also note the considerations discussed in “Item 1. Business—Certain U.S. Federal Income Tax Considerations” above.

Hedging Policies/Risks
In connection with certain Portfolio Investments, the Fund may employ hedging techniques designed to reduce the risk of adverse movements in interest rates, securities prices and currency exchange rates to the extent permitted by the 1940 Act. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes in commodity prices, interest rates, securities prices, currency exchange rates and/or other events relating to such hedging transactions may result in a poorer overall performance for the Fund than if it had not entered into such hedging transactions. The Adviser may not hedge against a particular risk because it does not regard the probability of the risk occurring to be sufficiently high as to justify the cost of the hedge, or because it does not foresee the occurrence of the risk. The successful utilization of hedging and risk management transactions requires skills that are separate from the skills used in selecting and monitoring investments. Costs related to hedging arrangements may be borne by the Fund.
Hedging; Derivative Instruments
The Fund may, directly or indirectly, use various derivative instruments for hedging purposes. The Fund also may use derivative instruments to approximate or achieve the economic equivalent of an otherwise permitted Portfolio Investment (as if the Fund directly invested in the securities, loans, or claims of the subject Portfolio Company) or if such instruments are related to an otherwise permitted Portfolio Investment. Use of derivative instruments presents various risks. For example, when used for hedging or synthetic investment purposes, an imperfect or variable degree of correlation between price movements of the derivative instrument and the underlying investment sought to be hedged or tracked may prevent the Fund from achieving the intended hedging effect or expose the Fund to the risk of loss. Derivative instruments, especially when traded in large amounts, may not be liquid in all circumstances, so that in volatile markets the Fund may not be able to close out a position without incurring a loss. In addition, daily limits on price fluctuations and speculative position limits on exchanges on which the Fund may conduct its transactions in derivative instruments may prevent prompt liquidation of positions, subjecting the Fund to the potential of greater losses. Derivative instruments that may be purchased or sold by the Fund may include instruments not traded on an exchange. Derivative instruments not traded on exchanges are also not subject to the same type of government regulation as exchange-traded instruments, and many of the protections afforded to participants in a regulated environment may not be available in connection with such transactions. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are not traded on an exchange. The risk of nonperformance by the counterparty on such an instrument may be greater and the ease with which the Fund can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange-traded instrument. The stability and liquidity of derivative investments depend in large part on the creditworthiness of the parties to the transactions. If there is a default by the counterparty to such a transaction, the Fund will under most normal circumstances have contractual remedies pursuant to the agreements related to the transaction. However, exercising such contractual rights may involve delays or costs, which could result in a loss to the Fund. Furthermore, there is a risk that any of such counterparties could become insolvent. Also, it should be noted that in purchasing derivative instruments, the Fund typically will not have the right to vote on matters requiring a vote of holders of the underlying investment. Moreover, derivative instruments, and the terms relating to the purchase, sale or financing thereof, are also typically governed by complex legal agreements. As a result, there is a higher risk of dispute over interpretation or enforceability of the agreements. It should also be noted that the regulation of derivatives is evolving in the U.S. and in other jurisdictions and is expected to increase, which could impact the Fund’s ability to transact in such instruments and the liquidity of such instruments. The Adviser may cause the Fund to take advantage of investment opportunities with respect to derivative instruments that are neither presently contemplated nor currently available, but which may be developed in the future, to the extent such opportunities are both consistent with the Fund’s investment objectives and legally permissible. Any such investments may expose the Fund to unique and presently indeterminate risks, the impact of which may not be capable of determination until such instruments are developed and/or the Adviser determines to make such an investment.
In October 2020, the SEC adopted Rule 18f-4 under the 1940 Act, which relates to the use of derivatives and other transactions that create future payment or delivery obligations by BDCs (and other funds that are registered investment companies). Under Rule 18f-4, for which compliance was required beginning in August 2022, BDCs that use derivatives are subject to a value-at-risk leverage limit, certain derivatives risk management program and testing requirements and requirements related to board reporting. These requirements apply unless the BDC qualified as a “limited derivatives user,” as defined in Rule 18f-4. A BDC that enters into reverse repurchase agreements or similar financing transactions would need to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions and could either (i) comply with the asset coverage requirements of Section 18 of the 1940 Act when engaging in reverse repurchase agreements or (ii) choose to treat such agreements as derivative transactions under Rule 18f-4. In addition, under Rule 18f-4, a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. If the BDC cannot meet this test, it is required to treat unfunded commitments as a derivatives transaction subject to the requirements of the rule. Collectively, these requirements may limit the Fund’s ability to use derivatives and/or enter into certain other financial contracts.
Debt and Mezzanine Investments
The Fund’s investments are almost entirely rated below investment grade or may be unrated, which are often referred to as “leveraged loans”, “high yield” or “junk” securities, and may be considered “high risk” compared to debt instruments that are rated investment grade. High yield securities are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. In addition, high yield securities generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk. These securities are especially sensitive to adverse changes in general economic conditions, to changes in the financial condition of their issuers and to price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of below investment grade instruments may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default.
Certain debt investments that the Fund makes to Portfolio Companies may be secured on a second priority basis by the same collateral securing first priority debt of such companies. The first priority liens on the collateral will secure the Portfolio Company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the company under the agreements governing the loans. The holders of obligations secured by the first priority liens on the collateral will generally control the liquidation of and be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before the Fund. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the debt obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds are not sufficient to repay amounts outstanding under the debt obligations secured by the second priority liens, then the Fund, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the company’s remaining assets, if any.
The Fund may also make unsecured debt investments in Portfolio Companies, meaning that such investments will not benefit from any interest in collateral of such companies. Liens on such Portfolio Companies’ collateral, if any, will secure the Portfolio Company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the Portfolio Company under its secured debt agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before the Fund is so entitled. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy its unsecured debt obligations after payment in full of all secured debt obligations. If such proceeds were not sufficient to repay the outstanding secured debt obligations, then its unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the Portfolio Company’s remaining assets, if any.

The rights the Fund may have with respect to the collateral securing the debt investments the Fund makes to the Portfolio Companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that the Fund enters into with the holders of senior debt. Under such an intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens: the ability to cause the commencement of enforcement proceedings against the collateral; the ability to control the conduct of such proceedings; the approval of amendments to collateral documents; releases of liens on the collateral; and waivers of past defaults under collateral documents. The Fund may not have the ability to control or direct such actions, even if its rights are adversely affected.
The Fund’s investment in any mezzanine securities may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and are not expected to be rated by a credit rating agency. Mezzanine investments generally are subject to various risks including, without limitation: (i) a subsequent characterization of an investment as a “fraudulent conveyance” under relevant creditors’ rights laws possibly resulting in the avoidance of collateral securing the investment or the cancellation of the obligation representing the investment; (ii) the recovery as a “preference” of liens perfected or payments made on account of a debt in certain periods before a bankruptcy filing; (iii) equitable subordination claims by other creditors; (iv) so-called “lender liability” claims by the issuer of the obligations; and (v) environmental liabilities that may arise with respect to collateral securing the obligations. Additionally, adverse credit events with respect to any portfolio entity, such as missed or delayed payment of interest and/or principal, bankruptcy, receivership or distressed exchange, can significantly diminish the value of the Fund’s investment in any such company.
Equity Investments
When the Fund invests in Portfolio Companies, the Fund may acquire warrants or other equity securities of Portfolio Companies as well. The Fund may also invest in equity securities directly. To the extent the Fund holds equity investments, the Fund will attempt to dispose of them and realize gains upon its disposition of them. However, the equity interests the Fund receives may not appreciate in value and, in fact, may decline in value. As a result, the Fund may not be able to realize gains from its equity interests, and any gains that the Fund does realize on the disposition of any equity interests may not be sufficient to offset any other losses the Fund experiences. The Fund also may be unable to realize any value if a Portfolio Company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow the Fund to sell the underlying equity interests.
Repurchase Agreements
Subject to the Fund’s investment objective and policies, the Fund may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future for the purchase price plus premium (which often reflects the interests). The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including (1) possible decline in the value of the underlying security during the period in which the Fund seeks to enforce its rights thereto; (2) possible lack of access to income on the underlying security during this period; and (3) expenses associated with enforcing its rights. In addition, as described above, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Fund generally will seek to liquidate such collateral. However, the exercise of the Fund’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss.

Original Issue Discount and Payment-In-Kind Instruments
To the extent that the Fund invests in original issue discount or PIK instruments and the accretion of original issue discount or PIK interest income constitutes a portion of the Fund’s income, the Fund will be exposed to risks associated with the requirement to include such non-cash income in taxable and accounting income prior to receipt of cash, including the following:
•the higher interest rates on PIK instruments reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans;
•original issue discount and PIK instruments may have unreliable valuations because the accruals require judgments about collectability of the deferred payments and the value of any associated collateral;
•an election to defer PIK interest payments by adding them to the principal on such instruments increases the Fund’s future investment income which increases the Fund’s gross assets and, as such, increases the Adviser’s future base management fees which, thus, increases the Adviser’s future income incentive fees at a compounding rate;
•market prices of PIK instruments and other zero coupon instruments are affected to a greater extent by interest rate changes, and may be more volatile than instruments that pay interest periodically in cash. While PIK instruments are usually less volatile than zero coupon debt instruments, PIK instruments are generally more volatile than cash pay securities;
•the deferral of PIK interest on an instrument increases the loan-to-value ratio, which is a measure of the riskiness of a loan, with respect to such instrument;
•even if the conditions for income accrual under GAAP are satisfied, a borrower could still default when actual payment is due upon the maturity of such loan;
•for accounting purposes, cash distributions to investors representing original issue discount income do not come from paid-in capital, although they may be paid from the offering proceeds. Thus, although a distribution of original issue discount income may come from the cash invested by investors, the 1940 Act does not require that investors be given notice of this fact;
•the required recognition of original issue discount or PIK interest for U.S. federal income tax purposes may have a negative impact on liquidity, as it represents a non-cash component of the Fund’s investment company taxable income that may require cash distributions to Unitholders in order to maintain the Fund’s tax treatment as a RIC; and
•original issue discount may create a risk of non-refundable cash payments to the Adviser based on non-cash accruals that may never be realized.
Access to Information from Portfolio Companies
New Mountain may not always receive full information from Portfolio Companies because certain of this information may be considered proprietary by a Portfolio Company. A Portfolio Company’s use of proprietary investment strategies that are not fully disclosed to New Mountain may involve risks under some market conditions that are not anticipated by New Mountain. Furthermore, this lack of access to information may make it more difficult for New Mountain to select and evaluate Portfolio Companies.
Risks Relating to Due Diligence of and Conduct at Portfolio Companies
Before making Portfolio Investments, the Adviser will typically conduct due diligence that they deem reasonable and appropriate based on the facts and circumstances applicable to each Portfolio Investment. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental, social, governance and legal issues. When conducting due diligence and making an assessment regarding an investment, the

Adviser will rely on the resources available to it, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation that the Adviser carries out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the Portfolio Investment being successful. There can be no assurance that attempts to provide downside protection with respect to Portfolio Investments will achieve their desired effect and potential investors should regard an investment in the Fund as being speculative and having a high degree of risk.
There can be no assurance that the Fund will be able to detect or prevent irregular accounting, employee misconduct or other fraudulent practices during the due diligence phase or during its efforts to monitor the Portfolio Investment on an ongoing basis or that any risk management procedures implemented by the Fund will be adequate. In the event of fraud by any Portfolio Company or any of its affiliates, the Fund may suffer a partial or total loss of capital invested in that Portfolio Company. An additional concern is the possibility of material misrepresentation or omission on the part of the Portfolio Company or the seller. Such inaccuracy or incompleteness may adversely affect the value of the Fund’s securities and/or instruments in such Portfolio Company. The Fund will rely upon the accuracy and completeness of representations made by Portfolio Companies and/or their former owners in the due diligence process to the extent reasonable when it makes its investments, but cannot guarantee such accuracy or completeness. The Fund may elect to obtain a representations and warranties insurance policy that may provide protection to the Fund in the event of losses arising from the inaccuracy or incompleteness of any such representation. However, there is no guarantee that the Fund would be able to obtain recovery under any such insurance policy, or that such recovery will be sufficient. In addition, in a transaction where the Fund has obtained such a policy, recourse to the former owners of a Portfolio Company may be severely limited or even eliminated, and recovery under such policy may effectively be the sole source of recovery for the Fund in such circumstance. Under certain circumstances, payments to the Fund may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment.
Consultants, legal advisors, appraisers, accountants, investment banks and other third parties may be involved in the due diligence process and/or the ongoing operation of the Fund’s Portfolio Companies to varying degrees depending on the type of investment. For example, certain asset management, finance, administrative and other similar functions may be outsourced to a third-party service provider whose fees and expenses will be borne by such Portfolio Company or the Fund and will not offset the management fee. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to the Adviser’s reduced control of the functions that are outsourced. In addition, if the Adviser is unable to timely engage third-party providers, their ability to evaluate and acquire more complex targets could be adversely affected.
Currency and Exchange Rate Risks
A portion of the Fund’s Portfolio Investments, and the income received by the Fund with respect to such Portfolio Investments, may be denominated in currencies other than U.S. dollars. However, the books of the Fund will be maintained, and capital contributions to and distributions from the Fund generally will be made, in U.S. dollars. Accordingly, changes in currency exchange rates may adversely affect the dollar value of Portfolio Investments, interest amounts and other payments received by the Fund, gains and losses realized on the sale of investments and the amount of distributions, if any, to be made by the Fund. The Fund will incur costs in converting investment proceeds from one currency to another. The Adviser may enter into hedging transactions designed to reduce such currency risks. See also “Hedging Policies/Risks” above. Furthermore, Units are denominated in U.S. dollars. Investors subscribing for Units in any country in which U.S. dollars are not the local currency, should note that changes in the value of exchange between U.S. dollars and such currency may have an adverse effect on the value, price or income of the investment to such investor. There may be foreign exchange regulations applicable to investments in foreign currencies in certain jurisdictions. Each prospective investor should consult with its own counsel and advisors as to all legal, tax, financial and related matters concerning an investment in the Units.
Public Company Holdings
To maintain the Fund’s status as a BDC, the Fund is not permitted to acquire any assets other than in “qualifying assets” specified in the 1940 Act (the “Qualifying Assets”) unless, at the time the acquisition is made, at least 70% of the Fund’s total assets are qualifying assets (with certain limited exceptions). Subject to certain exceptions for follow-on investments and distressed companies, an investment in an issuer that has outstanding securities listed on a national securities exchange may be treated as Qualifying Assets only if such issuer has a common equity market capitalization that is less than $250 million at the time of such investment.
Political Activities
A Portfolio Company may, in the ordinary course of its business, make political contributions to elected officials, candidates for elected office or political organizations, hire lobbyists or engage in other permissible political activities in the U.S. and/or non-U.S. jurisdictions with the intent of furthering its business interests or otherwise. Portfolio Companies are generally not considered affiliates of New Mountain (and in some cases are not controlled by New Mountain), and therefore such activities are not subject to relevant policies of New Mountain and may be undertaken by a Portfolio Company without the knowledge or direction of New Mountain. In other circumstances, there may be initiatives where such activities are coordinated by New Mountain for the benefit of certain Portfolio Companies. The interests advanced by a Portfolio Company through such activities may, in certain circumstances, not align with or be adverse to the interests of other Portfolio Companies, the Fund and/or the Unitholders. The costs of such activities may be allocated among those Portfolio Companies (and borne indirectly by the Unitholders). While the costs of such activities will typically be borne by the Portfolio Companies undertaking such activities, such activities may also directly or indirectly benefit other Portfolio Companies, Other New Mountain Products (as defined below) and/or New Mountain. There can be no assurance that any such activities will be successful in advancing the interests of a Portfolio Company or otherwise benefit such Portfolio Company or the Fund.
Expedited Transactions
Investment analyses and decisions by New Mountain may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to New Mountain at the time of making an investment decision may be limited, and New Mountain may not have access to the detailed information necessary for a full evaluation of the investment opportunity. In addition, New Mountain may rely upon independent consultants or attorneys in connection with their evaluation of proposed investments. There can be no assurance that these consultants will accurately evaluate such investments. Therefore, no assurance can be given that New Mountain will have knowledge of all circumstances that may adversely affect an investment at the time the investment decision is made, and the Fund may make investments which it would not have made if more extensive due diligence had been undertaken.
Bridge Financings
The Fund may provide interim financing to, or make investments that are intended to be of a temporary nature in equity or debt securities of, any Portfolio Company or any affiliate thereof in connection with or subsequent to an investment by the Fund in such Portfolio Company. Such bridge loans would typically be convertible into a more permanent, long-term security; however, for reasons not always in the Fund’s control, such long-term securities issuance or other refinancing or syndication may not occur and such bridge loans and interim investments may remain outstanding. In such event, the interest rate or other terms of such financings may not adequately reflect the risk associated with the position taken by the Fund. Such financings may be entered into at prospective returns below the Fund’s target investment returns. Therefore, such financing that is not exited as originally anticipated, even if successfully recovered by the Fund, could significantly reduce the Fund’s overall investment returns.
Uncertainty of Financial Projections
The Adviser will generally establish the pricing of transactions and the capital commitment amount to Portfolio Companies on the basis of financial projections for such Portfolio Companies. Estimates or projections of economic and market conditions, supply and demand dynamics and other key investment-related considerations are key factors in evaluating potential investment opportunities and valuing the Fund’s investment program. It is possible for such estimates and projections to be significantly revised from time to time, creating significant changes in the value of the company subject to such factors. Projected operating results are normally be based primarily on management judgments. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. There can be no assurance that any projections, forecasts or estimates referred to will prove to be accurate or that projected, forecasted or estimated results will be obtained. Actual results may vary significantly from the projections, forecasts or estimates provided. General economic, political and market conditions, which are not predictable, can have a material adverse impact on the reliability of such projections, forecasts or estimates.
Investments in Regulated Industries
The Fund may make investments in Portfolio Companies operating in industries that are subject to greater amounts of regulation than other industries generally. These more highly regulated industries may include healthcare, financial services (including banking and mortgage servicing), insurance, transportation (e.g., aviation), energy and also businesses that serve primarily customers that are governmental entities, including in the defense industry. Investments in Portfolio Companies that are subject to greater amounts of governmental regulation pose additional risks relative to investments in other companies generally. Changes in applicable laws or regulations, or in the interpretations of these laws and regulations, could result in increased compliance costs or the need for additional capital expenditures and/or regulatory capital requirements in the case of banks or similarly regulated entities. If a Portfolio Company fails to comply with these requirements, it could also be subject to civil or criminal liability and the imposition of fines. A Portfolio Company also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such company. Governments have considerable discretion in implementing regulations that could impact a Portfolio Company’s business and governments may be influenced by political considerations and may make decisions that adversely affect a Portfolio Company’s business. Additionally, certain Portfolio Companies may have a unionized work force or employees who are covered by a collective bargaining agreement, which could subject any such Portfolio Company’s activities and labor relations matters to complex laws and regulations relating thereto. Moreover, a Portfolio Company’s operations and profitability could suffer if it experiences labor relations problems. Upon the expiration of any of such Portfolio Company’s collective bargaining agreements, it may be unable to negotiate new collective bargaining agreements on terms favorable to it, and its business operations at one or more of its facilities may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating its collective bargaining agreements. A work stoppage at one or more of any such Portfolio Company’s facilities could have a material adverse effect on its business, results of operations and financial condition. Additionally, any such problems may bring scrutiny and attention to the Fund itself, which could adversely affect the Fund’s ability to implement its investment objectives.
Trade Policy
Some political leaders around the world (including in the U.S. and certain European nations have recently been elected on protectionist platforms, fueling doubts about the future of global free trade. The U.S. government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries. In addition, the U.S. government has recently imposed tariffs on certain foreign goods, including steel and aluminum and has indicated a willingness to impose tariffs on imports of other products. Some foreign governments, including China, have instituted retaliatory tariffs on certain U.S. goods and have indicated a willingness to impose additional tariffs on U.S. products. Other countries, including Mexico, have threatened retaliatory tariffs on certain U.S. products. Global trade disruption, significant introductions of trade barriers and bilateral trade frictions, together with any future downturns in the global economy resulting therefrom, could adversely affect the financial performance of the Fund and its investments.
China National Security Law
The Chinese government has continued to increase its control over the historically autonomous administrative region of Hong Kong. In June 2019, protests began in connection with an amendment to Hong Kong’s extradition law and continued with increased size and intensity through the end of 2019 and into 2020. These protests resulted in disruptions to businesses in major business and tourist areas of Hong Kong and pushed Hong Kong’s economy into a recession for the first time since the Global Financial Crisis. On June 30, 2020, the National People’s Congress of China passed a national security law (the “National Security Law”), which criminalizes certain offenses including secession, subversion of the Chinese government, terrorism and collusion with foreign entities. The National Security Law also applies to non-permanent residents. Although the extra-territorial reach of the National Security Law remains unclear, there is a risk that the application of the National Security Law to conduct outside Hong Kong by non-permanent residents of Hong Kong could limit the activities of or negatively affect New Mountain, the Fund or the Fund’s Portfolio Investments.
The National Security Law has been condemned by the United States, the United Kingdom and several EU countries. On July 14, 2020, the United States signed into law the Hong Kong Autonomy Act (“HKAA”), which introduces sanctions on foreign persons who have “materially contributed” to the Chinese government’s recent actions in Hong Kong as well as on certain foreign financial institutions. Simultaneously, the United States issued an executive order declaring a national emergency with respect to the threat posed by the Chinese government’s actions in Hong Kong, formally suspending or eliminating any differential treatment of Hong Kong under U.S. law, including export control law, and authorizing sanctions on persons determined to be engaged in a broad array of anti-democratic or repressive activity. The United States has also imposed sanctions on senior Chinese officials and certain employees of Chinese technology companies that it believes have contributed to the Chinese government’s activities in Hong Kong, including on July 20, 2020, adding 11 new Chinese companies to the Department of Commerce’s Entity List. In mid-July the United Kingdom also suspended its extradition treaty with Hong Kong and extended its arms embargo on China to Hong Kong. Escalation of tensions resulting from the National Security Law and the response of the international community, including conflict between China and other countries like the United States and United Kingdom, protests and other government measures, as well as other economic, social or political unrest in the future, could adversely impact the security and stability of the region and may have a material adverse effect on countries in which New Mountain, the Fund, the Fund’s Portfolio Investments or any of their respective personnel or assets are located. In addition, any downturn in Hong Kong’s economy could adversely affect the financial performance of the Fund and its Portfolio Investments, or could have a significant impact on the industries in which the Fund participates, and may adversely affect the operations of New Mountain, the Fund and the Fund’s Portfolio Investments, including the retention of investment professionals located in Hong Kong.
Regional Risk; Interdependence of Markets
Economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could lead to local economic problems increasingly having an adverse effect on regional and even global economic conditions and markets. The market and the economy of a particular country in which the Fund invests is influenced by economic and market conditions in other countries in the same region or elsewhere in the world. Similarly, concerns about the fiscal stability and growth prospects of certain European countries in the last economic downturn had a negative impact on most economies of the Eurozone and global markets. A repeat of either of these crises or the occurrence of similar crises in the future could cause increased volatility in the economies and financial markets of countries throughout a region, or even globally.
Terrorism Risk
The continued threat of global terrorism and the impact of military and other action will likely continue to cause volatility in the economies of certain countries and various aspects thereof, including in prices of commodities, and could affect the Fund’s financial results. The Fund’s Portfolio Investments may involve significant strategic assets having a national or regional profile. The nature of these assets could expose them to a greater risk of being the subject of a terrorist attack than other assets or businesses. Any terrorist attacks that occur at or near such assets would likely cause significant harm to employees, property and, potentially, the surrounding community, and may result in losses far in excess of available insurance coverage. As a result of global events and continued terrorism concerns, insurers significantly reduced the amount of insurance coverage available for liability to persons other than employees for claims resulting from acts of terrorism, war or similar events. As a result of a terrorist attack or terrorist activities in general, the Fund may not be able to obtain insurance coverage and other endorsements at commercially reasonable prices or at all.

Governmental Interventions
Extreme volatility and illiquidity in markets has in the past led to, and can in the future lead to, extensive governmental interventions in equity, credit and currency markets. Generally, such interventions are intended to reduce volatility and precipitous drops in value. In certain cases, governments have intervened on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition, these interventions have typically been unclear in scope and application, resulting in uncertainty. It is impossible to predict when these restrictions will be imposed, what the interim or permanent restrictions will be and/or the effect of such restrictions on the Fund’s strategies.
Global Climate Change Risk
Climate change creates physical and financial risk and potential portfolio companies may be adversely affected by climate change. For example, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of our Portfolio Companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of our Portfolio Companies' financial condition, through decreased revenues. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions.
In December 2015, the United Nations, of which the United States is a member, adopted a climate accord (the “Paris Agreement”) with the long-term goal of limiting global warming and the short-term goal of significantly reducing greenhouse gas emissions. On November 4, 2016, the past administration announced that the United States would cease participation in the Paris Agreement with the withdrawal taking effect on November 4, 2020. However, on January 20, 2021, President Joseph R. Biden signed an executive order to rejoin the Paris Agreement. Additionally, the Inflation Reduction Act of 2022 included several measures designed to combat climate change, including restrictions on methane emissions. As a result, some of our Portfolio Companies may become subject to new or strengthened regulations or legislation, which could increase their operating costs and/or decrease their revenues.
Availability of Insurance Against Certain Catastrophic Losses
With respect to Portfolio Investments, the Adviser may seek to require the underlying Portfolio Company and/or project to obtain liability, fire, flood, extended coverage and rental loss insurance with insured limits and policy specifications that they believe are customary for similar investments. However, certain losses of a catastrophic nature, such as wars, natural disasters, terrorist attacks, or other similar events, may be either uninsurable or insurable at such high rates that to maintain such coverage would cause an adverse impact on the related investments. In general, losses related to terrorism are becoming harder and more expensive to insure against. Most insurers are excluding terrorism coverage from their all-risk policies. In some cases, the insurers are offering significantly limited coverage against terrorist acts for additional premiums which can greatly increase the total costs of casualty insurance for a Portfolio Company. As a result, not all Portfolio Investments may be insured against terrorism. If a major uninsured loss occurs, the Fund could lose both invested capital in and anticipated profits from the affected Portfolio Investments.
Corporate Social Responsibility Risks
The Fund’s business faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities. The Fund risks damage to its brand and reputation if it fails to act responsibly in a number of areas, such as environmental stewardship, corporate governance and transparency and considering ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of the Fund’s brand, the cost of its operations and relationships with investors, all of which could adversely affect the Fund’s business and results of operations. Additionally, new regulatory initiatives related to ESG could adversely affect the Fund’s business. In order to address the risks associated with ESG activities, NMC will maintain an ESG exclusion policy. Under the ESG exclusion policy, and to a commercially reasonable extent, the Fund will not invest in any security of a company whose primary business activity, to the Fund’s knowledge, is directly or integrally involved in an “ESG

Excluded Activity.” ESG Excluded Activities include, but are not limited to, speculative extraction of oil and gas, production or distribution of opioids, and operation or management of private prisons, among others.
Force Majeure Risk
Portfolio Companies may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, civil unrest, acts of God, fire, flood, earthquakes, hurricanes and other natural disasters, including extreme weather events from possible future climate change, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party (including a Portfolio Company or a counterparty to the Fund or a Portfolio Company) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to a Portfolio Company or the Fund of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund may invest specifically.
Recent Developments in the Banking Sector
Recent bank closures in the United States have caused uncertainty for financial services companies and fear of instability in the global financial system generally. In addition, certain financial institutions – in particular smaller and/or regional banks – have experienced volatile stock prices and significant losses in their equity value, and there is concern that depositors at these institutions have withdrawn, or may withdraw in the future, significant sums from their accounts at these institutions. Notwithstanding intervention by U.S. governmental agencies to protect the uninsured depositors of banks that have recently closed, there is no guarantee that the uninsured depositors of a financial institution that closes (which depositors could include the Fund and/or its portfolio companies) will be made whole or, even if made whole, that such deposits will become available for withdrawal in short order. There is a risk that other banks, or other financial institutions, may be similarly impacted, and it is uncertain what steps (if any) regulators may take in such circumstances. As a consequence, for example, the Fund and/or its portfolio companies may be delayed or prevented from accessing money, making any required payments under their own debt or other contractual obligations or pursuing key strategic initiatives, and unitholders may be impacted in their ability to honor capital calls and/or receive distributions. In addition, such bank failures or instability could affect, in certain circumstances, the ability of both affiliated and unaffiliated joint venture partners, co-lenders, syndicate lenders or other parties to undertake and/or execute transactions with the Fund, which in turn may result in fewer investment opportunities being made available to the Fund, result in shortfalls or defaults under existing investments, or impact the Fund’s ability to provide additional follow-on support to portfolio companies. In addition, in the event that a financial institution that provides credit facilities and/or other financing to the Fund or its portfolio companies closes or experiences distress, there can be no assurance that such bank will honor its obligations or that the Fund or such portfolio company will be able to secure replacement financing or capabilities at all or on similar terms. There can be no assurances that the Fund or its portfolio companies will establish banking relationships with multiple financial institutions, and the Fund and its portfolio companies are expected to be subject to contractual obligations to maintain all or a portion of their respective assets with a particular bank (including, without limitation, in connection with a credit facility or other financing transaction). Uncertainty caused by recent bank failures – and general concern regarding the financial health and outlook for other financial institutions – could have an overall negative effect on banking systems and financial markets generally. These recent developments may also have other implications for broader economic and monetary policy, including interest rate policy. For the foregoing reasons, there can be no assurances that conditions in the banking sector and in global financial markets will not worsen and/or adversely affect the Fund, its portfolio companies or their respective financial performance.
Certain Risks Relating to the Units and Operation of the Fund
No Market for Units; Transferability Restrictions
The Units in the Fund have not been registered under the Securities Act, or applicable securities laws of any U.S. state or the securities laws of any other jurisdiction and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and any other applicable securities laws or an exemption from such registration is available. It is not contemplated that registration of the Units under the Securities Act or other securities laws will ever be effected. There is no public market for the Units and one is not expected to develop. Accordingly, it may be difficult to obtain reliable information about the value of Units. Each Unitholder must be (a) an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) or (b) a person that qualifies as a non-U.S. person for purposes of Regulation S under the Securities Act and will be required to represent, among other customary private placement representations, that it is acquiring its Unit for its own account and for investment purposes only and not with a view to resale or distribution and that it will only sell and transfer its limited liability company unit to an accredited investor under applicable securities laws or in a manner permitted by the Limited Liability Company Agreement and consistent with such laws. Subject to a few limited exceptions, a Unitholder will not be permitted to directly or indirectly assign, sell, exchange, mortgage, pledge or transfer any of its Units or any of its rights or obligations with respect to its Units in the Fund, except by operation of law, without the prior written consent of the Adviser, which consent may be given or withheld in accordance with the Limited Liability Company Agreement. Except in limited circumstances, voluntary withdrawals from the Fund will not be permitted. The Unitholders must be prepared to bear the risks of owning Units for an extended period of time.
Status as a BDC
The Fund has elected to be regulated as a BDC under the 1940 Act. The 1940 Act imposes numerous constraints on the operations of BDCs. For example, BDCs are required to invest at least 70.0% of their total assets in specified types of securities, primarily in private companies or thinly-traded U.S. public companies, cash, cash equivalents, U.S. government securities and other debt investments that mature in one year or less. Failure to comply with the requirements imposed on BDCs by the 1940 Act could cause the SEC to bring an enforcement action against the Fund and/or expose the Fund to claims of private litigants. In addition, upon approval of a majority of the Unitholders, the Fund may elect to withdraw their respective election as a BDC. If the Fund decides to withdraw its election, or if the Fund otherwise fails to qualify, or maintain its qualification, as a BDC, the Fund may be subject to the substantially greater regulation under the 1940 Act as a closed-end investment company. Compliance with these regulations would significantly decrease the Fund’s operating flexibility and could significantly increase the Fund’s cost of doing business.
As a BDC, the Fund is prohibited from acquiring any assets other than Qualifying Assets unless, at the time of and after giving effect to such acquisition, at least 70% of its total assets are Qualifying Assets. The Fund may acquire in the future other investments that are not Qualifying Assets to the extent permitted by the 1940 Act. If the Fund does not invest a sufficient portion of its assets in Qualifying Assets, the Fund would be prohibited from investing in additional assets, which could have a material adverse effect on its business, financial condition and results of operations. Similarly, these rules could prevent the Fund from making follow-on investments in existing Portfolio Companies (which could result in the dilution of its position) or could require the Fund to dispose of investments at inopportune times in order to come into compliance with the 1940 Act. If the Fund needs to dispose of these investments quickly, it may be difficult to dispose of such investments on favorable terms. For example, the Fund may have difficulty in finding a buyer and, even if a buyer is found, it may have to sell the investments at a substantial loss.
Valuation of Portfolio Investments
As noted above, there is no established market for many private investments and a Portfolio Company may not have any comparable companies for which public market valuations exist. Because there is significant uncertainty as to the valuation of illiquid investments, the values of such investments may not necessarily reflect the values that could actually be realized by the Fund. Under certain conditions the Fund may be forced to sell Portfolio Investments at lower prices than it had expected to realize or defer – potentially for a considerable period of time – sales that it had planned to make. In addition, under limited circumstances, the Adviser may not have access to all material information relevant to a valuation analysis with respect to a Portfolio Investment. As a result, the valuation of the Fund’s Portfolio Investments, and therefore, as a further result, the valuation of the Units themselves (which is derived from the value of the Fund’s Portfolio Investments), may be based on imperfect information and is subject to inherent uncertainties.

Some of the Fund’s investments are and may be in the form of securities or loans that are not publicly traded or actively traded on a secondary market. The fair value of these investments may not be readily determinable. Under the 1940 Act, the Fund is required to carry the Fund’s portfolio investments at market value or, if there is no readily available market value, at fair value as determined in good faith by the Board, including to reflect significant events affecting the value of the Fund’s securities. The Fund will value its investments for which the Fund does not have readily available market quotations quarterly, or more frequently as circumstances require, at fair value as determined in good faith by the Board in accordance with the Fund’s valuation policy, which is at all times consistent with GAAP. See “Item 1. Business—Valuation of Portfolio Securities” for additional information on valuations.
The Board utilizes the services of one or more independent third-party valuation firms to aid it in determining the fair value with respect to the Fund’s material unquoted assets in accordance with the Fund’s valuation policy. The inputs into the determination of fair value of these investments may require significant management judgment or estimation. Even if observable market data is available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information.
The types of factors that the Board takes into account in determining the fair value of the Fund’s investments generally include, as appropriate: available market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the Portfolio Company’s ability to make payments, its earnings and discounted cash flows and the markets in which it does business, comparisons of financial ratios of peer companies that are public, comparable merger and acquisition transactions and the principal market and enterprise values. Since these valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, the Fund’s determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed.
Due to this uncertainty, the Fund’s fair value determinations may cause the Fund’s net asset value, on any given date, to materially differ from the value that the Fund may ultimately realize upon the sale of one or more of the Fund’s investments. In addition, investors purchasing the Fund’s Unit based on an overstated net asset value would pay a higher price than the realizable value that the Fund’s investments might warrant.
The Fund may adjust quarterly the valuation of the Fund’s portfolio to reflect the Board’s determination of the fair value of each investment in the Fund’s portfolio. Any changes in fair value are recorded in the Fund’s statement of operations as net change in unrealized appreciation or depreciation.
Management of the Fund
The Adviser, subject to the oversight of the Board, will have responsibility for the Fund’s activities, and, other than as expressly set forth in the Limited Liability Company Agreement, the Unitholders will generally not be able to make investment or any other decisions regarding the management of the Fund. Other than as set forth herein and in the Limited Liability Company Agreement, the Unitholders have no rights or powers to take part in the management of the Fund or make investment decisions and will not receive the level of Portfolio Company financial information that is available to New Mountain. Accordingly, no person should purchase a Unit unless such person is willing to entrust all aspects of the management of the Fund to New Mountain and the Board.
The Investment Management Agreement and the Administration Agreement were negotiated between related parties. In addition, the Fund may choose not to enforce, or to enforce less vigorously, the Fund’s respective rights and remedies under these agreements because of the Fund’s desire to maintain its ongoing relationship with the Adviser, the Administrator and their respective affiliates. Any such decision, however, could cause the Fund to breach its fiduciary obligations to the Unitholders.

Transactions with Affiliates
As a BDC, the Fund is prohibited under the 1940 Act from participating in certain transactions with certain of the Fund’s affiliates without the prior approval of a majority of the independent members of the Board and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of the Fund’s outstanding voting securities will be the Fund’s affiliate for purposes of the 1940 Act and generally the Fund will be prohibited from buying or selling any securities from or to such affiliate, absent the prior approval of the Board. The 1940 Act also prohibits certain “joint” transactions with certain of the Fund’s affiliates, which could include investments in the same Portfolio Company (whether at the same or closely related times), without prior approval of the Board and, in some cases, the SEC. If a person acquires more than 25% of the Fund’s voting securities, the Fund will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions (including certain co-investments) with such persons, absent the prior approval of the SEC. Similar restrictions limit the Fund’s ability to transact business with its officers, trustees, investment advisers, sub-advisers or their affiliates. As a result of these restrictions, the Fund may be prohibited from buying or selling any security from or to any fund or any Portfolio Company of a fund managed by the Adviser, or entering into joint arrangements such as certain co-investments with these companies or funds without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to the Fund.
The Fund will rely on the exemptive relief granted to the Adviser and certain of its affiliates by the SEC that allows the Fund to engage in co-investment transactions with other affiliated funds of the Adviser, subject to certain terms and conditions. However, while the terms of the exemptive relief require that the Adviser will be given the opportunity to cause the Fund to participate in certain transactions originated by affiliates of the Adviser, the Adviser may determine that the Fund will not participate in those transactions and for certain other transactions (as set forth in guidelines approved by the Board) the Adviser may not have the opportunity to cause the Fund to participate.
The Adviser and Conflicts of Interest
The Fund’s executive officers and directors, as well as the current or future investment professionals of the Adviser, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or of investment funds managed by our affiliates. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in our unitholders' interests. The investment professionals of the Adviser and/or New Mountain Capital employees that provide services pursuant to the Investment Management Agreement may manage other funds which may from time to time have overlapping investment objectives with our own and, accordingly, may invest in, whether principally or secondarily, asset classes similar to those targeted by us. If this occurs, the Adviser may face conflicts of interest in allocating investment opportunities to us and such other funds. Although the investment professionals endeavor to allocate investment opportunities in a fair and equitable manner in accordance with the Adviser's policies and procedures, it is possible that we may not be given the opportunity to participate in certain investments made by the Adviser or persons affiliated with the Adviser or that certain of these investment funds may be favored over us. When these investment professionals identify an investment, they may be forced to choose which investment fund should make the investment.
While we may co-invest with investment entities managed by the Adviser or its affiliates to the extent permitted by the 1940 Act, if applicable, the 1940 Act imposes significant limits on co-investment. On October 8, 2019, the SEC issued the Exemptive Order, which superseded a prior order issued on December 18, 2017, which permits us to co-invest in portfolio companies with certain funds or entities managed by the Adviser or its affiliates in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions of the Exemptive Order. Pursuant to the Exemptive Order, as amended by a subsequent order on August 30, 2022, we are permitted to co-invest with our affiliates if a "required majority" (as defined in Section 57(o) of the 1940 Act) of the Fund’s Independent Directors make certain conclusions in connection with a co-investment transaction, including, but not limited to, that (1) the terms of the potential co-investment transaction, including the consideration to be paid, are reasonable and fair to us and our unitholders and do not involve overreaching by us or our unitholders on the part of any person concerned, and (2) the potential co-investment transaction is consistent with the interests of our unitholders and is consistent with our then-current investment objectives and strategies. The

Exemptive Order was amended on August 30, 2022 to permit the Company to complete follow-on investments in its existing portfolio companies with certain affiliates that are private funds if such private funds did not have an investment in such existing portfolio company, subject to certain conditions.
If the Adviser forms other affiliates in the future, we may co-invest on a concurrent basis with such other affiliates, subject to compliance with applicable regulations and regulatory guidance or an exemptive order from the SEC and our allocation procedures. In addition, we pay management and incentive fees to the Adviser and reimburse the Adviser for certain expenses it incurs. As a result, investors in the Units invest in us on a "gross" basis and receive distributions on a "net" basis after our expenses. Also, the incentive fee payable to the Adviser may create an incentive for the Adviser to pursue investments that are riskier or more speculative than would be the case in the absence of such compensation arrangements. Any potential conflict of interest arising as a result of the arrangements with the Adviser could have a material adverse effect on our business, results of operations and financial condition.
License Agreement, Expenses Incurred and Conflicts of Interest including those Associated with the Valuation Process
We have entered into a royalty-free license agreement with New Mountain Capital under which New Mountain Capital has agreed to grant us a non-exclusive, royalty-free license to use the name “New Mountain”. In addition, the Fund will reimburse the Administrator for the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations to the Fund under the Administration Agreement, such as, but not limited to, the allocable portion of the cost of the Fund’s chief financial officer and chief compliance officer and their respective staffs. This could create conflicts of interest that our Board of Directors must monitor.
Material, Non-Public Information
By reason of their responsibilities in connection with their other activities, certain New Mountain personnel or Senior Advisors may acquire confidential or material non-public information or be restricted from initiating transactions in certain securities. The Fund will not be free to act upon any such information. Due to these restrictions, the Fund may not be able to initiate a transaction that it otherwise might have initiated and may not be able to sell a Portfolio Investment that it otherwise might have sold. Conversely, the Fund may not have access to material non-public information in the possession of New Mountain which might be relevant to an investment decision to be made by the Fund, and the Fund may initiate a transaction or sell a Portfolio Investment which, if such information had been known to it, may not have been undertaken.
Information is expected to be shared between the Fund and other New Mountain affiliates to enhance synergies and enable the Fund to capitalize on attractive investment opportunities (including opportunities relating to investments in portfolio companies in which Other New Mountain Products have or may acquire an interest), subject to compliance with applicable law and regulation regarding the sharing of information and New Mountain’s policies and procedures related thereto. Further, policies and procedures implemented by New Mountain from time to time (including as may be implemented in the future) to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions may reduce the synergies across New Mountain’s areas of operation or expertise that the Fund expects to draw on for purposes of pursuing attractive investment opportunities.
However, there can be no assurance that a violation of such policies and procedures will not occur and, in the event any unlawful trading was to occur, the Fund, the Adviser and their affiliates could be exposed to liability.
FOIA and Similar Laws
To the extent that the Adviser determines in good faith that, as a result of the Freedom of Information Act (“FOIA”), any U.S. or non-U.S. governmental public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement, a Unitholder or any of its affiliates may be required to disclose information relating to the Fund, its affiliates and/or any entity in which an investment is made (other than certain fund-level, aggregate performance information as described in the Limited Liability Company Agreement), and such disclosure could affect the Fund’s competitive advantage in finding attractive investment opportunities. The amount of information that is required to be disclosed has increased in recent years, and that trend may continue. To the extent that disclosure of confidential information relating to the Fund or its Portfolio Investments results from Units being held by public investors, the Fund may be adversely affected. Adviser may, to prevent any such potential disclosure, withhold all or any part of the information otherwise to be provided to such Unitholder. Without limiting the foregoing, in the event that any party seeks the disclosure of information relating to the Fund, its affiliates, and/or any entity in which an investment is made under FOIA or any such similar law, the Adviser may, in its discretion, initiate legal action and/or otherwise contest such disclosure, which may or may not be successful, and any expenses incurred therewith will be borne by the Fund. Conversely, potential future regulatory changes applicable to investment advisers and/or the accounts they advise could result in New Mountain becoming subject to additional disclosure requirements the specific nature of which is as yet uncertain.
Limited Access to Information
Unitholders’ rights to information regarding the Fund will be specified, and strictly limited, in the Limited Liability Company Agreement. In particular, it is anticipated that the Adviser will obtain certain types of material information from Portfolio Investments that will not be disclosed to Unitholders because such disclosure is prohibited for contractual, legal, or similar obligations outside of the Adviser’s control. Decisions by the Adviser to withhold information may have adverse consequences for Unitholders in a variety of circumstances. For example, a Unitholder that seeks to transfer its Units may have difficulty in determining an appropriate price for such Units. Decisions to withhold information also may make it difficult for Unitholders to monitor the Adviser and its performance. Additionally, it is expected that Unitholders who designate representatives to participate on the Advisory Committee may, by virtue of such participation and subject to applicable law, have more information about the Fund and Portfolio Investments in certain circumstances than other Unitholders generally and may be disseminated information in advance of communication to other Unitholders generally.
Possibility of Different Information Rights
Certain Unitholders may request information from the Adviser relating to the Fund and its Portfolio Investments and the Adviser may, subject to applicable law, including Regulation FD promulgated by the SEC, provide such Unitholders with the information requested (subject to availability, confidentiality obligations and other similar considerations). Unitholders may also be entitled to receive additional or customized reporting relating to their investment in the Fund pursuant to their side letters, which are particular to such Unitholders and may not be available to other Unitholders. Any such Unitholders that request and receive such information will consequently possess information regarding the business and affairs of the Fund that is not generally known to other Unitholders. As a result, certain Unitholders may be able to take actions on the basis of such information which, in the absence of such information, other Unitholders do not take.
Amendments
The Limited Liability Company Agreement may be amended from time to time, including by the Board without the consent of Unitholders in circumstances set forth in the Limited Liability Company Agreement.
Side Letters
The Fund and/or the Adviser on behalf of the Fund may enter into a side letter or other similar agreement with a particular Unitholder with respect to the Fund without the approval or vote of any other Unitholder, which would have the effect of establishing rights under, altering or supplementing the terms of the Limited Liability Company Agreement (without creating a different class of Units) or the subscription agreement related thereto with respect to such Unitholder in a manner more favorable to such Unitholder than those applicable to other Unitholders. Any rights established, or any terms of the Limited Liability Company Agreement or any subscription agreement related thereto altered or supplemented in a side letter or other similar agreement with a Unitholder will govern solely with respect to such Unitholder notwithstanding any other provision of the Limited Liability Company Agreement or any subscription agreement related thereto. Such rights or terms in any such side letter or other similar agreement may include, without limitation: (i) the Fund and/or the Adviser’s agreement to extend certain information rights or additional reporting to such Unitholder, including, without limitation, to accommodate special regulatory or other circumstances of such Unitholder, (ii) waiver or modification of certain confidentiality obligations and/or documentation that might be requested by the Fund and/or the Adviser for the benefit of lenders or other persons extending credit to or arranging financing for the Fund, (iii) consent of the Fund and/or the Adviser to certain transfers by such Unitholder or other exercises by the Fund and/or the Adviser of its discretionary authority under the Limited Liability Company Agreement for the benefit of such Unitholder, (iv) restrictions on, or special rights of such Unitholder, with respect to the activities of the Fund and/or the Adviser, (v) withdrawal rights due to legal, regulatory or policy matters, including matters related to political contributions, gifts and other such policies, (vi) other rights or terms necessary in light of particular legal, tax, regulatory, or public policy characteristics of a Unitholder, (vii) economic arrangements (including, for example, interests in the Adviser), (viii) other preferential arrangements with respect to one or more investors as part of a multi-strategy investment program that is part of an overall integrated investment arrangement with New Mountain, or (ix) matters regarding the allocation and/or terms of co-investment opportunities (including, for example, with respect to management fees and/or incentive fees) and the right to participate therein.
Capital Calls
Capital calls will be issued by the Adviser from time to time at the discretion of the Adviser, based upon the Adviser’s assessment of the needs and opportunities of the Fund. To satisfy such capital calls, the Unitholders may be required to maintain a substantial portion of their Capital Commitment in assets that can be readily converted to cash. Except as specifically set forth in the Limited Liability Company Agreement, the Unitholders’ obligation to satisfy capital calls will be unconditional. The Unitholders’ obligation to satisfy capital calls will not in any manner be contingent upon the performance or prospects of the Fund or upon any assessment thereof provided by the Adviser. Capital calls may not provide all of the information a Unitholder desires in a particular circumstance, and such information may not be made available and will not be a condition precedent for a Unitholder to meet its funding obligation. Notwithstanding the foregoing, the Adviser will not be obligated to call 100% of the Unitholders’ Capital Commitment during the Fund’s term. If one or more Unitholders are unable to make, their capital calls on any one investment, the capital call of the other Unitholders will increase accordingly, possibly materially. The fees, costs and expenses incurred by the Unitholders in fulfilling a capital call (whether it is bank fees, wire fees, foreign exchange fees, value-added tax or other applicable charge imposed on a Unitholder) will be borne solely by such Unitholder and will be in addition to the amounts required by capital calls (and will not be part of or otherwise reduce their Capital Commitments and/or remaining Capital Commitments, as applicable).
RIC Tax Treatment and Raising Additional Capital
In order for the Fund to qualify for the tax benefits available to RICs and to avoid payment of excise taxes, the Fund intends to distribute to our Unitholders substantially all of the Fund’s annual taxable income. As a result of these requirements, the Fund may need to raise capital from other sources to grow our business.
Distributions
The Fund intends to pay quarterly distributions to the Unitholders out of assets legally available for distribution. Such quarterly distributions will generally consist of cash or cash equivalents, except that the Fund may make distributions of assets in kind with the prior consent of each receiving Unitholder. The Fund cannot assure you that it will continue to achieve investment results or maintain a tax status that will allow the Fund to make a specified level of cash distributions or year-to-year increases in cash distributions. In addition, the Fund’s ability to pay distributions might be adversely affected by the impact of one or more of the risk factors described in this Registration Statement. If the Fund is unable to satisfy the asset coverage test applicable to the Fund as a BDC, the Fund’s ability to pay distributions to the Unitholders could be limited. All distributions are paid at the discretion of the Board and depend on the Fund’s earnings, financial condition, maintenance of its RIC status, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time. The distributions that the Fund will pay to Unitholders in a year may exceed its taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes. The Fund cannot assure Unitholders that it will continue to pay distributions to the Unitholders in the future.
Unitholders should understand that any distributions made from sources other than cash flow from operations or that are relying on fee or expense reimbursement waivers from the Adviser or the Administrator are not based on the

Fund’s investment performance, and can only be sustained if the Fund achieves positive investment performance in future periods and/or the Adviser or the Administrator continues to make such expense reimbursements. Unitholders should also understand that the Fund’s future repayments to the Adviser will reduce the distributions that they would otherwise receive. There can be no assurance that the Fund will achieve such performance in order to sustain these distributions, or be able to pay distributions at all. The Adviser and the Administrator have no obligation to waive fees or receipt of expense reimbursements.
The Fund cannot assure you that the Fund will achieve investment results or maintain a tax status that will allow or require any specified level of cash distributions or year-to-year increases in cash distributions. In particular, the Fund’s future distributions are dependent upon the investment income the Fund receives on the Fund’s portfolio investments. To the extent such investment income declines, the Fund’s ability to pay future distributions may be harmed.
Failure to Raise Substantial Funds
Amounts that the Fund raises may not be sufficient for the Fund to purchase a broad portfolio of investments. To the extent that less than the maximum number of Units is subscribed for, the opportunity for the Fund to purchase a broad portfolio of investments may be decreased and the returns achieved on those investments may be reduced as a result of allocating all of the Fund’s expenses among a smaller capital base. If the Fund is unable to raise substantial funds, the Fund may not achieve certain economies of scale and the Fund’s expenses may represent a larger proportion of its total assets.
Failure to Make Capital Contributions
If a Unitholder fails to pay when due installments of its Capital Commitment to the Fund, and the contributions made by non-defaulting Unitholder and borrowings by the Fund are inadequate to cover the defaulted capital contribution, the Fund may be unable to pay its obligations when due. As a result, the Fund may lose opportunities and/or be subjected to significant penalties that could materially adversely affect the returns to the Unitholders (including non-defaulting Unitholders). A default by a Unitholder may also limit the Fund’s ability to incur borrowings and our availability of what would otherwise have been available credit. In addition, if a Unitholder defaults, non-defaulting Unitholders may be obligated to make capital contributions to the Fund to make up for the amounts not paid by a defaulting Unitholder. If a Unitholder defaults, it may be subject to various remedies as provided in the Limited Liability Company Agreement, including, without limitation, reductions in its capital account balance, or a forfeiture of its Units in the Fund.
Preferred Units
The Fund may, but has no current intention to, issue Preferred Units. However, to the extent that the Fund does issue Preferred Units in the future, we cannot assure you that the issuance of Preferred Units would result in a higher yield or return to the holders of the Units. The issuance of Preferred Units would likely cause the net asset value and market value of the Units to become more volatile. If the distribution rate on the Preferred Units were to approach the net rate of return on the Fund’s investment portfolio, the benefit of leverage to the holders of the Units would be reduced. If the distribution rate on the Preferred Units were to exceed the net rate of return on the Fund’s portfolio, the leverage would result in a lower rate of return to the holders of Units than if the Fund had not issued Preferred Units. Any decline in the net asset value of the Fund’s investments would be borne entirely by the holders of Units. Therefore, if the market value of the Fund’s portfolio were to decline, the leverage would result in a greater decrease in net asset value to the holders of Units than if the Fund were not leveraged through the issuance of Preferred Units.
The Fund might be in danger of failing to maintain the required asset coverage of the Preferred Units or of losing the Fund’s ratings, if any, on the Preferred Units or, in an extreme case, the Fund’s current investment income might not be sufficient to meet the dividend requirements on the Preferred Units. In order to counteract such an event, the Fund might need to liquidate investments in order to fund a redemption of some or all of the Preferred Units. In addition, the Fund would pay (and the holders of Units would bear) all costs and expenses relating to the issuance and ongoing maintenance of the Preferred Units, including higher advisory fees if the Fund’s total return exceeds the distribution rate on the Preferred Units. Holders of Preferred Units may have different interests than holders of Units and may at times have disproportionate influence over the Fund’s affairs.

Holders of any Preferred Units the Fund might issue, voting separately as a single class, would have the right to elect two members of the Board at all times and in the event dividends become two full years in arrears would have the right to elect a majority of the directors until such arrearage is completely eliminated. In addition, preferred Unitholders have class voting rights on certain matters, including changes in fundamental investment restrictions and conversion to open-end status, and accordingly can veto any such changes. Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of the Units and Preferred Units, both by the 1940 Act and by requirements imposed by rating agencies, if any, or the terms of the Fund’s Leverage Arrangements, if any, might impair the Fund’s ability to maintain its tax treatment as a RIC for U.S. federal income tax purposes. While the Fund would intend to redeem the Fund’s Preferred Units to the extent necessary to enable the Fund to distribute its income as required to qualify for tax treatment as a RIC, there can be no assurance that such actions could be effected in time to meet the tax requirements.
Removal of the Adviser or Administrator; Cancellation of Investment Period; Early Termination of the Fund
Under the Investment Management Agreement, the Adviser has the right to resign at any time upon 60 days’ written notice, whether a replacement has been found or not. If the Adviser resigns, the Fund may not be able to find a new Adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If a replacement is not able to be found on a timely basis, the Fund’s business, results of operations and financial condition and the Fund’s ability to pay distributions are likely to be materially adversely affected. In addition, if the Fund is unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by the Adviser and its affiliates, the coordination of its internal management and investment activities is likely to suffer. Even if the Fund is able to retain comparable management, whether internal or external, their integration into the Fund’s business and lack of familiarity with the Fund’s investment objective may result in additional costs and time delays that may materially adversely affect the Fund’s business, results of operations and financial condition. The Administrator has the right to resign under the Administration Agreement upon 60 days’ written notice, whether a replacement has been found or not. If the Administrator resigns, it may be difficult to find a new administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If a replacement is not found quickly, the Fund’s business, results of operations and financial condition, as well as the Fund’s ability to pay distributions, are likely to be adversely affected. In addition, the coordination of the Fund’s internal management and administrative activities is likely to suffer if the Fund is unable to identify and reach an agreement with a service provider or individuals with the expertise possessed by the Administrator. Even if a comparable service provider or individuals to perform such services are retained, whether internal or external, their integration into the Fund’s business and lack of familiarity with its investment objective may result in additional costs and time delays that may materially adversely affect the Fund’s business, results of operations and financial condition. Therefore, there can be no certainty regarding the Fund’s ability to consummate investment opportunities thereafter. Similar risks exist if the Investment Period is cancelled earlier than anticipated pursuant to the terms of the Limited Liability Company Agreement. Moreover, it is possible that the Fund may be dissolved and terminated prematurely, and as a result, may not be able to accomplish its objectives and may be required to dispose of its investments at a disadvantageous time or make an in-kind distribution (resulting in Unitholders not having their capital invested and/or deployed in the manner originally contemplated).
Later Closings
The purchase price per Unit in any drawdown of Capital Commitments after the Initial Drawdown will be (i) where the then-current NAV per Unit is greater than or equal to $9.70, $10.00, (ii) where the then-current NAV per Unit plus allocable organizational and offering expenses per Unit is greater than or equal to $9.70, $10.00, and (iii) where the then-current NAV per Unit plus allocable organizational and offering expenses per Unit is less than $9.70, the greater of (A) NAV per Unit plus allocable organizational and offering expenses per Unit and (B) $9.50. The NAV per Unit at the time of such issuances may be greater than or less than the offering price.
Each offering will be subject to the limitations of Section 23(b) under the 1940 Act (which generally prohibits us from issuing Units at a price below the then-current NAV of the Units as determined within 48 hours, excluding Sundays and holidays, of such issuance, (taking into account any investment valuation adjustments from the latest quarterly valuation date in accordance with the Fund’s valuation policy) subject to certain exceptions). By executing a Subscription Agreement, investors agree that they are providing their consent, in accordance with Section 23(b) of the 1940 Act, for the Fund to issue Units at the relevant offering price described above even if such offering price is below the then-current NAV per Unit. As a result, Unitholders may be required to purchase Units pursuant to their Capital Commitments at a price that is above the then-current NAV per Unit (if the NAV per Unit is below the fixed offering price at the time of a drawdown (e.g., when the NAV per Unit is greater than or equal to $9.70 but less than $10.00)). Conversely, Unitholders would also be required to purchase Units pursuant to Capital Commitments at a price that is below the then-current NAV per Unit (if the NAV per Unit is above the fixed offering price at the time of the drawdown (e.g., when the NAV per Unit is above $10.00)), which could create dilution of the NAV per Unit and affect then-current Unitholders to the extent that they are not participating in such drawdown purchase.
As a result, in the event of an increase in the Fund’s NAV per Unit, the purchase price for Units purchased in any drawdown may be higher than the prior quarterly NAV per Unit, and therefore an investor may receive a smaller number of Units than if it had purchased Units in a prior issuance.
Unitholders subscribing for Units at later closings will have exposure to existing Portfolio Investments of the Fund, diluting the interest of existing Unitholders therein. This dilution will be accelerated because purchases of the Units will generally be made first by holders with the largest percentage of their Capital Commitments undrawn and then, once all holders have the same percentage of undrawn Capital Commitments outstanding, pro rata in accordance with remaining Capital Commitments of all investors.
Compliance with Anti-Money Laundering Requirements
In response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, the Fund will request prospective and existing Unitholders to provide additional documentation verifying, among other things, such Unitholder’s identity and the source of funds used to purchase interests in the Fund. The Adviser may decline to accept a prospective investor’s subscription if this information is not provided or on the basis of such information that is provided. Requests for documentation may be made at any time during which a Unitholder holds any interest in the Fund. The Adviser may be required to provide this information, or report the failure to comply with such requests, to governmental authorities, in certain circumstances without notifying the Unitholder that the information has been provided. The Adviser will take such steps as it determines may be necessary to comply with applicable law, regulations, orders, directives or special measures that may be required by government regulators. Governmental authorities are continuing to consider appropriate measures to implement anti-money laundering laws and at this point it is unclear what steps the Adviser may be required to take; however, these steps may include prohibiting such Unitholder from making further contributions of capital to the Fund, depositing distributions to which such Unitholder would otherwise be entitled to an escrow account and causing the withdrawal of such Unitholder from the Fund.
Fund Expenses
The Fund will pay and bear all Fund Expenses related to its operations (subject to the Specified Expenses Cap). The amount of these Fund Expenses will be substantial and will reduce the actual returns realized by the Unitholders on their investment in the Fund (and will reduce the amount of capital available to be deployed by the Fund in Portfolio Investments). As described further in the Limited Liability Company Agreement, Fund Expenses encompass a broad range of expenses, including, but not limited to, reimbursement of expenses to the Administrator pursuant to the Administration Agreement, origination fees, syndication fees, research costs, due diligence costs, bank service fees, Broken Deal Expenses, fees and expenses related to transfer agents, rating agencies, valuation and appraisal agents, third-party administrators and deal finders, experts, advisers, consultants, engineers and other professionals and service providers, travel, meal and lodging expenses incurred for investment related purposes, outside legal counsel, accountants, indemnification and contribution expenses, expenses related to Fund-related compliance obligations (including Form PF and Form ADV, blue sky filings, and registration statement filings), AIFMD-related expenses (including Annex IV reporting), and the cost of operational and accounting software and related expenses, the cost of software used by the Adviser and its affiliates to track and monitor investments (i.e., portfolio management software), and risk, research and market data-related expenses (including software and hardware). Certain consultants may provide both research and analytics as well as outsourced support (e.g., with respect to valuations). For a full list of Fund Expenses, see “Item 1. Business—Expenses—Fund Expenses.”

Executive Advisory Council
The Adviser may consult New Mountain’s Executive Advisory Council from time to time concerning general industry trends, related matters and specific investment diligence. Members of the Executive Advisory Council may be paid by the Fund for project-related consulting fees and reimbursed by the Fund for their reasonable and documented out-of-pocket expenses in connection with specific diligence for a potential Portfolio Company.
Systems and Operational Risks
The Fund will depend on the Adviser to develop and implement appropriate systems for the Fund’s activities. The Fund will rely daily on financial, accounting and other data processing systems to execute, clear and settle transactions across numerous and diverse markets and to evaluate certain financial instruments, to monitor its portfolios and capital, and to generate risk management and other reports that are critical to oversight of the Fund’s activities. Certain of the Fund’s and the Adviser’s activities will be dependent upon systems operated by third parties, and the Adviser may not be in a position to verify the risks or reliability of such third-party systems. Failures in the systems and processes employed by the Adviser and other parties could result in mistakes made, including, among other things, in the confirmation or settlement of transactions, or in transactions not being properly booked, evaluated or accounted for. Operational risks result from inadequate procedures and controls, employee fraud, recordkeeping errors, human errors and other mistakes or failures by the Adviser or a service provider. Disruption to third party critical service providers, such as the Fund’s auditors, external counsel and custodian, may result in other disruptions in the Fund’s operations. Disruptions in the Fund’s operations may cause the Fund to suffer, among other things, financial loss, the disruption of their businesses, liability to third parties, regulatory intervention or reputational damage. Any of the foregoing failures or disruptions could have a material adverse effect on the Fund and the investors’ investments therein.
Cybersecurity Breaches, Identity Theft and Other Disasters
The Fund depends heavily upon computer systems to perform necessary business functions. Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and are expected to continue to increase in frequency in the future. The information and technology systems of New Mountain, its Portfolio Companies and their service providers may be vulnerable to damage or interruption from computer viruses and other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors or malfeasance by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes, earthquakes or terrorist incidents. This adverse effect can become particularly acute if those events affect the Fund’s electronic data processing, transmission, storage, and retrieval systems, or impact the availability, integrity, or confidentiality of the Fund’s data. If unauthorized parties gain access to such information and technology systems, or if personnel abuse or misuse their access privileges, they may be able to steal, publish, delete or modify private and sensitive information, including nonpublic personal information related to Unitholders (and their beneficial owners) and material nonpublic information. Although New Mountain has implemented, and Portfolio Companies and service providers may implement, various measures to manage risks relating to these types of events, such measures may be inadequate and, if compromised, information and technology systems could become inoperable for extended periods of time, cease to function properly, or fail to adequately secure private information. Even with sophisticated prevention and detection systems, breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. New Mountain, the Fund, Other New Mountain Products and/or their Portfolio Companies may have to make significant investments to fix or replace information and technology systems. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in the operations of New Mountain, the Fund, a Portfolio Company, and/or their service providers and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to Unitholders (and their beneficial owners) and the intellectual property and trade secrets of New Mountain and/or Portfolio Companies. Such a failure could harm the reputation of New Mountain, the Fund and/or a Portfolio Company, require them or the Fund to make a significant investment to remedy the effects of any such failures, subject any such entity and their respective affiliates to legal claims, regulatory penalties, client dissatisfaction or loss and adverse publicity and otherwise affect their business and financial performance. When such issues are present with regard to the issuer of securities in which the Fund invests, the Fund’s Portfolio Investment in those securities may lose value.
The Fund depends on New Mountain to develop or procure and utilize appropriate systems for the Fund’s activities, and New Mountain and the Fund depend heavily upon computer systems to perform necessary business functions. New Mountain’s and the Portfolio Investments’ information and technology systems and those of companies on which the Fund relies and in which the Fund invests are, just as with other companies, vulnerable to potential damage or interruption from cyber-attacks (such as computer viruses, malicious software, infiltration or tampering by unauthorized persons, ransomware demands and denial of service attacks), security breaches (such as physical and electronic break-ins), network failures, computer and telecommunication failures, ransomware demands, denial of service attacks, usage errors by their respective professionals, power outages, and catastrophic events such as fires, tornadoes, floods, hurricanes, and earthquakes. Although New Mountain has implemented, and the Portfolio Investments and (where applicable) Portfolio Companies likely will have implemented, various measures to manage risks relating to these types of events, if important systems are compromised, become inoperable for extended periods of time or cease to function properly, it likely would be necessary for New Mountain, the Fund and/or a Portfolio Investment or Portfolio Company to make a significant investment to fix or replace them. Portfolio Investments may be invested in or otherwise involved with involve companies that have experienced cybersecurity events and that, given the rise of cybersecurity incidents, may become involved in future cybersecurity events. Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future (including as a consequence of the COVID-19 pandemic and the increased frequency of virtual working arrangements). The failure or inadequacy of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in New Mountain’s, the Fund’s and/or a Portfolio Company’s operations and result in a failure to maintain capabilities essential to the Fund’s operations and/or the security, confidentiality, and privacy of proprietary or sensitive data, and information (including personal information of investors and their personnel and beneficial owners) that is processed and stored in, and transmitted through, the computer systems and networks of New Mountain, the Fund, any third parties on which the Fund relies or their downstream vendors. Such a failure could harm New Mountain’s, the Fund’s and/or a Portfolio Investment’s or Portfolio Company’s reputation, subject any such entity and their respective affiliates to legal claims, and otherwise affect their business and financial performance. If a significant number of New Mountain’s personnel were to be unavailable in the event of a disaster, New Mountain’s ability to effectively conduct the Fund’s business could be severely compromised. In addition, there are increased risks relating to New Mountain’s reliance on its computer programs and systems if New Mountain’s personnel are required to work remotely for extended periods of time as a result of events such as an outbreak of infectious disease or other adverse public health developments (such as have persisted during the COVID-19 pandemic) or natural disasters, including an increased risk of cyber-attacks and unauthorized access to New Mountain’s computer systems.
New Mountain’s service providers are subject to the same electronic information security threats as New Mountain. If a service provider fails to adopt or adhere to adequate data security policies, or in the event of a breach of its networks, information relating to the Fund, including information normally made available to Unitholders, may become inaccessible and personally identifiable information of the Unitholders may be lost or improperly accessed, used or disclosed. Notwithstanding the diligence that New Mountain performs on its service providers, New Mountain often is not in a position to verify the risks or reliability of their respective information technology systems.
The loss or improper access, use or disclosure of New Mountain’s or the Fund’s proprietary information may cause New Mountain or the Fund to suffer, among other things, financial loss, the disruption of their business, liability to third parties, regulatory intervention or reputational damage. Any of the foregoing events could have a negative effect on the Fund.
In addition, cybersecurity has become a top priority for regulators around the world, and some jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data. If the Fund fails to comply with the relevant laws and regulations, the Fund could suffer financial losses, a disruption of our businesses, liability to investors, regulatory intervention or reputational damage. The Fund and its service providers will be impacted by restrictions enacted by governments and private entities in response to the global COVID-19 pandemic, which are obstructing the regular functioning of business workforces (including an increase in the ability of employees to work from external locations and their homes). Policies of extended periods of remote working, whether by the Fund or by its service providers, could strain technology resources, introduce operational risks and otherwise heighten the risks described above. Remote working environments may be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts. Accordingly, the risks described above are heightened under current conditions.
Cyber-Attacks
The Fund’s business and the business of its Portfolio Companies relies upon secure information technology systems for data processing, storage and reporting. Despite careful security and controls design, implementation and updating, the Fund’s and its Portfolio Companies’ information technology systems could become subject to cyber-attacks. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking”, malicious software coding, social engineering or “phishing” attempts) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of service attacks on websites (i.e., efforts to make network services unavailable to intended users). The Adviser’s employees have been and expect to continue to be the target of fraudulent calls, emails and other forms of activities. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen information, misappropriation of assets, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships, regulatory fines or penalties, or other adverse effects on the Fund’s business, financial condition or results of operations. In addition, the Fund may be required to expend significant additional resources to modify our protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks related to cyber-attacks.
The Adviser’s and other service providers’ increased use of mobile and cloud technologies could heighten the risk of a cyber-attack as well as other operational risks, as certain aspects of the security of such technologies may be complex, unpredictable or beyond their control. The Adviser’s and other service providers’ reliance on mobile or cloud technology or any failure by mobile technology and cloud service providers to adequately safeguard their systems and prevent cyber-attacks could disrupt their operations and result in misappropriation, corruption or loss of personal, confidential or proprietary information. In addition, there is a risk that encryption and other protective measures against cyber-attacks may be circumvented, particularly to the extent that new computing technologies increase the speed and computing power available.
Additionally, remote working environments may be less secure and more susceptible to cyber-attacks, including phishing and social engineering attempts that seek to exploit the COVID-19 pandemic. Accordingly, the risks associated with cyber-attacks are heightened under current conditions.
Litigation
In connection with ordinary course investing activities, New Mountain and/or the Fund, as well as Portfolio Investments of the Fund, may become involved in litigation, including as a party or non-party or in a governmental and/or regulatory inquiries, investigations and/or proceedings either as a plaintiff or defendant. There can be no assurance that any such litigation, once begun, would be resolved in favor of New Mountain, and/or the Fund and/or such Portfolio Company (as applicable). Any such litigation could be prolonged and expensive. In addition, it is by no means unusual for participants in reorganizations, take-privates or other transactions to use the threat of, as well as actual, litigation as a negotiating technique. The expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments generally would be borne by the Fund and would reduce net assets or could require Unitholders to return to the Fund distributed capital and earnings. In addition, from time to time past or current partners, members, employees and managers of New Mountain may disagree with New Mountain and/or its management over terms related to separation or other issues. If not resolved, such disputes could lead to litigation or arbitration, which could be costly, distracting and/or time consuming for New Mountain.

Certain Market, Regulatory and Tax Risks
General Economy and Market Conditions
The success of the Fund’s investment activities will be affected by general economic and market conditions in the U.S. and global economies, such as interest rates, currency exchange rates, availability of credit, credit defaults, inflation rates, economic uncertainty, as well as by changes in applicable laws and regulations, trade barriers, currency exchange controls and national and international political and socioeconomic circumstances in respect of the countries in which the Fund may invest. These factors may affect the level and volatility of securities prices and the liquidity of the Fund’s Portfolio Investments, which could impair the Fund’s profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect the Fund’s investment opportunities and the value of the Fund’s Portfolio Investments. New Mountain’s financial condition may be adversely affected by a significant economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on New Mountain’s businesses and operations (including those of the Fund). Uncertainty and volatility in the financial markets and political systems of the United States, the United Kingdom and other countries may have adverse spill-over effects into the global financial markets generally. Moreover, a recession, slowdown and/or a sustained downturn in the U.S. or global economy (or any particular segment thereof) will have a pronounced impact on the Fund and could adversely affect the Fund’s profitability, impede the ability of the Fund’s Portfolio Companies to perform under or refinance their existing obligations, and impair the Fund’s ability to effectively deploy its capital or realize upon Portfolio Investments on favorable terms and may have an adverse impact on the business and operations of the Fund. New Mountain may also be affected by difficult conditions in the capital markets and any overall weakening of the financial services industry of the U.S. and/or global economies. In the event financing costs rise to levels higher than has recently been the case, the cost of such financing to the Fund can negatively impact the performance of certain Portfolio Investments and hinder the ability of the Fund to find attractive investment opportunities. It is possible that a weakening of credit markets could adversely affect New Mountain’s funding obligations to the Fund and the Fund could suffer other adverse consequences, any of which could adversely affect the business of the Fund, restrict the Fund’s investment activities, and impede the Fund’s ability to effectively achieve its investment objective. Any of the foregoing events could result in substantial or total losses to the Fund in respect of certain Portfolio Investments, which losses will likely be exacerbated by the presence of leverage in a Portfolio Company’s capital structure. An economic downturn could adversely affect the financial resources of the Fund’s Portfolio Companies and their ability to make principal and interest payments on, or refinance, outstanding debt when due. In the event of such defaults, the Fund could lose both invested capital in, and anticipated profits from, the affected Portfolio Companies. Such marketplace events may also impact the availability and terms of financing for leveraged transactions. Private equity investors have recently been required to finance transactions with a greater proportion of equity relative to prior periods and the terms of debt financing are significantly less flexible for borrowers compared to prior periods. These developments may impair the Fund’s ability to consummate transactions and may cause the Fund to enter into transactions on less attractive terms than those enjoyed by prior New Mountain funds.
With respect to the U.S. credit markets (in particular for middle market loans), the COVID-19 pandemic has resulted in, and until fully resolved is likely to continue to result in, the following among other things: (i) government imposition of various forms of business restrictions, resulting in significant disruption to the businesses of many middle-market loan borrowers including supply chains, disruptions, significant reduction in demand of certain goods and services and practical aspects of their operations, as well as labor difficulties and shortages, and commodity inflation and, while these effects are hoped to be temporary, some effects could be persistent or even permanent; (ii) increased draws by borrowers on revolving lines of credit; (iii) increased requests by borrowers for amendments and waivers of their credit agreements to avoid default, increased defaults by such borrowers and/or increased difficulty in obtaining refinancing at the maturity dates of their loans; (iv) volatility and disruption of these markets including greater volatility in pricing and spreads and difficulty in valuing loans during periods of increased volatility, and liquidity issues; and (v) rapidly evolving proposals and/or actions by state and federal governments to address problems being experienced by the markets and by businesses and the economy in general which will not necessarily adequately address the problems facing the loan market and middle market businesses.

Although the United States Food and Drug Administration authorized vaccines for emergency use starting in December 2020, it remains unclear how quickly the vaccines will be distributed nationwide and globally or when “herd immunity” will be achieved and the restrictions that were imposed to slow the spread of the virus will be lifted entirely. The delays in distributing the vaccines and/or upticks in case numbers could lead people to continue to self-isolate and not participate in the economy at pre-pandemic levels for a prolonged period of time. Even after the COVID-19 pandemic subsides, the U.S. economy and most other major global economies may continue to experience a recession, and the Fund anticipates its business and operations could be materially adversely affected by a prolonged recession in the United States and other major markets.
The COVID-19 pandemic is having, and any future outbreaks of COVID-19 could have, an adverse impact on the markets and the economy in general, which could have a material adverse impact on, among other things, the ability of lenders to originate loans, the volume and type of loans originated, and the volume and type of amendments and waivers granted to borrowers and remedial actions taken in the event of a borrower default, each of which could negatively impact the amount and quality of loans available for investment by the Fund and returns to the Fund, among other things. As of the date of this Registration Statement, it is impossible to determine the scope of the COVID-19 pandemic, or any future outbreaks of COVID-19, how long any such outbreak, market disruption or uncertainties may last, the effect any governmental actions will have or the full potential impact on the Fund and its Portfolio Companies. Any potential impact to our results of operations will depend to a large extent on future developments and new information that could emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by authorities and other entities to contain COVID-19 or treat its impact, all of which are beyond our control. These potential impacts, while uncertain, could adversely affect the Fund and its Portfolio Companies’ operating results.
If the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, loan non-accruals, problem assets, and bankruptcies may increase. In addition, collateral for our loans may decline in value, which could cause loan losses to increase and the net worth and liquidity of loan guarantors to decline, impairing their ability to honor commitments to the Fund. An increase in loan delinquencies and non-accruals or a decrease in loan collateral and guarantor net worth could result in increased costs and reduced income which would have a material adverse effect on our business, financial condition or results of operations. Central banks and governments have responded with liquidity injections to ease the strain on financial systems and stimulus measures to buffer the shock to businesses and consumers. These measures have helped stabilize certain portions of the financial markets over the short term, but volatility will likely remain elevated until the health crisis itself is under control (via fewer new cases, lower infection rates and/or verified treatments). There are still many unknowns and new information is incoming daily, compounding the difficulty of modeling outcomes for epidemiologists and economists alike.
The Fund cannot be certain as to the duration or magnitude of the economic impact of the COVID-19 pandemic on the markets in which the Fund and its Portfolio Companies operate, including with respect to travel restrictions, business closures and restrictions, mitigation efforts (whether voluntary, suggested, or mandated by law) and corresponding declines in economic activity that may negatively impact the U.S. economy and the markets for the various types of goods and services provided by U.S. middle market companies. Depending on the duration, magnitude and severity of these conditions and their related economic and market impacts, certain Portfolio Companies may suffer declines in earnings and could experience financial distress, which could cause them to default on their financial obligations to the Fund and their other lenders.
The Fund will also be negatively affected if its operations and effectiveness or the operations and effectiveness of a Portfolio Company (or any of the key personnel or service providers of the foregoing) is compromised or if necessary or beneficial systems and processes are disrupted.
Any public health emergency, including the COVID-19 pandemic or any outbreak of other existing or new epidemic diseases, or the threat thereof, and the resulting financial and economic market uncertainty could have a significant adverse impact on the Fund and the fair value of its investments. The Fund’s valuations, and particularly valuations of private investments and private companies, are inherently uncertain, may fluctuate over short periods of time and are often based on estimates, comparisons and qualitative evaluations of private information that may not show the complete impact of the COVID-19 pandemic and the resulting measures taken in response thereto.

These potential impacts, while uncertain, could adversely affect the Fund and its Portfolio Companies’ operating results.
In addition, certain of our Portfolio Companies may operate in, or have dealings with, countries subject to sanctions or embargos imposed by the U.S. government, foreign governments, or the United Nations or other international organizations. In particular, on February 24, 2022, Russian troops began a full-scale invasion of Ukraine and, as of the date hereof, the countries remain in active armed conflict. Around the same time, the U.S., the U.K., the E.U., and several other nations announced a broad array of new or expanded sanctions, export controls, and other measures against Russia, Russia-backed separatist regions in Ukraine, and certain banks, companies, government officials, and other individuals in Russia and Belarus, as well as a number of Russian Oligarchs. The ongoing conflict and the rapidly evolving measures in response could be expected to have a negative impact on the economy and business activity globally (including in the countries in which the Fund invests), and therefore could adversely affect the performance of the Fund’s Portfolio Investments. The severity and duration of the conflict and its impact on global economic and market conditions are impossible to predict, and as a result, present material uncertainty and risk with respect to the Fund and the performance of its investments and operations, and the ability of the Fund to achieve its investment objectives. Similar risks will exist to the extent that any Portfolio Investments, service providers, vendors or certain other parties have material operations or assets in Russia, Ukraine, Belarus, or the immediate surrounding areas.
Market Volatility
The public markets are currently experiencing significant volatility and many observers believe a global economic downturn or recession is possible. The extent and duration of such environment, to the private equity industry and global markets as a whole, is currently unknown. For this reason, valuations in this environment are subject to heightened uncertainty and subject to numerous subjective judgments, any or all of which could turn out to be incorrect with the benefit of hindsight. Furthermore, traditional valuation approaches that have been used historically may need to be modified in order to effectively capture fair value of private investments in the midst of significant volatility or market dislocation. Investors should therefore attach correspondingly qualified consideration to such performance information.
Inflation and Supply Chain Risk
Economic activity has continued to accelerate across sectors and regions. Nevertheless, due to global supply chain issues, a rise in energy prices and strong consumer demand as economies continue to reopen, inflation is showing signs of acceleration in the U.S. and globally. Inflation is likely to continue in the near to medium-term, particularly in the U.S., with the possibility that monetary policy may tighten in response. Certain of our Portfolio Companies may be impacted by inflation and persistent inflationary pressures could negatively affect our Portfolio Companies profit margins.
U.S. Capital Markets
The U.S. capital markets have experienced extreme volatility and disruption following the global outbreak of COVID-19 that began in December 2019. The global impact of the COVID-19 pandemic continues to rapidly evolve and has led to the re-introduction of certain public health restrictions. Such measures, as well as the general uncertainty surrounding the dangers and impact of COVID-19, have created significant disruptions in supply chains and economic activity. The impact of COVID-19 has led to significant volatility and declines in the global public equity markets and it is uncertain how long this volatility will continue. As COVID-19 persists, the potential impacts, including a global, regional or other economic recession, are increasingly uncertain and difficult to assess.
Disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. These and future market disruptions and/or illiquidity would be expected to have an adverse effect on our business, financial condition, results of operations and cash flows. Unfavorable economic conditions also would be expected to increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events have limited, and could continue to limit, our investment originations and/or our ability to grow, and they could have a material negative impact on our operating results and the fair values of our debt and equity investments.

In addition, due to the COVID-19 pandemic in the United States, certain personnel of the Adviser began to, and may currently continue to, work remotely, which may introduce additional operational risk to us. Staff members of certain of the Fund’s other service providers may also work remotely. An extended period of remote working could lead to service limitations or failures that could impact the Fund or its performance.
Further, current market conditions may make it difficult for the Fund to obtain debt capital on favorable terms and any failure to do so could have a material adverse effect on our business. The debt capital that will be available to the Fund in the future, if at all, may be at a higher cost and on less favorable terms and conditions than what the Fund would otherwise expect, including being at a higher cost in rising rate environments. If the Fund is unable to raise debt, then our equity investors may not benefit from the potential for increased returns on equity resulting from leverage and the Fund may be limited in its ability to make or fund commitments to portfolio companies. An inability to obtain indebtedness could have a material adverse effect on our business, financial condition or results of operations.
In past economic downturns, such as the financial crisis in the United States that began in mid-2007 and during other times of extreme market volatility, many commercial banks and other financial institutions stopped lending or significantly curtailed their lending activity. In addition, in an effort to stem losses and reduce their exposure to segments of the economy deemed to be high risk, some financial institutions limited routine refinancing and loan modification transactions and even reviewed the terms of existing facilities to identify bases for accelerating the maturity of existing lending facilities. If these conditions recur, for example as a result of the COVID-19 pandemic, rising interest rates or global conflict, it may be difficult for the Fund to obtain desired financing to finance the growth of our investments on acceptable economic terms, or at all.
So far, the COVID-19 pandemic has resulted in, and until fully resolved is likely to continue to result in, among other things, increased draws by borrowers on revolving lines of credit and increased requests by borrowers for amendments, modifications and waivers of their credit agreements to avoid default or change payment terms, increased defaults by such borrowers and/or increased difficulty in obtaining refinancing at the maturity dates of their loans. In addition, the duration and effectiveness of responsive measures implemented by governments and central banks cannot be predicted. The commencement, continuation, or cessation of government and central bank policies and economic stimulus programs, including changes in monetary policy involving interest rate adjustments or governmental policies, may contribute to the development of or result in an increase in market volatility, illiquidity and other adverse effects that could negatively impact the credit markets and the Fund.
If the Fund is unable to consummate credit facilities on commercially reasonable terms, our liquidity may be reduced significantly. If the Fund is unable to repay amounts outstanding under its credit facilities or any facility the Fund may enter into and are declared in default or are unable to renew or refinance any such facility, it would limit its ability to initiate significant originations or to operate our business in the normal course. These situations may arise due to circumstances that the Fund may be unable to control, such as inaccessibility of the credit markets, a severe decline in the value of the U.S. dollar, a further economic downturn or an operational problem that affects third parties or the Fund, and could materially damage its business. Moreover, the Fund is unable to predict when economic and market conditions may become more favorable. Even if such conditions improve broadly and significantly over the long term, adverse conditions in particular sectors of the financial markets could adversely impact our business.
U.S. Credit Rating, the Debt Ceiling and Interest Rate Volatility
U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit-rating downgrades and economic slowdowns, or a recession in the United States. Although U.S. lawmakers passed legislation to raise the federal debt ceiling on multiple occasions, including a suspension of the federal debt ceiling in August 2019 and December 2021, ratings agencies have lowered or threatened to lower the long-term sovereign credit rating on the United States. The December 2021 legislation suspends the debt ceiling through early 2023, unless Congress takes legislative action to further extend or defer it. The impact of this or any further downgrades to the U.S. government's sovereign credit rating or its perceived creditworthiness could adversely affect the U.S. and global financial markets and economic conditions. Absent further quantitative easing by the Federal Reserve, these developments could cause interest rates and borrowing costs to rise, which may negatively impact our ability to access the debt markets on favorable terms. In addition, disagreement over the federal budget has caused the U.S. federal government to shut down for periods of time. Continued adverse political and economic conditions could have a material adverse effect on the Fund’s business, financial condition and results of operations.
Regulations Governing the Operations of BDCs
The Fund’s business requires a substantial amount of capital. The Fund may acquire additional capital from the issuance of senior securities, including borrowing under a credit facility or other indebtedness. In addition, the Fund may also issue additional equity capital. However, the Fund may not be able to raise additional capital in the future on favorable terms or at all.
The Fund may issue debt securities, Preferred Units, and the Fund may borrow money from banks or other financial institutions, which the Fund refers to collectively as “senior securities”, up to the maximum amount permitted by the 1940 Act. The 1940 Act permits the Fund to issue senior securities in amounts such that the Fund’s asset coverage, as defined in the 1940 Act, equals at least 200% after each issuance of senior securities. The Fund has utilized recent legislation that has modified the 1940 Act by allowing a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements under the 1940 Act are met. If the Fund’s asset coverage ratio is not at least 150%, the Fund would be unable to issue senior securities, and if the Fund had senior securities outstanding (other than any indebtedness issued in consideration of a privately arranged loan, such as any indebtedness outstanding under a credit facility), the Fund would be unable to make distributions to the Unitholders. If the value of the Fund’s assets declines, the Fund may be unable to satisfy this test. If that happens, the Fund may be required to liquidate a portion of the Fund’s investments and repay a portion of its indebtedness at a time when such sales may be disadvantageous.
In addition, the Fund may in the future seek to securitize other portfolio securities to generate cash for funding new investments. To securitize loans, the Fund would likely create a wholly-owned subsidiary and contribute a pool of loans to the subsidiary. The Fund would then sell interests in the subsidiary on a non-recourse basis to purchasers and the Fund would retain all or a portion of the equity in the subsidiary. If the Fund is unable to successfully securitize its loan portfolio the Fund’s ability to grow its business or fully execute its business strategy could be impaired and its earnings, if any, could decrease. The securitization market is subject to changing market conditions, and the Fund may not be able to access this market when it would be otherwise deemed appropriate. Moreover, the successful securitization of the Fund’s portfolio might expose the Fund to losses as the residual investments in which the Fund does not sell interests will tend to be those that are riskier and more apt to generate losses. The 1940 Act also may impose restrictions on the structure of any securitization.
The Fund may also obtain capital through the issuance of additional equity capital. As a BDC, the Fund generally is not able to issue or sell its Units at a price below net asset value per Unit. If the Units trades at a discount to the Fund’s net asset value per Unit, this restriction could adversely affect the Fund’s ability to raise equity capital. The Fund may, however, sell the Units, or warrants, options or rights to acquire the Units, at a price below the Fund’s net asset value per Unit if the Board and Independent Directors determine that such sale is in the Fund’s best interests and the best interests of the Unitholders, and the Unitholders approve such sale. In any such case, the price at which the Fund’s securities are to be issued and sold may not be less than a price that, in the determination of the Board, closely approximates the market value of such securities (less any underwriting commission or discount). If the Fund raises additional funds by issuing more Units, or if the Fund issues senior securities convertible into, or exchangeable for, the Units, the percentage ownership of the Unitholders may decline and you may experience dilution.
Changes in the laws or regulations or the interpretations of the laws and regulations that govern BDCs, RICs or non-depository commercial lenders could significantly affect the Fund’s operations and its cost of doing business. The Portfolio Companies are subject to U.S. federal, state and local laws and regulations. New legislation may be enacted or new interpretations, rulings or regulations could be adopted, any of which could materially adversely affect the Fund’s business, including with respect to the types of investments the Fund is permitted to make, and your interests as Unitholders potentially with retroactive effect. In addition, any changes to the laws and regulations governing the Fund’s operations relating to permitted investments may cause the Fund to alter its investment strategy in order to make available to itself, new or different opportunities. These changes could result in material changes to the Fund’s strategies which may result in its investment focus shifting from the areas of expertise of the Adviser to other types of investments in which the Adviser may have less expertise or little or no experience. Any such changes, if they occur, could have a material adverse effect on the Fund’s business, results of operations and financial condition and, consequently, the value of your investment in the Fund.
Over the last several years, there has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether these regulations will be implemented or what form they will take, increased regulation of non-bank credit extension could negatively impact the Fund’s operations, cash flows or financial condition, impose additional costs on the Fund, intensify the regulatory supervision of the Fund or otherwise adversely affect the Fund’s business.
Fluctuations in our Annual and Quarterly Results
The Fund could experience fluctuations in its annual and quarterly operating results due to a number of factors, some of which are beyond the Fund’s control, including its ability or inability to make investments in companies that meet its investment criteria, the interest rate payable on the debt securities acquired and the default rate on such securities, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Fund encounters competition in the markets in which the Fund operates and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.
1934 Act
Because the Units will be registered under the 1934 Act, ownership information for any person who beneficially owns more than 5% of the Units will have to be disclosed in a Schedule 13D or Schedule 13G, as applicable, or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, the Unitholders who choose to reinvest their distributions may see their percentage stake in the Fund increased to more than 5%, thus triggering this filing requirement. Each Unitholder is responsible for determining their filing obligations and preparing the filings. In addition, the Unitholders who hold more than 10% of a class of the Units may be subject to Section 16(b) of the 1934 Act, which recaptures for the benefit of the Fund profits from the purchase and sale of registered stock within a six-month period.
Sarbanes-Oxley Act
The Fund is not currently required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404 of that statute (“Section 404”), and will not be required to comply with all of those requirements until the Fund has been subject to the reporting requirements of the 1934 Act for a specified period of time or the date the Fund is no longer an emerging growth company under the JOBS Act. While other vehicles managed by the Adviser and its affiliates are and may in the future be subject to the internal controls requirements of Section 404 and, accordingly, the Adviser and its affiliates have established such internal controls policies, such internal controls policies are not required to be established with respect to the Fund at this time. Accordingly, the Fund’s internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that the Fund will eventually be required to meet. The Fund is in the process of addressing the Fund’s internal controls over financial reporting and are establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Fund.
Additionally, the Fund has begun the process of documenting its internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of its internal controls over financial reporting. The Fund’s independent registered public accounting firm will not be required to formally attest to the effectiveness of the Fund’s internal control over financial reporting until the later of the year following the Fund’s first annual report required to be filed with the SEC, or the date the Fund is no longer an emerging growth company under the JOBS Act. Because the Fund is not currently required to have comprehensive documentation of its internal controls and test its internal controls in accordance with Section 404, the Fund cannot conclude in accordance with Section 404 that the Fund does not have a material weakness in its internal controls or a combination of significant deficiencies that could result in the conclusion that the Fund has a material weakness in its internal controls. As a public entity, the Fund will be required to complete its initial assessment in a timely manner. If the Fund is not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, its operations, financial reporting or financial results could be adversely affected. Matters impacting the Fund’s internal controls may cause the Fund to be unable to report its financial information on a timely basis and thereby subject the Fund to adverse regulatory consequences, including sanctions by the SEC, and result in a breach of the covenants under the agreements governing any of the Fund’s financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Fund and the reliability of its financial statements. Confidence in the reliability of the Fund’s financial statements could also suffer if the Fund or its independent registered public accounting firm were to report a material weakness in the Fund’s internal controls over financial reporting.
“Emerging Growth Company” Under the JOBS Act
The Fund is and the Fund will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of any exchange listing, (ii) in which the Fund has total annual gross revenue of at least $1.07 billion, or (iii) in which the Fund is deemed to be a large accelerated filer, which means the market value of the Fund’s Units that are held by non-affiliates exceeds $700 million as of the date of the Fund’s most recently completed second fiscal quarter, the Fund has annual investment income of at least $100 million, we have been publicly reporting for at least 12 months and we have filed at least one annual report on Form 10-K), and (b) the date on which the Fund has issued more than $1.0 billion in non-convertible debt during the prior three-year period. There is currently no public market for our Units and one is not expected to develop. For so long as the Fund remains an “emerging growth company,” the Fund may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. The Fund cannot predict if investors will find its Units less attractive because the Fund may rely on some or all of these exemptions. If some investors find the Fund’s Units less attractive as a result, there may be a less active trading market for the Units and the Unit price may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Fund currently are and may to continue taking advantage of such extended transition periods.
OFAC and FCPA Considerations
Economic sanction laws in the United States and other jurisdictions may prohibit New Mountain, New Mountain’s professionals and the Fund from transacting with or in certain countries and with certain individuals and companies. In the United States, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) administers and enforces laws, Executive Orders and regulations establishing U.S. economic and trade sanctions. Such sanctions prohibit, among other things, transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These entities and individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs. The lists of OFAC prohibited countries, territories, persons and entities, including the List of Specially Designated Nationals and Blocked Persons, as such list may be amended from time to time, can be found on the OFAC website at www.treas.gov/ofac. In addition, certain programs administered by OFAC prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the lists maintained by OFAC. These types of sanctions may significantly restrict the Fund’s investment activities in certain emerging market countries.
In some countries, there is a greater acceptance than in the United States of government involvement in commercial activities, and of corruption. New Mountain, the New Mountain professionals and the Fund are committed to complying with the Foreign Corrupt Practices Act (“FCPA”) and other anti-corruption laws, anti-

bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, the Fund may be adversely affected because of its unwillingness to participate in transactions that violate such laws or regulations. Such laws and regulations may make it difficult in certain circumstances for the Fund to act successfully on investment opportunities and for Portfolio Investments to obtain or retain business.
In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In addition, the United Kingdom has recently significantly expanded the reach of the UK Bribery Act of 2010 (the “UK Bribery Act”), which in some ways is broader in scope than the FCPA and applies to private and public sector corruption and holds companies liable for failure to prevent bribery unless they have adequate procedures in place to prevent bribery. While New Mountain has developed and implemented a stringent compliance program designed to ensure strict compliance by New Mountain, its personnel and senior advisors with the FCPA and the UK Bribery Act, even reasonable compliance programs may not prevent all instances of violations. In addition, in spite of New Mountain’s policies and procedures, affiliates of Portfolio Companies, particularly in cases where the Fund or another New Mountain product or vehicle does not control such Portfolio Company, and third-party consultants, managers and advisors may engage in activities that could result in FCPA or UK Bribery Act violations. Any determination that New Mountain has violated the FCPA, the UK Bribery Act, or other applicable anti-corruption laws or anti-bribery laws could subject the Firm to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect New Mountain’s business prospects and/or financial position, as well as the Fund’s ability to achieve its investment objective and/or conduct its operations. The Fund may incur costs and expenses associated with engaging external counsel or other third-party consultants or professionals in connection with inquiries or investigations relating to FCPA or other applicable anti-corruption laws or anti-bribery laws.
Risks Associated with the European Union
Following the credit crisis of 2007, the economies of certain Eurozone countries have suffered high unemployment, low or stagnant economic growth, a decline in the real value of living wages, large current account deficits, lack of competitiveness, high government borrowing relative to GDP, and higher interest rates on government bonds - reflecting a perceived risk of being unable to meet future financial obligations. While the devaluation of a nation’s currency would be expected to stimulate competitiveness, reduce unemployment, increase GDP and ultimately raise taxes to reduce a budget deficit, it is not within the control of individual Eurozone countries to devalue the Euro. Without reasonable prospects for growth, and the inability to devalue their national currency, some Eurozone countries have, or have been forced to, reduce public spending on the one hand, which has resulted in lower growth, higher unemployment and lower tax revenues, while at the same time attempting to introduce structural reforms to improve competitiveness over the longer term. Without the means to stimulate economic growth through currency devaluation, critics of the single currency question the suitability of the Euro to function in the diverse economies of the Eurozone and, if a single currency is unsuitable, the risk of the re-introduction of individual currencies in one or more Eurozone countries, or, in more extreme circumstances, the possible dissolution of the Euro entirely.
In 2010, a financial crisis emerged in Europe, triggered by high budget deficits and rising direct and contingent sovereign debt, which created concerns about the ability of certain nations to continue to service their sovereign debt obligations. Risks resulting from such debt crisis, including any austerity measures taken in exchange for bailout of certain nations, and any future debt crisis in Europe or any similar crisis elsewhere could have a detrimental impact on the global economic recovery, sovereign and non-sovereign debt in certain countries and the financial condition of financial institutions generally. A particularly high level of government debt may be unsustainable for a country that has, and continues to endure, weak economic growth and/or high unemployment, and has yet to implement or benefit from long-term economic reforms. A default on sovereign debt, although now a more remote risk than after the crisis, could have a material impact on economic conditions and market activity in the Eurozone and elsewhere in the European Union (“EU”). For example, default by a participating member state could result in, or contribute to, the defaulting member state ceasing to use the Euro as its national currency, or even provide a stimulus for one or more member states to withdraw from EU membership—any of which would likely have an adverse impact on the Fund. Moreover, any structural instability of the Eurozone would likely have negative implications for the global economy. A potential effect would be an immediate reduction of liquidity for particular investments in economically connected countries, thereby impairing the value of such investments. Volatility in the global credit markets may make it more difficult for issuers and borrowers to obtain favorable financing or refinancing arrangements that may be needed to execute the Fund’s investment strategy. Uncertainty in the Eurozone could have an adverse effect on the Fund by affecting the performance of its investments and its ability to fulfill its investment objectives.
On January 31, 2020, the United Kingdom (the “UK”) ended its membership in the European Union (“Brexit”). Under the terms of the withdrawal agreement negotiated and agreed between the UK and the European Union, the UK's departure from the European Union was followed by a transition period (the “Transition Period”), which ran until December 31, 2020 and during which the UK continued to apply European Union law and was treated for all material purposes as if it were still a member of the European Union. On December 24, 2020, the European Union and UK governments signed a trade deal that became provisionally effective on January 1, 2021 and that now governs the relationship between the UK and European Union (the “Trade Agreement”). The Trade Agreement implements significant regulation around trade, transport of goods and travel restrictions between the UK and the European Union. Notwithstanding the foregoing, the longer term economic, legal, political and social implications of Brexit are unclear at this stage and are likely to continue to lead to ongoing political and economic uncertainty and periods of increased volatility in both the UK and in wider European markets for some time. In particular, Brexit could lead to calls for similar referendums in other European jurisdictions, which could cause increased economic volatility in the European and global markets. This mid- to long-term uncertainty could have adverse effects on the economy generally and on the Fund’s ability to earn attractive returns. In particular, currency volatility could mean that our returns are adversely affected by market movements and could make it more difficult, or more expensive, for us to execute prudent currency hedging policies. Potential decline in the value of the British Pound and/or the Euro against other currencies, along with the potential further downgrading of the UK's sovereign credit rating, could also have an impact on the performance of certain investments made in the UK or Europe.
Inflation
The U.S. and other developed economies have recently experienced higher-than-normal inflation rates. It remains uncertain whether substantial inflation in the U.S. and other developed economies will be sustained over an extended period of time or have a significant effect on the U.S. or other economies. Inflation may affect the Fund’s investments adversely in a number of ways. During periods of rising inflation, interest and dividend rates of any instruments the Fund or entities related to Portfolio Investments may have issued could increase, which would tend to reduce returns to investors in the Fund. Inflationary expectations or periods of rising inflation could also be accompanied by the rising prices of commodities which are critical to the operation of Portfolio Companies. Portfolio Companies may have fixed income streams and, therefore, be unable to pay higher dividends, the interest amounts and other payments on the Fund’s portfolio investments. The market value of such investments may decline in value in times of higher inflation rates. Some of the Fund’s Portfolio Investments may have income linked to inflation through contractual rights or other means. However, as inflation may affect both income and expenses, any increase in income may not be sufficient to cover increases in expenses.
Governmental efforts to curb inflation often have negative effects on the level of economic activity. In an attempt to stabilize inflation, certain countries have imposed wage and price controls at times. Past governmental efforts to curb inflation have also involved more drastic economic measures that have had a materially adverse effect on the level of economic activity in the countries where such measures were employed. Certain countries, including the U.S., have recently seen increased levels of inflation and there can be no assurance that continued and more wide-spread inflation will not become a serious problem in the future and have an adverse impact on the Fund’s returns. There can be no assurance that continued and more wide-spread inflation in the U.S. and/or other economies will not become a serious problem in the future and have a material adverse impact on the Fund’s returns.
Inability to Deploy Capital Commitments
The Fund may experience delays in investing its Capital Commitments, which may cause the Fund’s performance to be worse than the performance of other investment vehicles with investment programs that are similar to the investment objectives of the Fund. The Adviser may not be able to identify a sufficient number of potential investments that meet the Fund’s investment objectives or ensure that any investment that the Fund makes will produce a positive return. The Adviser may be unable to invest all of the Capital Commitments of the Fund on acceptable terms within the Investment Period, which would reduce the returns to the Fund.
Conversely, the Fund may deploy a significant amount of or majority of its aggregate Capital Commitments over a short period of time, which would increase the likelihood that the Fund will be adversely impacted by market dislocations, economic shocks, recessions, depressions and other similar market downturns. This, in turn, could leave an insufficient amount of remaining capital available to the Fund to seek to invest opportunistically during and after such downturn. In such circumstances, the Fund’s performance may be worse than the performance of other investment vehicles with investment programs that are similar to the investment objectives of the Fund that make their investments over a longer period of time and therefore are both less heavily invested during such downturn, and more readily able to invest during and after such downturns.
Enhanced Scrutiny and Potential Regulation of the Private Investment Fund Industry
The Fund’s ability to achieve its investment objectives, as well as the ability of the Fund to conduct its operations, is based on laws and regulations, as well as their interpretation, which are subject to change through legislative, judicial or administrative action. Future legislative, judicial or administrative action could adversely affect the Fund’s ability to achieve its investment objectives, as well as the ability of the Fund to conduct its operations. Furthermore, if regulatory capital requirements from the Dodd-Frank Act, Basel III, or other regulatory action are imposed on private lenders that provide the Fund with financing (as defined below), the lenders may be required to limit, or increase the cost of, financing they provide to the Fund. Among other things, this could potentially increase the Fund’s financing costs and reduce the Fund’s liquidity or require the Fund to sell assets at an inopportune time or price.
There continues to be significant discussion regarding enhancing governmental scrutiny and/or increasing the regulation of the financial industry. On July 21, 2010, then-President Obama signed into law the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). A key feature of the Dodd-Frank Act is the potential extension of prudential regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to nonbank financial companies that are not currently subject to such regulation but that are determined to pose risk to the U.S. financial system. The Dodd-Frank Act defines a “nonbank financial company” as a company that is predominantly engaged in activities that are financial in nature. The Financial Stability Oversight Council (the “FSOC”), an interagency body created to monitor and address systemic risk, has the authority to subject such a company to supervision and regulation by the Federal Reserve (including capital, leverage and liquidity requirements) if it determines that such company is systemically important, in that it poses a risk to the U.S. financial system. The Dodd-Frank Act does not contain any minimum size requirements for such a determination by the FSOC, and it is possible that it could be applied to private funds, particularly large, highly-leveraged funds, although no such funds have been designated as systemically important by the FSOC to date.
The Dodd-Frank Act also imposes a number of restrictions on the relationship and activities of banking organizations with private investment funds and other provisions that have affected the private investment fund industry, either directly or indirectly. Included in the Dodd-Frank Act is the so-called “Volcker Rule,” which contain restrictions on certain investors that are (or that have affiliates or certain interest in any entity that is) a bank or a bank-related entity and/or have a connection to the U.S. in that regard from making and holding certain interests in private investment funds.
The Dodd-Frank Act, as well as future related legislation, may have an adverse effect on the private investment fund industry generally and/or on New Mountain or the Fund, specifically. Therefore, there can be no assurance that any continued regulatory scrutiny or initiatives will not have an adverse impact on New Mountain or otherwise impede the Fund’s activities. These reforms and/or other similar legislation could increase compliance costs of the Fund and have an adverse effect on the private fund industry generally and/or on New Mountain and the Fund.
The current regulatory environment in the United States may be impacted by future legislative developments, such as amendments to key provisions of the Dodd-Frank Act. On June 12, 2017, the U.S. Department of the Treasury issued recommendations for streamlining banking regulation and changing key features of the Dodd-Frank Act and other measures taken by regulators following the most recent financial crisis. On May 24, 2018, the

Economic Growth, Regulatory Relief and Consumer Protection Act (the “Reform Act”) was signed into law. Among other regulatory changes, the Reform Act amends various sections of the Dodd-Frank Act, including by modifying the Volcker Rule to exempt depository institutions that do not have, and are not controlled by a company that has, more than $10 billion in total consolidated assets and significant trading assets and liabilities. The ultimate consequences of the Reform Act on the Fund and its activities remain uncertain. Prospective investors should note that any significant changes in, among other things, banking and financial services regulation, including the regulation of the asset management industry, could have a material adverse impact on the Fund and its activities.
As a registered investment adviser under the Advisers Act, the Adviser is required to comply with a variety of periodic reporting and compliance-related obligations under applicable federal and state securities laws (including, without limitation, the obligation of the Adviser and its affiliates to make regulatory filings with respect to the Fund and its activities under the Advisers Act (including, without limitation, Form PF and Form ADV)). In addition, the Adviser is required to comply with a variety of regulatory reporting and compliance-related obligations under applicable federal, state and foreign securities laws (including, without limitation, reports or notices in connection with the Directive (as defined below) and/or CFTC as well as other international jurisdiction-specific obligations). In light of the heightened regulatory environment in which the Fund and the Adviser operate and the ever-increasing regulations applicable to private investment funds and their investment advisors, it has become increasingly expensive and time-consuming for the Fund, the Adviser and their affiliates to comply with such regulatory reporting and compliance-related obligations. Additionally, the Fund may in the future engage additional third-party service providers to perform some or a significant portion of the reporting and compliance-related matters and functions under the Fund’s supervision (including draft preparation and the filing of Form PF), which could result in increased compliance costs and expenses. Any further increases in the regulations applicable to private investment funds generally or the Fund and/or the Adviser in particular may result in increased expenses associated with the Fund’s activities and additional resources of the Adviser being devoted to such regulatory reporting and compliance-related obligations, which may reduce overall returns for the Unitholders and/or have an adverse effect on the ability of the Fund to effectively achieve its investment objective.
Finally, increased reporting, registration and compliance requirements may divert the attention of personnel and the management teams of New Mountain and/or Portfolio Companies, and may furthermore place the Fund at a competitive disadvantage to the extent that New Mountain or Portfolio Companies are required to disclose sensitive business information.
Alternative Investment Fund Managers Directive
The European Union Alternative Investment Fund Managers Directive (the “Directive”) as transposed into national law within the member states of the European Economic Area (“EEA”), imposes requirements on non-EEA alternative investment fund managers (“AIFMs”) who intend to market alternative investment funds (“AIFs”) to investors within the EEA.
The Directive allows member states to permit the marketing of non EEA AIFs by non EEA AIFMs in accordance with local laws, provided that local laws meet the requirements of Article 42 (the so called national private placement regimes). There is no requirement for member states to operate or maintain a national private placement regime and, if they do, the member state is free to impose stricter rules than the minimum requirements. In summary, under Article 42, the AIFM must: (i) provide prescribed pre-investment disclosures to investors; (ii) report prescribed information to regulators on a periodic basis; (iii) prepare an annual report containing prescribed information and make it available to investors and regulators; and (iv) if applicable: (a) comply with notification and disclosure requirements in relation to the acquisition and control of non-listed companies and issuers; and (b) restrict early distributions or reductions in capital in respect of Portfolio Companies (the asset-stripping rules).
In addition, there must be appropriate cooperation arrangements in place between the competent authorities of the relevant countries, and neither the country where the AIFM is established nor the country where the AIF is established can be listed as a non-cooperative country and territory by the Financial Action Task Force (the “FATF”).

At present, some EEA states do not operate a national private placement regime at all; some member states and the UK apply the minimum requirements described above; others require the minimum plus, e.g., the appointment of a depositary; and some require compliance with substantially all of the Directive.
Where the Adviser has marketed the Fund in a member state or the UK resulting in investors from that member state or the UK investing in the Fund, the Adviser’s ongoing compliance with the laws of that member state or the UK (as applicable) will continue until all of such investors dispose of their interests in the Fund.
The Directive/UK AIFM Regulations have the potential to adversely affect the operations of the Fund by (i) limiting the territories in the EEA in which the Fund may seek investors, (ii) affecting the range of investment and realization strategies that the Fund is able to pursue, (iii) disadvantaging the Fund vis-à-vis non-AIF competitors and (iv) materially adding to the costs associated with compliance, monitoring and reporting over the life of the Fund.
In the future, the Adviser may be compelled to seek, or it may determine that it should seek, authorization as an AIFM in an EEA member state (should that option become available) or under a similar regime elsewhere. This would entail compliance with all requirements of the AIFMD (or with similar requirements of a similar regime). Alternatively, it might be determined in the future that the Fund should be managed by an associate of the Adviser that is an authorized AIFM and has its registered office in an EEA member state. In either circumstance, the AIFM would become subject to additional requirements, such as rules relating to remuneration, minimum regulatory capital requirements, restrictions on the use of leverage, requirements in relation to liquidity, risk management, valuation of assets, etc. Such requirements could adversely affect the Fund, among other things by increasing the regulatory burden and costs of operating and managing the Fund and its investments. Any required changes to compensation structures and practices could make it harder for the AIFM and its associates to recruit and retain key personnel.
The interpretation and application of the Directive/UK AIFM Regulations is subject to change as a result of, e.g., the issuance of further national guidance by a member state or the UK (as applicable), the issuance of binding guidelines by the European Securities and Markets Authority (“ESMA”) or the UK FCA (as applicable), further legislation supplementing the Directive, or a change in the national private placement regime of any member state or the UK. Compliance with the Directive/UK AIFM Regulations could expose the Adviser and/or the Fund to conflicting regulatory requirements in other jurisdictions. The Cross-border Distribution Directive EU/2019/1160 and Cross-border Distribution Regulation EU/2019/1156 amended the Directive as it applies in the EEA and introduced new rules relating to the (pre-)marketing of AIFs.
The Fund will bear the costs and expenses of compliance with the Directive/UK AIFM Regulations and any related regulations, including costs and expenses of collecting and calculating data and the preparation of regular reports to be filed with EEA member states or the UK (as applicable).
The offer of interests in the Fund, insofar as such interests can be offered to investors domiciled or established in a member state of the EEA (as described above) or the UK is restricted to professional investors. A professional investor is an investor that is considered to be a “professional client”, or who may, on request, be treated as a “professional client” in accordance with: (i) in respect of EEA investors, Annex II to the Markets in Financial Instruments Directive (2014/65/EU) (“MiFID”); and (ii) in respect of UK investors, COBS 3.5 of the Handbook of Rules and Guidance issued by the FCA. Notwithstanding that all marketing activity of the Adviser toward investors domiciled or established in the EEA or the UK shall be directed at investors who qualify as professional clients, such investors are not a “client” of the Adviser. The Adviser is not advising or making a recommendation to investors or prospective investors with respect to an investment in the Fund and the Adviser will not be responsible for providing protections that would otherwise be provided in an advisory-client relationship.
European Sustainability-Related Disclosure, United Kingdom Sustainable Finance and Disclosure Requirements and Reporting Frameworks May Lead to Increased Compliance Costs
On June 22, 2020, the Official Journal of the European Union published a classification system that establishes a list of environmentally sustainable economic activities and sets out four overarching conditions that an economic activity has to meet in order to qualify as environmentally sustainable (Regulation (EU) 2020/852 of the European Parliament and of the Council of 18 June 2020 on the establishment of a framework to facilitate sustainable investment, and amending Regulation (EU) 2019/2088, “Taxonomy Regulation”). The Taxonomy Regulation, amongst other things, introduces mandatory disclosure and reporting requirements and supplements the framework set out in the Sustainable Financial Disclosure Regulation (Regulation (EU) 2019/2088 of the European Parliament and of the Council of 27 November 2019 on sustainability‐related disclosures in the financial services sector, “SFDR”), which requires certain disclosures in relation to how sustainability risks and negative impacts on environmental and social factors are taken into account in investment decisions and for financial products which have a sustainable investment objective or which promote environmental or social characteristics. The disclosure requirements in the SFDR are supplemented by Commission Delegated Regulation (EU) 2022/1288 of 6 April 2022 supplementing Regulation (EU) 2019/2088 of the European Parliament and of the Council with regard to regulatory technical standards (“RTS”) specifying the details of the content and presentation of the information in relation to the principle of ‘do no significant harm’, specifying the content, methodologies and presentation of information in relation to sustainability indicators and adverse sustainability impacts, and the content and presentation of the information in relation to the promotion of environmental or social characteristics and sustainable investment objectives in pre-contractual documents, on websites and in periodic reports.
Compliance with frameworks of this nature may create an additional compliance burden and increased legal, compliance, governance, reporting and other costs to funds and/or fund managers because of the need to collect certain information to meet the disclosure requirements. In addition, where there are uncertainties regarding the operation of the framework, a lack of official, conflicting or inconsistent regulatory guidance, a lack of established market practice and/or data gaps or methodological challenges affecting the ability to collect relevant data, funds and/or fund managers may be required to engage third party advisors and/or service providers to fulfil the requirements, thereby exacerbating any increase in compliance burden and costs. To the extent that any applicable jurisdictions enact similar laws and/or frameworks, there is a risk that the Fund may not be able to maintain alignment of a particular investment with such frameworks, and/or may be subject to additional compliance burdens and costs, which might adversely affect the investment returns of the Fund.
Registration under the U.S. Commodity Exchange Act
Registration with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” or any change in the Fund’s operations necessary to maintain the Adviser’s ability to rely upon an exemption from registration could adversely affect the Fund’s ability to implement its investment program, conduct its operations and/or achieve its objectives and subject the Fund to certain additional costs, expenses and administrative burdens. Furthermore, any determination by the Adviser to cease or to limit investing in interests which may be treated as “commodity interests” in order to comply with the regulations of the CFTC may have a material adverse effect on the Fund’s ability to implement its investment objectives and to hedge risks associated with its operations.
LIBOR
LIBOR, the London Interbank Offered Rate, is an index rate that historically has been widely used in lending transactions and remains a common reference rate for setting the floating interest rate on private loans. LIBOR is expected to continue to be used as a reference rate until such time that private markets have fully transitioned to using the Secured Overnight Financing Rate (“SOFR”), or other alternative reference rates recommended by applicable market regulators. Uncertainty relating to the LIBOR calculation process, the valuation of LIBOR alternatives, and other economic consequences from the phasing out of LIBOR may adversely affect the Fund’s results of operations, financial condition and liquidity.
On March 5, 2021, the United Kingdom's Financial Conduct Authority (the “FCA”), which regulates LIBOR, announced that the ICE Benchmark Administration (“IBA”) (the entity regulated by the FCA that is responsible for calculating LIBOR) had notified the FCA of its intent, among other things, to cease providing overnight 1, 3, 6 and 12 months USD LIBOR tenors after June 30, 2023 and all other tenors after December 31, 2021. On November 16, 2021, the FCA issued a statement confirming that starting January 1, 2022, entities supervised by the FCA will be prohibited from using LIBORs, including USD LIBOR, that will be discontinued as of December 31, 2021 as well as, except in very limited circumstances, those tenors of USD LIBOR that will be discontinued or declared non-representative after June 30, 2023. While LIBOR will cease to exist or be declared non-representative, there continues to be uncertainty regarding the nature of potential changes to specific USD LIBOR tenors, the development and acceptance of alternative reference rates and other reforms.
Central banks and regulators in a number of major jurisdictions (for example, the United States, United Kingdom, European Union, Switzerland and Japan) have convened working groups to find, and implement the transition to, suitable replacements for LIBORs and other interbank offered rates (“IBORs”). To identify a successor rate for USD LIBOR, the Alternative Reference Rates Committee (“ARRC”), U.S.-based group convened by the U.S. Federal Reserve Board and the Federal Reserve Bank of New York, was formed. The ARRC has identified SOFR as its preferred alternative rate for LIBOR. SOFR is a measure of the cost of borrowing cash overnight, collateralized by U.S. Treasury securities, and is based on directly observable U.S. Treasury-backed repurchase transactions. On July 29, 2021, the ARRC formally recommended SOFR as its preferred alternative replacement rate for LIBOR. On July 29, 2021, the ARRC also recommended a forward-looking term rate based on SOFR published by CME Group. Although SOFR appears to be the preferred replacement rate for U.S. dollar LIBOR, at this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or other reforms to LIBOR that may be enacted in the United States, United Kingdom or elsewhere. Alternative reference rates that may replace LIBOR, including SOFR for USD transactions, may not yield the same or similar economic results as LIBOR over the lives of such transactions. There can be no guarantee that SOFR will become the dominant alternative to USD LIBOR or that SOFR will be widely used and other alternatives may or may not be developed and adopted with additional consequences.
New York and several other states have passed laws intended to apply to U.S. dollar LIBOR-based contracts, securities, and instruments governed by those states' laws. These laws established fallbacks for LIBOR when there is no or insufficient fallback rates in these contracts. The federal Adjustable Interstate Rate (LIBOR) Act (the “LIBOR Act”) was signed into law on March 15, 2022. The federal legislation provides a statutory fallback mechanism on a nation-wide basis to replace U.S. dollar LIBOR with a benchmark rate, selected by the Federal Reserve Board and based on SOFR, for certain contracts that reference U.S. dollar LIBOR and contain no or insufficient fallback provisions. The New York and other state laws were superseded by the LIBOR Act. On December 16, 2022, the Federal Reserve Board adopted a final rule implementing certain provisions of the LIBOR Act (“Regulation ZZ”). Regulation ZZ specifies that on the LIBOR replacement date, which is the first London banking day after June 30, 2023, the Federal Reserve Board-selected benchmark replacement, based on SOFR and including any tenor spread adjustment as provided by Regulation ZZ, will replace references to overnight, 1, 3, 6, and 12-month LIBOR in certain contracts that do not mature before the LIBOR replacement date and that do not contain adequate fallback language. Regulation ZZ could apply to certain of the Fund’s investments that reference LIBOR to the extent that they do not have fallback provisions or adequate fallback provisions.
The elimination of LIBOR or any other changes or reforms to the determination or supervision of LIBOR could have an adverse impact on the market value of and/or transferability of any LIBOR-linked securities, loans, and other financial obligations or extensions of credit held by or due to the Fund, valuation measurements used by the Fund that include LIBOR as an input, our operational processes or our overall financial condition or results of operations. For instance, if the LIBOR reference rate of the Fund’s LIBOR-linked securities, loans, and other financial obligations is higher than an alternative reference rate, such as SOFR, on our alternative reference rate-linked portfolio investments, the difference between the total interest income earned on interest earning assets and the total interest expense incurred on interest bearing liabilities may be compressed, reducing our net interest income and potentially adversely affecting our operating results. In addition, while the majority of our LIBOR-linked loans contemplate that LIBOR may cease to exist and allow for amendment to a new base rate without the approval of 100% of the lenders, if LIBOR ceases to exist, the Fund could be required, in certain situations, negotiate modifications to credit agreements governing such instruments, in order to replace LIBOR with such alternative reference rate and to incorporate any conforming changes to applicable credit spreads or margins. Following the replacement of LIBOR, some or all of these credit agreements may bear interest at a lower interest rate, which could have an adverse impact on the value and liquidity of the Fund’s investment in these portfolio companies and, as a result, on the Fund’s results of operations. Such adverse impacts and the uncertainty of the transition could result in disputes and litigation with counterparties and borrowers regarding the implementation of alternative reference rates.

Legal, Tax and Regulatory Risks
Legal, tax and regulatory changes could occur during the term of the Fund that may adversely affect the Fund, its Portfolio Companies or Unitholders. For example, from time to time the market for private investment transactions has been adversely affected by a decrease in the availability of senior and subordinated financing for transactions, in part in response to regulatory pressures on providers of financing to reduce or eliminate their exposure to such transactions.
Antitrust or other regulatory requirements may impose filing fees and other additional expenses on the Fund and may adversely affect the Fund’s ability to acquire or dispose of investment positions. The Fund and/or the Adviser may also be subject to regulation in jurisdictions in which the Fund and/or the Adviser engage in business. The regulatory environment for private investment funds is evolving, and changes in the regulation of private investment funds may adversely affect the value of investments held by the Fund and the ability of the Fund to effectively employ its investment strategies. Increased scrutiny and legislative changes applicable to private investment funds and their sponsors may also impose significant administrative burdens on the Adviser and may divert time and attention from portfolio management activities. The effect of any future regulatory change on the Fund could be substantial and adverse. In addition, the securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The SEC, other regulators and self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies. The regulation of derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial action.
Investors in the Fund should understand that the Fund’s business is dynamic and may change over time. Therefore, the Fund may be subject to new or additional regulatory constraints in the future. This Registration Statement cannot address or anticipate every possible current or future regulation that may affect the Adviser, the Fund or their investments. Such regulations may have a significant impact on the Unitholders or the operations of the Fund, including, without limitation, restricting the types of investments the Fund may make, preventing the Fund from exercising its voting rights with regard to certain financial instruments, requiring the Fund to disclose the identity of its investors or otherwise. The Adviser may, in its sole discretion, cause the Fund to be subject to such regulations if it believes that an investment or business activity is in the Fund’s interest, even if such regulations may have a detrimental effect on one or more Unitholders. Prospective investors are encouraged to consult their own advisors regarding an investment in the Fund.
Tax Consequences
There is a risk that the Internal Revenue Service (the “IRS”) will not concur as to the tax consequences of an investment in the Fund described above in “Item 1. Business—Certain U.S. Federal Income Tax Considerations.” Please refer to the discussion set forth in that section.
The IRS may audit the Fund and challenge any of the positions taken in regard to its formation, its investments or operations, and such audit may result in an audit of a Unitholder’s own tax returns and possibly adjustments to the tax liability reflected thereon.
Although the Fund intends to qualify annually as a RIC under Subchapter M of the Code, no assurance can be given that the Fund will be able to qualify for and maintain the Fund’s RIC tax treatment. To qualify for and maintain RIC status and be relieved of U.S. federal income taxes on income and gains distributed to the Unitholders, the Fund must meet the annual distribution, source-of-income and asset diversification requirements described below.
•The annual distribution requirement will be satisfied if the Fund distributes dividends to the Unitholders during the taxable year equal to at least 90% of the Fund’s investment company taxable income (as that term is defined in the Code, but determined without regard to the deduction for dividends paid) plus 90% of the Fund’s net interest income excludable under Section 103(a) of the Code. Because the Fund uses debt financing, the Fund is subject to an asset coverage ratio requirement under the 1940 Act, and the Fund may be subject to certain financial covenants contained in debt financing agreements (as applicable). This asset coverage ratio requirement and these financial covenants could, under certain circumstances, restrict the

Fund from making distributions to the Unitholders, which distributions are necessary for the Fund to satisfy the annual distribution requirement. If the Fund is unable to obtain cash from other sources and thus are unable to make sufficient distributions to the Unitholders, the Fund could fail to qualify for tax treatment as a RIC and thus become subject to U.S. federal income tax at corporate rates (and any applicable state and local taxes).
•The source-of-income requirement will be satisfied if at least 90% of the Fund’s gross income for each taxable year is derived from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to the Fund’s business of investing in such stock, securities, or currencies, and (b) net income derived from a Qualified Publicly Traded Partnership.
•The asset diversification requirement will be satisfied if, at the end of each quarter of each taxable year, the Fund diversifies the Fund’s holdings so that (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. government securities and securities of other RICs, and other securities for purposes of this calculation limited, in respect of any one issuer to an amount not greater in value than 5% of the Fund’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than U.S. government securities or securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Fund controls and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) any one or more Qualified Publicly Traded Partnerships. Failure to meet these requirements may result in the Fund having to dispose of certain investments quickly to prevent losing the Fund’s RIC status. Because most of the Fund’s investments are intended to be in private companies, and therefore may be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.
If the Fund fails to maintain the Fund’s RIC status for any reason, and the Fund does not qualify for certain relief provisions under the Code, the Fund would be subject to corporate-level U.S. federal income tax (and any applicable state and local taxes). In this event, the resulting taxes could substantially reduce the Fund’s net assets, the amount of cash available for distribution, and the amount of the Fund’s distributions, which would have a material adverse effect on the Fund’s financial performance.
Taxable Income in Excess of Cash
For U.S. federal income tax purposes, the Fund includes in the Fund’s taxable income its allocable share of certain amounts that the Fund has not yet received in cash, such as original issue discount, which may occur if the Fund receives warrants in connection with the origination of a loan or possibly in other circumstances if the Fund earns PIK interest, which generally represents contractual interest added to the loan balance and due at the end of the loan term. The Fund’s allocable share of such original issue discount and PIK interest is included in the Fund’s taxable income before the Fund receives any corresponding cash payments. The Fund may also be required to include in the Fund’s taxable income its allocable share of certain other amounts that the Fund will not receive in cash.
Because in certain cases the Fund may recognize taxable income before or without receiving cash representing such income, the Fund may have difficulty making distributions to the Unitholders that will be sufficient to enable the Fund to meet the annual distribution requirement necessary for the Fund to qualify as a RIC. Accordingly, the Fund may need to sell some of the Fund’s assets at times and/or at prices that the Fund would not consider advantageous. The Fund may need to raise additional equity or debt capital, or the Fund may need to forego new investment opportunities or otherwise take actions that are disadvantageous to the Fund’s business (or be unable to take actions that are advantageous to the Fund’s business) to enable the Fund to make distributions to the Unitholders that will be sufficient to enable the Fund to meet the annual distribution requirement. If the Fund is unable to obtain cash from other sources to enable the Fund to meet the annual distribution requirement, the Fund may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes).

Corporate-level Income Tax
The Fund may invest in certain debt and equity investments through taxable subsidiaries and the taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes. The Fund may invest in certain foreign debt and equity investments which could be subject to foreign taxes (such as income tax, withholding and value added taxes).
Special Tax Issues
The Fund expects to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, to preserve its status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.
Publicly Offered Regulated Investment Company
The Fund does not currently qualify as a “publicly offered regulated investment company”, as defined in the Code. Accordingly, U.S. individual and other non-corporate Unitholders will be taxed as though they received a distribution of some of the Fund’s expenses. A “publicly offered regulated investment company” is a RIC whose Units are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by at least 500 persons at all times during the taxable year. The Fund anticipates that it will not qualify as a publicly offered RIC for the 2023 tax year, and it cannot determine when it will qualify as a publicly offered RIC. Since the Fund is not a publicly offered RIC, a non-corporate Unitholder’s allocable portion of the Fund affected expenses, including a portion of the Fund’s management fees, will be treated as an additional distribution to the Unitholders. A non-corporate Unitholder's allocable portion of these expenses are treated as miscellaneous itemized deductions that are not currently deductible by such unitholder (and beginning in 2026, will be deductible to such unitholder only to the extent they exceed 2% of such Unitholder’s adjusted gross income), and are not deductible for alternative minimum tax purposes.
Possible Legislative or Other Developments
All statements contained in this Registration Statement concerning the United States federal income tax consequences of any investment in the Fund are based upon current law and the interpretations thereof. Therefore, no assurance can be given that the currently anticipated United States federal income tax treatment of an investment in the Fund will not be modified by legislative, judicial or administrative changes, possibly with retroactive effect, to the detriment of the Unitholders. Additionally, tax authorities in jurisdictions where the Fund maintains investments may materially change their tax laws so as to materially increase the tax burden associated with an investment in the Fund or to force or attempt to force increased disclosure from or about the Fund and/or its Unitholders as to the identity of all persons having a direct or indirect interest in the Fund. Such additional disclosure may take the form of additional filing requirements on Unitholders.
The Fund cannot predict how tax reform legislation will affect it, its investments, or its Unitholders, and any such legislation could adversely affect its business.
Legislative or other actions relating to taxes could have a negative effect on the Fund. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. The Fund cannot predict with certainty how any changes in the tax laws might affect it, our Unitholders, or its portfolio investments. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect the Fund’s ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our Unitholders of such qualification, or could have other adverse consequences.

According to publicly released statements, a top legislative priority of President Biden’s administration and of Democrats in the Senate and the House of Representatives is significant tax increases and various other changes to U.S. tax rules. Legislation has been proposed that includes, among other changes, significant modifications to international tax rules, and further restrictions on the taxation of carried interest. It is unclear whether any legislation will be enacted into law or, if enacted, what form it would take, and it is also unclear whether there could be regulatory or administrative action that could affect U.S. tax rules. The impact of any potential tax changes on an investment in the Fund is uncertain. Prospective investors should consult their own tax advisors regarding potential changes in tax laws and the impact on their investment in the Fund and the impact on the Fund and any potential investments.
Unitholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in the Fund’s Units.
Taxation in Other Jurisdictions
If the Fund makes Portfolio Investments in a jurisdiction outside the United States, the Fund may be subject to income or other tax in that jurisdiction. Any tax incurred in non-United States jurisdictions by the Fund or vehicles through which it invests generally will not be creditable to or deductible by the Unitholders.
ERISA Considerations
The Adviser will use reasonable efforts to avoid having the assets of the Fund constitute “plan assets” of any plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). In this regard the Investment Adviser intends to limit investment in the Units by “benefit plan investors” to less than 25% of the total value of each class of equity interests in us (within the meaning of the Plan Asset Regulations), in which case we may decline to accept subscriptions from, or approve transfers of Units to, certain investors in order to limit equity participation by benefit plan investors in us to less than 25% of the total value of each class of equity interests in the Fund. If the assets of the Fund were deemed to be “plan assets” of “benefit plan investors” within the meaning of ERISA and the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Fund, and (ii) the possibility that certain transactions in which the Fund might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the benefit plan investor any profit realized on the transaction and (ii) reimburse the benefit plan investor for any losses suffered by the benefit plan investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of benefit plan investors who decide to invest in the Fund could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the Adviser. With respect to an individual retirement account (an “IRA”) that invests in the Fund, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.
Risk Arising from Potential Control Group Liability
Under ERISA, upon the termination of a tax-qualified single employer-defined benefit pension plan, the sponsoring employer and all members of its “controlled group” will be jointly and severally liable for 100% of the plan’s unfunded benefit liabilities whether or not the controlled group members have ever maintained or participated in the plan. In addition, the U.S. Pension Benefit Guaranty Corporation (the “PBGC”) may assert a lien with respect to such liability against any member of the controlled group on up to 30% of the collective net worth of all members of the controlled group. Similarly, in the event a participating employer partially or completely withdraws from a multiemployer (union) defined benefit pension plan, any withdrawal liability incurred under ERISA will represent a joint and several liability of the withdrawing employer and each member of its controlled group.

A “controlled group” includes all “trades or businesses” under 80% or greater common ownership. This common ownership test is broadly applied to include both “parent-subsidiary groups” and “brother-sister groups” applying complex exclusion and constructive ownership rules. However, regardless of the percentage ownership that the Fund holds in one or more of its Portfolio Companies, the Fund itself cannot be considered part of an ERISA controlled group unless the Fund is considered to be a “trade or business.”
While there are a number of cases that have held that managing investments is not a “trade or business” for tax purposes, in 2007 the PBGC Appeals Board ruled that a private equity fund was a “trade or business” for ERISA controlled group liability purposes and at least one U.S. Federal Circuit Court has similarly concluded that a private equity fund could be a trade or business for these purposes based upon a number of factors including the fund’s level of involvement in the management of its Portfolio Companies and the nature of any management fee arrangements.
If the Fund were determined to be a trade or business for purposes of ERISA, it is possible, depending upon the structure of the investment by the Fund and/or its affiliates and other co-investors in a Portfolio Company and their respective ownership interests in the Portfolio Company, that any tax-qualified single employer defined benefit pension plan liabilities and/or multiemployer plan withdrawal liabilities incurred by the Portfolio Company could result in liability being incurred by the Fund, with a resulting need for additional capital contributions, the appropriation of Fund assets to satisfy such pension liabilities and/or the imposition of a lien by the PBGC on certain Fund assets. Moreover, regardless of whether or not the Fund were determined to be a trade or business for purposes of ERISA, a court might hold that one of the Fund’s Portfolio Companies could become jointly and severally liable for another Portfolio Company’s unfunded pension liabilities pursuant to the ERISA “controlled group” rules, depending upon the relevant investment structures and ownership interests as noted above.
Pay-To-Play Laws, Regulations and Policies
In light of controversies and highly publicized incidents involving money managers, a number of states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including investments by public retirement funds. The SEC also has adopted rules that, among other things, prohibit an investment advisor from providing advisory services for compensation with respect to a government plan investor for two years after the advisor or certain of its executives or employees make a contribution to certain elected officials or candidates. If the Adviser or its employees or affiliates fail to comply with such pay-to-play laws, regulations or policies, such non-compliance could have an adverse effect on the Fund by, for example, providing the basis for the withdrawal of the affected government plan investor.
Contingent Liabilities
Most of the Fund’s investments involve private securities. In connection with the disposition of an investment in private securities, the Fund may be required to make representations about the business and financial affairs of the Portfolio Company typical of those made in connection with the sale of a business. The Fund may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to certain potential liabilities. These arrangements may result in contingent liabilities that ultimately yield funding obligations that must be satisfied through our return of certain distributions previously made to us.
Legal, Regulatory and Policy Changes
Following the November 2022 elections in the United States, the Democratic Party controls both the Presidency and the Senate, with the Republican Party controlling the House of Representatives. Despite political tensions and uncertainty, changes in federal policy, including tax policies, and at regulatory agencies are expected to occur over time through policy and personnel changes, which may lead to changes involving the level of oversight and focus on the financial services industry or the tax rates paid by corporate entities. The nature, timing and economic and political effects of potential changes to the current legal and regulatory framework affecting financial institutions remain highly uncertain. Uncertainty surrounding future changes may adversely affect the Fund’s operating environment and therefore its business, financial condition, results of operations and growth prospects.

ITEM 2. FINANCIAL INFORMATION.
Discussion of the Fund’s Expected Operating Plans
Overview
We were formed on November 4, 2022 under the laws of the State of Delaware. We have elected to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated for U.S. federal income tax purposes as a RIC. As such, we will be required to comply with various regulatory requirements, such as the requirement to invest at least 70% of our assets in “qualifying assets,” source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of our taxable income and tax-exempt interest. See “Item 1. Business—Operating and Regulatory Environment” and “Item 1. Business—Taxation as a Regulated Investment Company.”
We commenced our investment operations on May 24, 2023.
Revenues
We plan to generate revenues in the form of interest income from the debt securities we hold and dividends and capital appreciation on either direct equity investments or equity interests obtained in connection with originating loans, such as options, warrants or conversion rights. The debt we invest in will typically not be rated by any rating agency, but if it were, it is likely that such debt would be below investment grade. In addition, we may also generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our Portfolio Companies, and possibly consulting fees. Certain of these fees may be capitalized and amortized as additional interest income over the life of the related loan.
Expenses
We do not currently have any employees and do not expect to have any employees. Services necessary for our business will be provided through the Administration Agreement and the Investment Management Agreement.
The Fund will bear its own legal and other expenses incurred in connection with our formation and organization and the offering of our Units, including (other than any placement fees, which will be borne by the Adviser directly or pursuant to waivers of the management fee, except any fees and expenses and any interest on deferred fees charged by any locally licensed intermediary or distributor that the Fund, the Adviser or an affiliate thereof is required to engage in order to offer Units in particular jurisdictions) all out-of-pocket legal, tax, accounting, printing, data room, consultation, administrative, travel, entertainment, meal, accommodation, marketing material preparation expenses (including third-party marketing material compliance reviews), costs and expenses of online subscription documents, and U.S. and non-U.S. filing fees and expenses of the Fund or the Adviser (including with respect to any registration or licensing of the Fund or the Adviser for marketing under any national passport, private placement or similar regime outside of the United States including those in member states of the European Union), and payments to any locally licensed intermediary or distributor required to market the Fund in particular jurisdictions, up to a maximum aggregate amount of, at the end of the Closing Period, the lesser of: (i) $2.0 million or (ii) 0.25% of aggregate Capital Commitments. Any costs in excess of this cap will be applied as a reduction to the Adviser’s management fee. The Adviser may not later recapture Organizational and Offering Expenses that are in excess of the Organizational and Offering Expense Cap.
Except as noted above, the Fund will bear (directly or indirectly) all expenses related to its operations, including, without limitation, the fees listed in “Item 1. Business—Expenses—Fund Expenses” (subject to the Specified Expenses Cap).
Investment-related expenses with respect to investments in which the Fund invests together with one or more parallel funds (or co-investment vehicles) will generally be allocated among all such entities on the basis of capital invested by each such entity into the relevant investment; provided that if the Adviser reasonably believes that such allocation method would produce an inequitable result to any such entity, the Adviser shall allocate such expenses among such entities in any other manner that the Adviser believes in good faith to be fair and equitable.

We are permitted to enter into credit facilities. In connection with borrowings, our lenders may require us to pledge assets, Capital Commitments and/or the right to draw down on Capital Commitments. In this regard, the Subscription Agreement contractually obligates each of our investors to fund their respective Capital Commitments in order to pay amounts that may become due under any borrowings or other financings or similar obligations.
Financial Condition, Liquidity and Capital Resources
Prior to May 23, 2023, our only equity transaction was the issuance and sale of 100 Units to the Adviser for an aggregate purchase price of $1,000. On May 23, 2023, we entered into subscription agreements with investors providing for the private placement of our Units. On May 31, 2023, we delivered a drawdown notice to investors relating to the issuance of 1,049,000 Units on June 14, 2023 for an aggregate purchase price of $10,499,000. We expect to generate cash from (1) drawing down capital in respect of Units, (2) cash flows from investments and operations and (3) borrowings from banks or other lenders. We will seek to enter into any bank debt, credit facility or other financing arrangements on at least customary market terms; however, we cannot assure you we will be able to do so.
Our primary use of cash will be for (1) investments in Portfolio Companies and other investments to comply with certain portfolio diversification requirements, (2) the cost of operations (including expenses, the management fee, the incentive fee and any indemnification obligations), (3) debt service of any borrowings and (4) cash distributions to the Unitholders.
We entered into the Investment Management Agreement with the Adviser to provide us with investment advisory services and the Administration Agreement with the Administrator to provide us with administrative services. Payments for investment advisory services under the Investment Advisory Agreements and reimbursements under the Administration Agreement are described in “Item 1. Description of Business—Investment Management Agreement,” “Item 1. Description of Business—Administration Agreement,” and “Item 1. Description of Business— Payment of Our Expenses under the Investment Management and Administration Agreements.”
The Fund may borrow for cash management and administrative purposes, including to pay Fund expenses and liabilities (including management fees). To facilitate such borrowings, the Fund may, among other things, enter into one or more credit facilities, including subscription facilities, with service providers to the Fund or third-party credit institutions or other lenders and may borrow money from affiliates to the extent permitted by the 1940 Act. In connection with potential borrowings, the Fund’s lenders may require the Fund to pledge assets, commitments and/or the drawdowns (and the ability to enforce the payment thereof). Any borrowings under a subscription facility shall be repaid by the Fund on or prior to the one-year anniversary of the borrowing. We cannot assure Unitholders that we will be able to enter into a credit facility on favorable terms or at all.
Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.
Quantitative and Qualitative Disclosures about Market Risk
We are subject to financial market risks, including changes in interest rates. We plan to invest primarily in illiquid debt securities of private companies. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith by the Board in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Item 1. Business—Valuation of Portfolio Securities.”
ITEM 3. PROPERTIES.
New Mountain’s principal executive office is located at 1633 Broadway, 48th Floor, New York, New York 10019. We do not own any real estate. We believe that New Mountain’s present facilities are adequate to meet our current needs. If new or additional space is required, we believe that adequate facilities are available at competitive prices in the same area.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
The following table sets forth, as of July 1, 2023, the beneficial ownership of each current director, the Fund’s executive officers, each person known to us to beneficially own 5% or more of the outstanding Units, and the executive officers and trustees as a group. Percentage of beneficial ownership is based on 1,050,000 Units outstanding as of July 1, 2023. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Units. Ownership information for those persons who beneficially own 5% or more of our Units is based upon filings by such persons with the SEC and other information obtained from such persons, if available. Unless otherwise indicated, the Fund believes that each beneficial owner set forth in the table has sole voting and investment power over such Units. Unless otherwise indicated, the address of all executive officers and directors is c/o New Mountain Guardian IV Income Fund, L.L.C., 1633 Broadway, 48th Floor, New York, New York 10019.

	Type of Ownership	Number of Units Owned	Percentage
Interested Directors
John R. Kline	-	-	-
Adam B. Weinstein	-	-	-
Independent Directors
Alfred F. Hurley, Jr.	-	-	-
David Ogens	-	-	-
Rome G. Arnold III	-	-	-
Executive Officers Who Are Not Directors
Joseph W. Hartswell	-	-	-
Laura C. Holson	-	-	-
All Directors and Executive Officers as a Group (7 persons)	-	-	-
Five-Percent Unitholders
New Mountain Guardian Investments IV Unlevered, L.L.C.(1)	Record	500,000	47.62%
Pensions Caixa 30, Fondo De Pensiones(2)	Record	326,600	31.10%
Vidacaixa, S.A.U. De Seguros Y Reaseguros(3)	Record	218,000	20.76%
______________
(1) New Mountain Guardian Investments IV Unlevered, L.L.C. is a Delaware limited liability company whose address is 1633 Broadway, 48th Floor, New York, New York 10019.
(2) Pensions Caixa 30, Fondo De Pensiones is a Spanish regulated pension fund whose address is Paseo de la Castellana 189, 1st and 2nd Floors, Madrid, Spain 28046.
(3) Vidacaixa, S.A.U. De Seguros Y Reaseguros is a Spanish regulated pension fund whose address is Paseo de la Castellana 189, 1st and 2nd Floors, Madrid, Spain 28046.
ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.
Board of Directors and Executive Officers
Our business and affairs are managed under the direction of our Board. Our Board appoints our officers, who serve at the discretion of our Board. Our Board has an audit committee, a nominating and corporate governance committee and a valuation committee and may establish additional committees from time to time as necessary.
Our Board consists of five members, three of whom are classified under Section 2(a)(19) of the 1940 Act as non-interested persons. Each director will hold office for a one-year term. At each annual meeting of our Unitholders, the successors to the directors whose terms expire at each such meeting will be elected to hold office for a one-year term expiring at the next annual meeting of Unitholders following their election. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. Our governing documents also give our Board sole authority to appoint directors to fill vacancies that are created either through an increase in the number of directors or due to the resignation, removal or death of any director.
Directors
Information regarding our Board is set forth below. The directors have been divided into two groups—Independent Directors and interested directors. Interested directors are “interested persons” of the Fund as defined in Section 2(a)(19) of the 1940 Act. The address for each director is c/o New Mountain Guardian IV Income Fund, L.L.C., 1633 Broadway, 48th Floor, New York, New York 10019.

Name	Age	Position(s)	Director Since
Independent Directors
Alfred F. Hurley, Jr.	68	Director	2022
David Ogens	68	Director	2022
Rome G. Arnold III	67	Director	2022
Interested Directors
John R. Kline	47	Director, President and Chief Executive Officer	2022
Adam B. Weinstein	44	Director, Executive Vice President	2022
Executive Officers Who Are Not Directors
Information regarding each person who is an executive officer of the Fund but who is not a director is as follows:

Name	Age	Position(s)
Joseph W. Hartswell	45	Chief Compliance Officer and Corporate Secretary
Laura C. Holson	37	Chief Operating Officer, Interim Chief Financial Officer and Treasurer
The address for each executive officer is c/o New Mountain, 1633 Broadway, 48th Floor, New York, New York 10019.
Biographical Information
Directors
Each of our directors has demonstrated high character and integrity, superior credentials and recognition in his respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to our management. Each of our directors also has sufficient time available to devote to our affairs, is able to work with the other members of the Board and contribute to our success and can represent the long-term interests of our Unitholders as a whole. We have selected our current directors to provide a range of backgrounds and experience to our Board. Set forth below is biographical information for each director, including a discussion of the director’s particular experience, qualifications, attributes or skills that led us to conclude, as of the date of this Registration Statement, that the individual should serve as a director, in light of our business and structure.
Independent Directors
Alfred F. Hurley, Jr. has been a director of the Fund since December 14, 2022. He has also served as a director of NMFC since 2010, a director of Guardian III and NMF SLF I since 2019 and a director of Guardian IV Levered since 2022. From 2016 to 2020, Mr. Hurley served as a director of The Stars Group Inc., a publicly listed technology gaming company, where he served as Lead Director, Chairman of the Compensation Committee, and as a member of the Audit Committee. Following the closing in May 2020 of the merger between Flutter Entertainment and The Stars Group, Inc., Mr. Hurley joined the board of Flutter Entertainment, where he is currently a member of the Remuneration and Nominating Committees. Since 2017, Mr. Hurley has served as a director of Ligado Networks where he serves as the Voting Proxy for the Fortress Investment Group and is a member of the Audit Committee.

Since 2018, Mr. Hurley has served as Chairman of TSI Holdings, Inc.. Mr. Hurley is a member of TSI’s Audit Committee and is Chairman of the Compensation Committee. Since 2014, Mr. Hurley has been the sole member of a consulting business, Alfred F. Hurley, Jr. & Company, LLC. From 2013 to 2020, Mr. Hurley was a member of the board of directors of Datasite, where he served as Chairman of the Compensation and Human Resources Committee and as a member of the Audit Committee until the sale of the company in December 2020. Furthermore, Mr. Hurley served as Vice Chairman at Emigrant Bank and Emigrant Bancorp (collectively, the “Bank”) from 2007 and 2009, respectively, until 2012. He also served as a Consultant to the Bank during 2013. In addition, Mr. Hurley served as Chairman of the Bank’s Credit and Risk Management Committee from 2008 to 2012 and as Acting Chief Risk Officer from 2009 to 2012. Before joining the Bank, Mr. Hurley was the Chief Executive Officer of M. Safra & Co., a private money management firm, from 2004 to 2007. Prior to joining M. Safra & Co., Mr. Hurley worked at Merrill Lynch (“ML”) from 1976 to 2004. His most recent management positions included serving as Senior Vice President of ML & Co. and Head of Global Private Equity Investing, Managing Director and Head of Japan Investment Banking and Capital Markets, Managing Director and Co-Head of the Global Manufacturing and Services Group, and Managing Director and Head of the Global Automotive Aerospace and Transportation Group. As part of the management duties described above, he was a member of the Corporate and Institutional Client Group (“CICG”) Executive Committee which had global responsibility for the firm’s equity, debt, investment banking and private equity businesses, a member of the Japan CICG Executive Committee, and a member of the Global Investment Banking Management and Operating Group Committees. Mr. Hurley graduated from Princeton University with an A.B. in History, cum laude.
Mr. Hurley brings his experience in risk management as well as his experience in the banking and money management industries to our Board. This background positions Mr. Hurley well to serve as our director.
David Ogens has been a director of the Fund since December 14, 2022. He has also served as a director of NMFC since 2010, a director of Guardian III and NMF SLF I since 2019 and a director of Guardian IV Levered since 2022. From 2019 to 2022, Mr. Ogens served as the CEO and a Director of HealthBridge LLC. HealthBridge provides remote patient monitoring and chronic care management services for patients with chronic diseases in their home environment. From 2011 to 2019, he was the President and a Director of Med Inc., a company that provided complex rehabilitation services to patients with serious muscular/neuro diseases. Previously, Mr. Ogens served as Senior Managing Director and Head of Investment Banking at Leerink Swann LLC, a specialized healthcare investment bank focused on emerging growth healthcare companies, from 2005 to 2009. Prior to serving at Leerink Swann LLC, Mr. Ogens was Chairman and Co-Founder of SCS Financial Services, LLC, a private wealth management firm. Before co-founding SCS Financial Services, LLC in 2002, Mr. Ogens was a Managing Director in the Investment Banking Division of Goldman, Sachs & Co, where he served as a senior investment banker and a head of the High Technology Investment Banking Group. Mr. Ogens received his Bachelor of Arts (“B.A.”) and Master of Business Administration (“M.B.A.”) from the University of Virginia.
Mr. Ogens brings his experience in wealth management and investment banking, including experience with debt issuances, as well as industry-specific expertise in the healthcare industry to our Board. This background positions Mr. Ogens well to serve as our director.
Rome G. Arnold III has been a director of the Fund since December 14, 2022. He has also served as a director of NMFC since 2017, a director of Guardian III since 2019 and a director of Guardian IV Levered since 2022. Since January 2017, Mr. Arnold has served as a Senior Advisor at Rose and Co., a financial-technology startup company with a focus on digital media. From January 2012 through August 2016, Mr. Arnold was a Managing Director at UBS Securities in their Energy Group, serving as the Head of Oil Field Services. Mr. Arnold received his B.A., cum laude, in Psychology and History of Art from Yale College. He received his M.B.A. from Harvard Business School, with High Distinction (Baker Scholar).
Mr. Arnold brings his vast experience in investment banking and energy focus to our Board. This background positions Mr. Arnold well to serve as our director.

Interested Directors
John Kline is Chairman of the Board of Directors and has been a director of the Fund since December 14, 2022 and serves as the Fund’s Chief Executive Officer and President. Mr. Kline also serves as a Managing Director of New Mountain Capital. Prior to joining New Mountain Capital in 2008, he worked at GSC Group Inc. from 2001 to 2008 as an investment analyst and trader for GSC Group Inc.’s control distressed and corporate credit funds. From 1999 to 2001, Mr. Kline was with Goldman, Sachs & Co. where he worked in the Credit Risk Management and Advisory Group. He currently serves as a director of NMFC, Guardian III, Guardian IV Levered, NMF SLF I and UniTek Global Services, Inc. Mr. Kline received an A.B. degree in History from Dartmouth College.
Mr. Kline’s depth of experience in managerial operational positions in investment management and financial services and as a member of other corporate boards of directors, as well as his intimate knowledge of our business and operations, provides our Board valuable industry- and company-specific knowledge and expertise.
Adam Weinstein has been a director of the Fund since December 14, 2022 and serves as the Fund’s executive vice president. Mr. Weinstein also serves as a Managing Director, Head of Firm Operations and Chief Financial Officer of New Mountain Capital and has been in various roles since joining in 2005. Prior to joining New Mountain Capital in 2005, Mr. Weinstein was a Manager at Deloitte & Touche LLP and worked in that firm’s merger and acquisition and private equity investor services areas. He also currently serves as a director of NMFC, Guardian III, Guardian IV Levered, Western Dental, Citrin Cooperman & Company, LLP, Great Oaks Foundation and Victory Education Partners. Mr. Weinstein sits on a number of boards of directors for professional and non-profit organizations. Mr. Weinstein received his B.S. from Binghamton University, is a member of the AICPA and is a New York State Certified Public Accountant.
Mr. Weinstein brings his industry-specific expertise and background in accounting to the Board. This background positions Mr. Weinstein well to serve as a director of the Fund.
Executive Officers Who Are Not Directors
Laura C. Holson is our chief operating officer and interim chief financial officer and treasurer. Ms. Holson also serves as a Managing Director of New Mountain Capital. Ms. Holson joined New Mountain in 2009 as a private equity investment professional and focused on the credit business starting in 2011. She also served as Head of Capital Markets from 2017 to 2021, where she managed the Firm’s financing activities and relationships across its various product lines. Before joining New Mountain, Ms. Holson worked in Healthcare Investment Banking at Morgan Stanley in New York. Ms. Holson received a B.S. in Economics with concentrations in Finance and Marketing from The Wharton School, University of Pennsylvania, where she graduated magna cum laude.
Joseph Hartswell is our chief compliance officer and corporate secretary. Since 2015, Mr. Hartswell has served as a Managing Director and the Chief Compliance Officer of New Mountain Capital. Prior to New Mountain, Mr. Hartswell was the Chief Compliance Officer for Mount Kellett Capital Management LP, a global investment firm focused on distressed, special situations and opportunistic investing. Prior to joining Mount Kellett, Mr. Hartswell was a Director, Asset Management Financial Services Regulatory Practice for PricewaterhouseCoopers LLP (“PwC”) where he assisted with the development of compliance programs for hedge funds, private equity funds, venture capital funds, registered investment companies, separate accounts and business development companies. Prior to PwC, Mr. Hartswell was a Vice President and Deputy Chief Compliance Officer for AIG Investments where he assisted with strategies and operational planning for a global asset manager and its SEC registered investment advisers and served as the designated Chief Compliance Officer for products registered under the 1940 Act. Prior to AIG Investments, Mr. Hartswell was a Securities Compliance Examiner for the U.S. Securities and Exchange Commission. Mr. Hartswell holds a B.S. in Finance and International Business from the University of Maryland and is a CFA charterholder.
Our Board has adopted a code of ethics that applies to our executive officers, which forms part of our broader compliance policies and procedures. See “Item 1. Business—Compliance Policies and Procedures.”

Board Leadership Structure
Our Board monitors and performs an oversight role with respect to our business and affairs, compliance with regulatory requirements and the services, expenses and performance of our service providers. Among other things, our Board approves the appointment of the Administrator and officers, reviews and monitors the services and activities performed by the Administrator and officers and approves the engagement, and reviews the performance of, our independent public accounting firm.
Under our Limited Liability Company Agreement, our Board may designate a chairman to preside over the meetings of the Board and meetings of the Unitholders and to perform such other duties as may be assigned to the chairman by the Board. We do not have a fixed policy as to whether the chairman of the Board should be an Independent Director and believe that we should maintain the flexibility to select the chairman and reorganize the leadership structure, from time to time, based on the criteria that is in our best interests and our Unitholders at such times.
John Kline serves as the chairman of our Board. Mr. Kline is an “interested person” of the Fund as defined in Section 2(a)(19) of the 1940 Act because he is a Managing Director of New Mountain Capital and serves on the investment committee of the Adviser. We believe that Mr. Kline’s history with New Mountain Capital, familiarity with our investment objectives and investment strategy, and extensive knowledge of the financial services industry and the investment valuation process in particular qualify him to serve as the chairman of our Board. We believe that, at present, we are best served through this leadership structure, as Mr. Kline’s relationship with the Adviser and New Mountain Capital, provides an effective bridge and encourages an open dialogue between our management and our Board, ensuring that all groups act with a common purpose.
Our Board does not currently have a designated lead Independent Director. We are aware of the potential conflicts that may arise when a non-Independent Director is chairman of the Board, but believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the Independent Directors in executive session without the presence of interested directors and management over which the chairman of the audit committee presides, the establishment of audit, valuation and nominating and corporate governance committees comprised solely of Independent Directors and the appointment of a chief compliance officer, with whom the Independent Directors meet regularly without the presence of interested directors and other members of management, for administering our compliance policies and procedures.
We recognize that different board leadership structures are appropriate for companies in different situations. We intend to continue to re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.
Board’s Role In Risk Oversight
Our Board performs its risk oversight function primarily through (1) its four standing committees which report to the Board, each of which is comprised solely of Independent Directors and (2) active monitoring by our chief compliance officer and our compliance policies and procedures.
Our audit committee, valuation committee and nominating and corporate governance committee assist our Board in fulfilling its risk oversight responsibilities. The audit committee’s risk oversight responsibilities include overseeing our accounting and financial reporting processes, our systems of internal controls regarding finance and accounting, and audits of our financial statements, including the independence of our independent auditors. The valuation committee is responsible for making recommendations in accordance with the valuation policies and procedures adopted by our Board, reviewing valuations and any reports of independent valuation firms, confirming that valuations are made in accordance with the valuation policies of our Board and reporting any deficiencies or violations of such valuation policies to our Board on at least a quarterly basis, and reviewing other matters that our Board or the valuation committee deems appropriate. The nominating and corporate governance committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by our Unitholders, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management.

Our Board performs its risk oversight responsibilities with the assistance of our chief compliance officer. The Board quarterly reviews a written report from the chief compliance officer discussing the adequacy and effectiveness of our compliance policies and procedures and our service providers. The chief compliance officer’s quarterly report addresses at a minimum:
•the operation of our compliance policies and procedures and our service providers since the last report;
•any material changes to these policies and procedures since the last report;
•any recommendations for material changes to these policies and procedures as a result of the chief compliance officer’s review; and
•any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee our compliance activities and risks.
In addition, the chief compliance officer meets separately in executive session with the Independent Directors at least once each year.
We believe that our Board’s role in risk oversight is effective, and appropriate given the extensive regulation to which we are subject as a BDC. We are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited because our asset coverage must equal at least 150.0% immediately after we incur indebtedness. We generally have to invest at least 70.0% of our total assets in “qualifying assets” and are not generally permitted to invest in any Portfolio Company in which one of our affiliates currently has an investment.
We recognize that different board of director roles in risk oversight are appropriate for companies in different situations. We intend to continue to re-examine the manner in which our Board administers its oversight function on an ongoing basis to ensure that it continues to meet our needs.
Committees of the Board
Our Board has established an audit committee, a nominating and corporate governance committee, and a valuation committee. The members of each committee have been appointed by our Board and serve until their respective successor is elected and qualifies, unless they are removed or resign. We require each director to make a diligent effort to attend all board and committee meetings as well as each annual meeting of our Unitholders.
Audit Committee
The audit committee operates pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the audit committee. The audit committee is responsible for recommending the selection of, engagement of and discharge of our independent auditors, reviewing the plans, scope and results of the audit engagement with the independent auditors, approving professional services provided by the independent auditors (including compensation therefore), reviewing the independence of the independent auditors and reviewing the adequacy of our internal controls over financial reporting. The members of the audit committee are Messrs. Hurley, Ogens and Arnold, each of whom is not an interested person of the Fund for purposes of the 1940 Act. Mr. Arnold serves as the chairman of the audit committee, and our Board has determined that Alfred F. Hurley, Jr., David Ogens and Rome G. Arnold III are “audit committee financial experts” as that term is defined under Item 407 of Regulation S-K, as promulgated under the 1934 Act, and that each of them meets the current independence and experience requirements of Rule 10A-3 of the 1934 Act.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee operates pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for determining criteria for service on the Board, identifying, researching and nominating directors for election by our Unitholders, selecting nominees to fill vacancies on our Board or committees of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the self-evaluation of the Board and its committees and evaluation of our management. The nominating and corporate governance committee considers nominees properly recommended by our Unitholders. The members of the nominating and corporate governance committee are Messrs. Hurley, Ogens and Arnold, each of whom is not an interested person of the Fund for purposes of the 1940 Act. Mr. Hurley serves as the chairman of the nominating and corporate governance committee.
The nominating and corporate governance committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board, us and our Unitholders. In considering possible candidates for election as a director, the nominating and corporate governance committee takes into account, in addition to such other factors as they deem relevant, the desirability of selecting directors who:
•are of high character and integrity;
•are accomplished in their respective fields, with superior credentials and recognition;
•have relevant expertise and experience upon which to be able to offer advice and guidance to management;
•have sufficient time available to devote to our affairs;
•are able to work with the other members of the Board and contribute to our success;
•can represent the long-term interests of our Unitholders as a whole; and
•are selected such that the Board represent a range of backgrounds and experience.
The nominating and corporate governance committee has not adopted formal policies with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the nominating and corporate governance committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The nominating and corporate governance committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending director nominees. The nominating and corporate governance committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the nominating and corporate governance committee’s goal of creating a Board that best serves our needs and the interest of our Unitholders.
Valuation Committee
The valuation committee operates pursuant to a charter approved by our Board. The charter set forth the responsibilities of the valuation committee. The valuation committee is responsible for making recommendations in accordance with the valuation policies and procedures adopted by our Board, reviewing valuations and any reports of independent valuation firms, confirming that valuations are made in accordance with the valuation policies of our Board and reporting any deficiencies or violations of such valuation policies to our Board on at least a quarterly basis, and reviewing other matters that our Board or the valuation committee deems appropriate. The valuation committee is composed of Messrs. Hurley, Ogens and Arnold, each of whom is not an interested person of the Fund for purposes of the 1940 Act. Mr. Ogens serves as chairman of the valuation committee.
Investment Committee
The Adviser’s Investment Committee currently consists of Steven Klinsky, Robert Hamwee, John Kline, Adam Weinstein, Laura C. Holson and Joe Delgado. For biographical information about Messrs. Weinstein and Kline, see “—Biographical Information—Directors—Interested Directors.” For biographical information about Ms. Holson, see “—Biographical Information—Executive Officers Who Are Not Directors.”
Steven Klinsky, NMC Founder and CEO, NMFC Chairman, established New Mountain in 1999. Mr. Klinsky also serves as the Chairman of the Board of NMFC. Prior to founding New Mountain Capital, L.L.C., Mr. Klinsky was co-founder of the Leverage Buyout Group of Goldman Sachs & Co. (“Goldman”) (1981-1984), where he helped execute over $3 billion of pioneering transactions for Goldman and its clients. He then joined Forstmann Little and Co. (“Forstmann Little”) as an associate partner (1984-1986) and a general partner (1986-1999), helping to oversee seven private equity and debt partnerships totaling over $10 billion in capital. Mr. Klinsky was the most senior partner of Forstmann Little outside of the Forstmann Little family for a majority of the 1990s. Mr. Klinsky received his B.A. in Economics and Political Philosophy, with high honors, from the University of Michigan in 1976. He received his M.B.A. from Harvard Business School (class of 1979) and his J.D., with honors, from Harvard Law School (class of 1981). He is or has been chairman or a director of numerous corporations and philanthropies.
Robert Hamwee, Managing Director, Credit Co-Portfolio Manager, Director and Vice Chairman of NMFC, joined New Mountain in 2008. Mr. Hamwee is primarily dedicated to the credit business and serves as co-portfolio manager of the private credit strategies. Prior to joining New Mountain, he was President of GSC Group (“GSC”), where he was responsible for managing GSC’s control distressed debt funds. He was with Greenwich Street Capital Partners, the predecessor to GSC from 1994 to 1999. Prior to that, Mr. Hamwee was with The Blackstone Group from 1992 to 1994, where he worked on a wide range of assignments in the Restructuring and Merchant Banking Departments. Mr. Hamwee has chaired numerous creditor committees and bank steering groups. He graduated Phi Beta Kappa from the University of Michigan with a B.B.A. degree in Finance and Accounting in 1992.
Alberto “Joe” Delgado, Managing Director, joined New Mountain in 2015. Mr. Delgado is primarily dedicated to private equity. He serves as the Deputy Head of Strategic Equity and focuses on growth equity and buyouts across infrastructure, business services and industrial technology. Prior to New Mountain, he was a Managing Director and Investment Committee member at CCMP Capital Advisors and its predecessor firm, JP Morgan Partners. Mr. Delgado has executed transactions across various sectors including industrial technology, business services, and distribution. He started his career at JP Morgan in Mergers and Acquisitions and Corporate Finance. Mr. Delgado currently serves on the Board of Directors of HomeX, Qualus Power Services (“Qualus”), Inframark, Horizon Services, Finvi, Pearce Services, Aegion and Cumming. He previously served on the Board of Directors of Equian, Legends, Intermarine and TRC Companies. He has also held leadership positions at numerous other companies during his career. Mr. Delgado received his A.B. in History and Spanish from Duke University.
Portfolio Management
Set forth below is information regarding the team of professionals at the Adviser, led by Robert Hamwee and John Kline as portfolio managers, primarily responsible for overseeing the day-to-day operations of the Fund. The portfolio management team currently consists of Steven Klinsky, Robert Hamwee, John Kline, Laura C. Holson, Joe Delgado, Joshua Porter, James Stone III, Ivo Turkedjiev, Adam Weinstein, Catherine Dunn, Cyrus Moshiri, William Murphy and Joy Xu. The Adviser utilizes a team approach, with decisions derived from interaction among various investment management sector specialists. Under this team approach, management of the Fund’s portfolio will reflect a consensus of interdisciplinary views.
Steven Klinsky, see “—Committees of the Board—Investment Committee.”
Robert Hamwee, see “—Committees of the Board—Investment Committee.”
John Kline, see “—Biographical Information—Directors—Interested Directors.”
Laura C. Holson, see “—Biographical Information—Executive Officers Who Are Not Directors.”
Joe Delgado, see “—Committees of the Board—Investment Committee.”
Joshua Porter, Managing Director, Head of Credit Special Situations, joined New Mountain in 2017. Prior to joining New Mountain, he was a Principal of Bayside Capital, the credit and special situations platform of H.I.G. Capital. Prior to joining Bayside in 2012, Mr. Porter worked for Mount Kellett Capital Management, where he focused on distressed credit investing, and for GSC Group, where he focused on middle-market control distressed. He began his career at Citigroup as an Analyst in the Leveraged Finance Group. Mr. Porter received B.A. degrees, magna cum laude, in Economics and Finance from the University of Illinois.

James Stone III, Managing Director, Originations, joined New Mountain in 2011. Prior to joining New Mountain, he worked for The Blackstone Group (“Blackstone”) as a Managing Director of GSO Capital Partners, Blackstone’s credit business. At Blackstone, Mr. Stone was responsible for originating, evaluating, executing and monitoring various senior secured and mezzanine debt investments across a variety of industries. Before joining Blackstone in 2002, Mr. Stone worked as a Vice President in Lehman’s Communications and Media Group and as a Vice President in UBS Warburg’s Leveraged Finance Department. Prior to that, Mr. Stone worked at Nomura Securities International, Inc. with the team who later founded Blackstone’s corporate debt investment unit. Mr. Stone graduated Phi Beta Kappa and received a B.S. in Mathematics and Physics from The University of the South. He later received an M.B.A. with concentrations in finance and accounting from The University of Chicago’s Graduate School of Business.
Ivo Turkedjiev, Managing Director, Trader & Senior Loan Portfolio Manager, joined New Mountain Capital in 2019. Mr. Turkedjiev is a Trader & Senior Loan Portfolio Manager in New Mountain’s credit business, focusing on broadly syndicated leveraged loans and Collateralized Loan Obligations (CLOs). Prior to joining New Mountain, Mr. Turkedjiev was a Portfolio Manager and Senior Trader at Invesco, where he was responsible for existing CLO portfolio management as well as new CLO formation and marketing. At Invesco, he also managed the firm’s CLO investment platform. Prior to joining Invesco, Mr. Turkedjiev was a Leveraged Loan Portfolio Manager and Trader at GSC Group, which he joined in 2003. He began his career in finance in 2001 working in the Leveraged Finance Group at Lehman Brothers. Mr. Turkedjiev received a B.A. degree, summa cum laude, in Economics and Mathematics from Colgate University. He is a CFA charterholder.
Adam B. Weinstein, see “—Biographical Information—Directors—Interested Directors.”
Joy Xu, Managing Director, joined New Mountain in 2012. Mrs. Xu previously worked in the Mergers & Acquisitions group at Bank of America Merrill Lynch in New York. Mrs. Xu graduated magna cum laude in 2010 from the Jerome Fisher Program in Management and Technology at the University of Pennsylvania; she received her B.S. in Economics with concentrations in Finance and Management from The Wharton School and her B.A.S. in Computer Science from the School of Engineering & Applied Sciences.
Catherine Dunn, Director, Head of Capital Markets, joined New Mountain in 2019. In 2022, Ms. Dunn was named Head of Capital Markets; in this capacity, she manages the firm’s financing activities and relationships across its various product lines. Prior to joining New Mountain, she worked at Antares Capital LP where she was responsible for financial sponsor coverage. She graduated summa cum laude from Fordham University with a B.S. in Business Administration and a concentration in Finance.
Cyrus Moshiri, Director, Credit Capital Formation and Business Development, joined New Mountain Capital in 2021. Prior to joining New Mountain, Mr. Moshiri was a Vice President in the Investment Banking Division at Goldman Sachs where he structured and distributed over $40 billion of US CLOs. Mr. Moshiri began his career in finance at Goldman Sachs in Tokyo in 2011. He was responsible for trading U.S. mortgage-backed securities and distributing CLOs in the Asia-Pacific region. Mr. Moshiri received a B.A. degree, in Economics and East Asian Languages and Literature from Washington and Lee University.
William Murphy, Director, Originations, joined New Mountain in 2021. He was previously a Vice President at Antares Capital LP where he was responsible for financial sponsor coverage and prior to that completed GE Capital’s Risk Management Program. Mr. Murphy graduated cum laude from Bucknell University with a B.A. in Economics and a concentration in Finance.
Executive Advisory Council
The Adviser may consult New Mountain’s executive advisory council (the “Executive Advisory Council”) from time to time concerning general industry trends, related matters and specific investment diligence. Members of the Executive Advisory Council (i) will not be acting in a fiduciary capacity with respect to the Adviser, the Fund or any Unitholder, (ii) have substantial responsibilities outside of their Executive Advisory Council activities, (iii) are not obligated to devote any fixed portion of their time to the activities of the Fund and (iv) will not be prohibited from engaging in activities which compete or conflict with those of the Fund. The members of the Executive Advisory Council will be entitled to the benefit of certain indemnification and exculpation provisions.

ITEM 6. EXECUTIVE COMPENSATION.
(a)Compensation of Executive Officers
We do not currently have any employees and do not expect to have any employees. Services necessary for our business, including such services provided by our executive officers, will be provided by individuals who are employees of the Adviser, pursuant to the terms of our Investment Management Agreement, or through the Administration Agreement. Therefore, our day-to-day investment operations will be managed by the Adviser, and most of the services necessary for the origination and administration of our investment portfolio will be provided by investment professionals employed by the Adviser.
None of our executive officers will receive direct compensation from us. We reimburse the Administrator for expenses incurred by it on our behalf in performing its obligations under the Administration Agreement, including the compensation of our chief financial officer and chief compliance officer, and their respective staff. Certain of our executive officers, through their ownership interest in or management positions with the Adviser, may be entitled to a portion of any profits earned by the Adviser, which includes any fees payable to the Adviser under the terms of our Investment Management Agreement, less expenses incurred by the Adviser in performing its services under our Investment Management Agreement. The Adviser may pay additional salaries, bonuses, and individual performance awards and/or individual performance bonuses to our executive officers in addition to their ownership interest.
(b)Compensation of Independent Directors
Each of our Independent Directors will receive an annual retainer fee of $5,000, payable once per year, if the director attends at least 75% of the meetings held during the previous year. In addition, Independent Directors will receive $625 for each regularly scheduled board meeting and $250 for each special board meeting that they participate in. Independent directors will also be reimbursed for all reasonable out-of-pocket expenses incurred in connection with participating in each board meeting.
With respect to each audit committee meeting not held concurrently with a board meeting, Independent Directors will be reimbursed for all reasonable out-of-pocket expenses incurred in connection with participating in such audit committee meeting. In addition, the chairman of the audit committee will receive an annual retainer of $1,875, the chairman of the nominating and corporate governance committee will receive an annual retainer of $250 and the chairman of the valuation committee will receive an annual retainer of $1,250.
No compensation will be paid to directors who are “interested persons,” as that term is defined in the 1940 Act.
ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.
(a)Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons
Investment Management Agreement; Administration Agreement
We entered into the Investment Management Agreement with our Adviser pursuant to which we will pay management fees and incentive fees to the Adviser, and we entered into the Administration Agreement with the Administrator pursuant to which we will make payments equal to an amount that reimburses the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities under the Administration Agreement.
The Investment Management Agreement and the Administration Agreement were approved by our Board at the initial board meeting. Unless earlier terminated as described below, each of the Investment Management Agreement and the Administration Agreement will remain in effect for a period from their effective date to the second anniversary of such effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our Independent Directors. The Investment Management Agreement and Administration Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment, see “Item 1A. Risk Factors—Certain General Risks of an Investment in the Fund—Role of

New Mountain and its Professionals; No Dedicated Investment Team.” Notwithstanding the foregoing, each of the Investment Management Agreement and the Administration Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, provided, that, such termination will be directed or approved by the vote of a majority of our outstanding voting securities, by the vote of our directors, or by the Adviser or Administrator (as applicable). If the Investment Management Agreement is terminated according to this paragraph, we will pay the Adviser a pro-rated portion of the management fee.
Potential Conflicts of Interest
Valuation Matters
Most of the Fund’s portfolio investments are made in the form of securities that are not publicly traded. As a result, the Board determines the fair value of these securities in good faith. In connection with this determination, investment professionals from the Adviser may provide the Board with Portfolio Company valuations based upon the most recent Portfolio Company financial statements available and projected financial results of each Portfolio Company. The participation of the Adviser’s investment professionals in the Fund’s valuation process, and the indirect pecuniary interest in the Adviser by a member of the Board, could result in a conflict of interest as the Adviser’s management fee and incentive fees are based, in part, on the value of the Fund’s assets.
Incentive Fees
The existence of incentive fees may create an incentive for the Adviser to make riskier or more speculative investments on behalf of the Fund than would be the case in the absence of such performance-based compensation, although the commitment of capital by New Mountain professionals to the Fund should somewhat reduce this incentive.
In addition, the manner in which the Adviser’s entitlement to incentive fees is determined may result in a conflict between its interests and the interests of Unitholders with respect to the sequence and timing of disposals of investments. For example, the ultimate beneficial owners of the Adviser are generally subject to United States federal and local income tax (unlike certain of the Unitholders). The Adviser may be incentivized to operate the Fund, including to hold and/or sell investments, in a manner that takes into account the tax treatment of its incentive fees. Investors should note in this regard that recently enacted tax reform legislation relating to the taxation of carried interest provide for a lower capital gains tax rate in respect of investments held for at least three years. While the Adviser generally intends to seek to maximize pretax returns for the Fund as a whole, the Adviser may nonetheless be incentivized, for example, to hold investments longer to ensure long-term capital gains treatment and/or realize investments prior to any change in law that results in a higher effective income tax rate on its incentive fees.
Other Fees
The Adviser or its affiliates may from time to time receive compensation from a company in which the Fund holds a Portfolio Investment, including monitoring fees, financial arranging services, loan administration or servicing, break-up fees, directors’ fees and/or other similar advisory fees (collectively, “Transaction Fees”). To the extent the Adviser or its affiliates receive any Transaction Fees, the base management fee (and, if necessary, the incentive fee) shall be reduced by the allocable portion of such fees attributable to the Fund, as determined pro rata based on the amount of capital committed to the relevant Portfolio Investment by the Fund, any other funds or accounts managed by the Adviser and its affiliates and/or any account owned or controlled by the Adviser or an affiliate. Transaction Fees shall not include any salary, benefits, directors’ fees, stock options and other compensation granted or paid by Portfolio Companies to (i) Senior Advisors for serving in Portfolio Company roles (and New Mountain may reduce the compensation paid by the Manager to Senior Advisors who serve in Portfolio Company roles) or (ii) other New Mountain personnel in respect of services performed in an executive management role at a Portfolio Company during a period in which such other personnel was not an employee of New Mountain.
Moreover, New Mountain and its personnel can be expected to receive certain intangible and/or other benefits and/or perquisites arising or resulting from their activities on behalf of the Fund which will not be subject to the management fee offset or otherwise shared with the Fund, its Unitholders and/or the Portfolio Companies. For

example, airline travel or hotel stays incurred as Fund Expenses typically result in “miles” or “points” or credit in loyalty / status programs, and such benefits and/or amounts will, whether or not de minimis or difficult to value, inure exclusively to New Mountain and/or such personnel (and not the Fund, its Unitholders and/or the Portfolio Companies) even though the cost of the underlying service is borne by the Fund and/or the Portfolio Companies.
Relationship with New Mountain and Other New Mountain Products; Allocation of Investment Opportunities
An advisory affiliate of New Mountain manages New Mountain Vantage, L.P., its parallel funds and other related vehicles, which generally invest in public equity and equity-related securities (including activist investments) (collectively, “Vantage”). The Adviser manages New Mountain Net Lease Partners, L.P. (“NMNLP”) and New Mountain Net Lease Partners II, L.P. (“NMNLP II”), each a private fund that invests primarily in North American net lease real estate assets, NMFC, a publicly traded BDC that invests primarily in debt, Guardian II, which is comprised of private funds that invest primarily in debt, and NMF SLF I, Guardian III and Guardian IV Levered, each a private BDC that invests primarily in debt. The Adviser also manages New Mountain Partners II, L.P., New Mountain Partners III, L.P., New Mountain Partners IV, L.P., New Mountain Partners V, L.P., New Mountain Partners VI, L.P. and New Mountain Partners VII, L.P. (collectively, “NMP”), each a private fund that invests primarily in growth equity transactions, management buyouts, leveraged acquisitions, build-ups, recapitalizations, control restructurings and pre-public offering opportunities, and New Mountain Strategic Equity Fund I, L.P. and New Mountain Strategic Equity Fund II, L.P. (“NMSEF”), each a private fund that invests primarily in privately-negotiated equity and equity-related strategic minority and other non-control investments. New Mountain may raise other public and private funds, investment vehicles and managed accounts in the future (collectively with Vantage, NMNLP, NMNLP II, NMFC, Guardian II, NMF SLF I, Guardian III, Guardian IV Levered, NMP and NMSEF, and in each case its predecessor and successor funds, and any other New Mountain funds or accounts formed in the future, the “Other New Mountain Products”) and such Other New Mountain Products may from time-to-time make investments that would be suitable for the Fund. For example, New Mountain may raise public and private funds focused on investing in collateralized loan obligations and similar securities. In particular, certain debt investments that the Fund would otherwise be able to make may be allocated to NMFC, NMF SLF I, Guardian III or Guardian IV Levered. New Mountain may also establish one or more Other New Mountain Products with investment objectives similar to, or that overlap with the Fund’s investment objectives. For example, New Mountain may establish one or more investment funds or accounts for the purpose of investing in and/or alongside one or more Other New Mountain Products (either on an ad hoc and/or programmatic basis), which may include the Fund. New Mountain will allocate investment opportunities to the Fund and Other New Mountain Products with overlapping objectives in a manner New Mountain determines to be fair and reasonable. As a result of the foregoing, the Fund may participate in certain investment opportunities otherwise suitable for the Fund to a lesser or extent, or not at all. New Mountain will make such allocation determinations based on expectations that will, in certain circumstances, prove inaccurate. Such determinations are largely subjective and New Mountain will have significant latitude in making such determinations. Information unavailable to New Mountain, or circumstances not foreseen by New Mountain at the time of allocation, may cause an investment opportunity to yield a different return than expected. For example, an investment opportunity that New Mountain determines to be consistent with the return objectives of an Other New Mountain Product rather than the Fund’s return objectives may ultimately generate an actual return that would have been appropriate for the Fund. Conversely, an investment that New Mountain expects to be consistent with the Fund’s return objectives may, in certain circumstances, fail to achieve them. In addition, there may be circumstances when New Mountain considers a potential private investment in a Portfolio Company on behalf of the Fund, determines not to make such private investment and an investment is eventually made in such Portfolio Company by Other New Mountain Products. In these circumstances, another New Mountain client may benefit from research by the Fund’s Investment Team and or from costs received by the Fund in pursuing the potential Portfolio Investment but will not be required to reimburse the Fund for expenses incurred in connection with such investment.
Depending on the availability of such investment and other appropriate factors, the Fund may invest from time to time alongside one or more Other New Mountain Products in investments that are suitable for both the Fund and such Other New Mountain Products. Any such investments will be made only to the extent permitted by applicable law and interpretive positions of the SEC and its staff, and consistent with the Adviser’s allocation procedures.

Participating in Portfolio Investments alongside such Other New Mountain Products will subject the Fund to a number of risks and conflicts. For example, it is possible that as a result of legal, tax, regulatory, accounting or other considerations, the terms of such investment (including with respect to price and timing) for the Fund and such Other New Mountain Products may not be the same. Additionally, the Fund and such Other New Mountain Products will generally have different investment periods or expiration dates and/or investment objectives (including return profiles) and New Mountain, as a result, may have conflicting goals with respect to the price and timing of disposition opportunities and such differences may also impact the allocation of investment opportunities (including follow-on investments related to earlier investments made by the Fund and such Other New Mountain Products). Such Other New Mountain Products may also have certain governance rights for legal, regulatory or other reasons that the Fund will not have. As such, the Fund and/or such Other New Mountain Products may dispose of any such shared investment at different times and on different terms, and investors therein may receive different consideration than is offered to the Unitholders (e.g., some or all Unitholders may receive cash whereas other Unitholders and investors in Other New Mountain Products may be provided the opportunity to receive distributions in kind in lieu thereof). At times, a transaction counterparty will, in certain circumstances, require facing only one fund entity, which can be expected to result in, (i) if the Fund is a direct counterparty to a transaction, the Fund being solely liable with respect to its own share as well as Other New Mountain Products’ shares of any applicable obligations (without compensation), or (ii) if the Fund is not the direct counterparty, the Fund having a contribution obligation to the relevant Other New Mountain Product. Alternatively, a counterparty may agree to face multiple funds, which could result in the Fund being jointly and severally liable alongside Other New Mountain Products for the full amount of the applicable obligations.
In respect of certain investments where terms other than price are subject to negotiation, the Fund will only be able to co-invest with Other New Mountain Products in accordance with the terms of the Exemptive Order issued by the SEC, which requires among other things the consent of the Fund’s Board and the board of any other BDC participating in the transaction. Similarly, the Fund will be restricted in its ability to dispose of certain investments in Portfolio Companies that were acquired in accordance with the terms of the Exemptive Order. As a result, the Fund may be forced to forgo certain investment or disposition opportunities that would otherwise be attractive for it to the extent the opportunity is not permitted under the 1940 Act. Where the terms of the exemptive relief granted by the SEC are met, including consent of the Board and the board of any other BDC participating in the transaction, the Fund will typically invest alongside Other New Mountain Products in accordance with the terms of the Adviser’s allocation policy. For the avoidance of doubt, the Fund is not required to comply with the terms of the Exemptive Order for investment opportunities where the only term negotiated is price. In such cases, the Fund may participate in such co-investment opportunities consistent with the Adviser’s allocation procedures.
For purposes of investments that the Adviser and its affiliates intend to make (or hold, if applicable) at the same time and on the same terms by the Fund, co-investment vehicles (including committed co-investment vehicles) or any Other New Mountain Products, New Mountain looks to the underlying instrument in which an investment is made (for example, the price thereof), and not any leverage that the Fund or any Other New Mountain Product may have applied with respect to such investment at any level. As a result of the foregoing, the terms of the Fund’s Portfolio Investments and the investment performance thereof may ultimately be materially different than the same with respect to co-investment vehicles (including committed co-investment vehicles) or any Other New Mountain Products.
The Adviser will have no obligation to purchase or sell a security for, enter into a transaction on behalf of, or provide an investment opportunity to, the Fund or Other New Mountain Product solely because the Adviser or its affiliates purchase or sell the same security for, enters into a transaction on behalf of, or provide an opportunity to, an Other New Mountain Product or the Fund if, in its reasonable opinion, such security, transaction or investment opportunity does not appear to be suitable, practicable or desirable for the Fund or the Other New Mountain Products.
Conflicts Related to Other New Mountain Businesses, Activities and Relationships
New Mountain’s alternative investment platform includes managing assets across its private equity, credit and real estate strategies. In addition, New Mountain may in the future seek to engage in different investment strategies or lines of business beyond those it currently provides.

To the extent that the Fund holds or seeks to hold interests in a Portfolio Company that are different than those held or sought to be held in the same Portfolio Company by such Other New Mountain Products, other investment vehicles, accounts and clients of New Mountain and the Adviser, New Mountain may be presented with decisions involving circumstances where the interests of such Other New Mountain Products are in conflict with those of the Fund. Furthermore, it is possible the Fund’s interest may be extinguished, pre-paid, subordinated or otherwise adversely affected by virtue of such Other New Mountain Products’ involvement and actions relating to its investment. In addition, the 1940 Act may limit the Fund’s ability to undertake certain transactions with its affiliates, including other funds that are registered under the 1940 Act or regulated as business development companies under the 1940 Act. As a result of these restrictions, the Fund may be prohibited from executing “principal” or “joint” transactions with such affiliates, which could include investments in the same Portfolio Company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to the Fund, including because New Mountain may be incentivized to avoid making Fund investments in Portfolio Companies in which Other New Mountain Products may seek to invest in the future.
Minority Investors in New Mountain
Affiliates of Blackstone acquired a passive minority interest in New Mountain Capital Group, L.P. (which is the sole member of the Adviser) and affiliated general partner vehicles in the beginning of the fourth quarter of 2018. Blackstone has no involvement in the day-to-day operations or investment decisions of the Adviser.
In addition, the Adviser has entered in an agreement with Blackstone Advisory Partners L.P., an affiliate of Blackstone (“BAP”), whereby BAP may, in consultation with the Adviser, refer prospective investors to the Fund and certain other New Mountain funds and accounts. BAP is not entitled to receive any fees from the Adviser, its affiliates or any other person or entity in connection with such referrals, and there is no guarantee that BAP will refer prospective investors to the Fund.
Additionally, Portfolio Companies may enter into agreements regarding group procurement, benefits management, purchase of title and/or other insurance policies (which may include brokerage and/or placement thereof), with Blackstone, and Portfolio Companies may also participate in other operational, administrative or management related initiatives with Blackstone that Adviser believes will benefit participating Portfolio Companies. Some of these arrangements may result in commissions, discounts, rebates or similar payments to Blackstone, its affiliates, or Blackstone funds or accounts or their portfolio companies. Because such amounts are not received by the Adviser, any of its affiliates or any employee of the foregoing, such amounts will not offset the management fee. Accordingly, neither the Fund nor the Unitholders will receive the benefit of any such amounts.
Allocations of Investment Opportunities
The Adviser and its affiliates may also manage other accounts in the future that may have investment mandates that are similar, in whole and in part, to our investment mandates. The Adviser and its affiliates may determine that an investment is appropriate for the Fund and for one or more of those other accounts. In such event, depending on the availability of such investment and other appropriate factors, the Adviser or its affiliates may determine that the Fund should invest side-by-side with one or more other accounts. Any such investments will be made only to the extent permitted by applicable law and interpretive positions of the SEC and its staff, and consistent with the Adviser’s allocation procedures.
It is the policy of the Adviser to allocate investment opportunities to the Fund and to any other accounts on a fair and equitable basis, to the extent practicable and in accordance with the Fund’s or other accounts’ applicable investment strategies, over a period of time, in each case, in accordance with the Adviser’s allocation policy.
In respect of certain investments where terms other than price are subject to negotiation, the Fund will only be able to co-invest with other accounts in accordance with the terms of the Exemptive Order issued by the SEC, which requires among other things the consent of the Fund’s Board and the board of any other BDC participating in the transaction.
In particular, the Fund will only be able to participate in co-investment opportunities where in accordance with the terms of the exemptive relief granted by the SEC or where the only term being negotiated is price. Similarly, the

Fund will be restricted in its ability to dispose of certain investments in Portfolio Companies. As a result, the Fund may be forced to forgo certain investment or disposition opportunities that would otherwise be attractive for it to the extent co-investment is not permitted under the 1940 Act.
Where the terms of the exemptive relief granted by the SEC are met, including consent of the Board and the board of any other BDC participating in the transaction, or in respect of investment opportunities where the only term negotiated is price, the Fund may typically invest alongside other accounts in accordance with the terms of the Adviser’s allocation policy.
The Adviser will have no obligation to purchase or sell a security for, enter into a transaction on behalf of, or provide an investment opportunity to, the Fund or other accounts solely because the Adviser or its affiliates purchase or sell the same security for, enters into a transaction on behalf of, or provide an opportunity to, an other account or the Fund if, in its reasonable opinion, such security, transaction or investment opportunity does not appear to be suitable, practicable or desirable for the Fund or the other account.
Co-Investments
The Adviser and its affiliates may, from time to time, subject to applicable law and conditions of the Adviser’s Exemptive Order for co-investment under the 1940 Act, offer one or more Unitholders or investors in other accounts and/or other third-party investors the opportunity to co-invest with the Fund in particular investments, including through one or more co-mingled funds designed for co-investment with the Fund. Except as otherwise agreed with any individual Unitholders, the Adviser and its affiliates are not obligated to arrange co-investment opportunities, and no Unitholders will be obligated to participate in such an opportunity. The Adviser and its affiliates have sole discretion as to the amount (if any) of a co-investment opportunity that will be allocated to particular Unitholders or vehicles in which Unitholders participate and may allocate co-investment opportunities instead to investors in other accounts or to third parties. The Adviser or its affiliates may receive fees and/or allocations from co-investors, which may differ as among co-investors (and certain co-investors or co-investment vehicles may not be charged any fees), and also may differ from the fees borne by the Fund.
Allocation of Personnel
The Adviser shall cause its personnel to devote such time as shall be reasonably necessary to conduct the business affairs of the Fund in an appropriate manner. New Mountain personnel, including those responsible for the affairs of the Fund, have commitments to, and may work on other projects unrelated to, the Fund, including the Other New Mountain Products contemplated herein. Such personnel may also (i) serve as members of the boards of directors of various public and private companies other than Portfolio Companies and retain fees for such services for such person’s own account, (ii) engage in such civic, trade association (or similar organization), industry and charitable activities as such person shall choose, (iii) conduct and manage such person’s personal and family investment and related activities and (iv) engage in any other activities not prohibited by the Limited Liability Company Agreement. Conflicts may arise as a result of such other activities and in allocating management time services and functions. The possibility exists that such companies could engage in transactions which would be suitable for the Fund, but in which the Fund might be unable to invest. See also “Item 1A. Risk Factors—Certain General Risks of an Investment in the Fund—Role of New Mountain and its Professionals; No Dedicated Investment Team” above.
Conflicts Related to Portfolio Investments
Officers, employees and Senior Advisors of New Mountain may serve, and certain Unitholders may serve, as directors of certain Portfolio Investments and, in that capacity, will be required to make decisions that consider the best interests of such Portfolio Investment and its shareholders. In certain circumstances, for example in situations involving bankruptcy or near-insolvency of a Portfolio Company, actions that may be in the best interest of the Portfolio Investment may not be in the best interests of the Fund, and vice versa. Accordingly, in these situations, there will be conflicts of interest between such individual’s duties as an officer or employee of New Mountain, or as a Unitholder, and such individual’s duties as a director of the Portfolio Company. A Portfolio Company may enter into transactions with another Portfolio Company or a portfolio company of another New Mountain product. If an issuer in which the Fund and a New Mountain-managed or sponsored fund or other investment vehicle hold different classes of securities encounters financial problems, decisions over the terms of any workout will raise conflicts of interest (including conflicts over proposed waivers and amendments to debt covenants and other terms).
Diverse Unitholder Group
The Unitholders are expected to be based in a wide variety of jurisdictions and take a wide variety of forms. The Unitholders may have conflicting regulatory, investment, tax and other interests with respect to their investments in the Fund. The conflicting interests of individual Unitholders with respect to other Unitholders and relative to investors in other investment vehicles may relate to or arise from, among other things, the nature of Portfolio Investments made by the Fund and other such partnerships, the selection, structuring, acquisition and management of Portfolio Investments, the timing of disposition of Portfolio Investments, internal investment policies of the Adviser and Unitholders and target risk/return profiles of Unitholders. As a consequence, conflicts of interest may arise in connection with the decisions made by the Adviser, including with respect to the nature or structuring of Portfolio Investments that may be more beneficial for one investor than for another investor, especially with respect to investors’ individual tax situations. In addition, the Fund may make Portfolio Investments which have a negative impact on related investments made by the Unitholders in separate transactions. In selecting and structuring Portfolio Investments appropriate for the Fund, the Adviser will generally consider the investment and tax objectives of the Fund and the Unitholders as a whole, and not the investment, tax or other objectives of any Unitholder individually. In addition, certain Unitholders may also be limited partners in other New Mountain funds, including co-investment vehicles that may invest alongside the Fund in one or more investments. It is also possible that the Fund or the Fund’s Portfolio Companies may be counterparties (such counterparties dealt with on an arm’s-length basis) or participants in agreements, transactions, or other arrangements with a Unitholder or an affiliate of a Unitholder. Such Unitholders described in the previous two sentences may therefore have different information about New Mountain and the Fund than Unitholders not similarly positioned.
Certain Unitholders will have representatives on the Advisory Committee. The Advisory Committee will have a role in certain matters regarding the Fund, including with respect to certain conflicts of interest, in each case as provided in the Limited Liability Company Agreement. Members of the Advisory Committee may have various business and other relationships with New Mountain and its affiliates (and may be investors in, and/or serve on similar committees of other New Mountain funds or arrangements, including those engaged in transactions with the Fund). The presence of these other relationships may influence their decisions as members of the Advisory Committee.
Joint Venture Partners
In certain instances, the Adviser may seek to make Portfolio Investments involving one or more joint venture partners, and joint venture partners and other third parties may co-invest with the Fund with respect to certain investments. There can be no assurance that New Mountain’s relationship with any existing joint venture partners will continue or that suitable joint venture partners will be found with respect to the Fund’s investments. To the extent a dispute arises between New Mountain and such joint venture partners, the Fund’s Portfolio Investments relating thereto may be affected.
Investments by New Mountain Principals and Employees in the Fund and Other Accounts
The New Mountain principals and employees may choose to personally invest, directly and/or indirectly, in the Fund. Investments by the New Mountain principals and employees in the Fund could incentivize the principals and employees to increase or decrease the risk profile of the Fund.
Investments in Securities by Adviser Personnel
The New Mountain Code of Ethics places restrictions on personal trades by employees, including that they disclose their personal securities holdings and transactions to New Mountain on a periodic basis, and requires that employees pre-clear certain types of personal securities transactions. The Adviser, its affiliates and their respective employees may give advice or take action for their own accounts that may differ from, conflict with or be adverse to advice given or action taken for the Fund.

Investments in Debt Obligations of Issuers
Issuers of debt obligations in which the Fund invests may agree to pay for some expenses that would otherwise be expenses of the Adviser, including, without limitation, administrative and overhead expenses. While the Adviser will act in a manner consistent with its fiduciary duties to the Fund, payments of such expenses by such issuers may present a conflict of interest.
Allocation of Expenses Among Accounts and Co-Investors
The Adviser seeks to fairly allocate expenses among the accounts, including the Fund, and any co-investors. Generally, Accounts and co-investors that own an investment will share in expenses related to such investment, including expenses originally charged solely to any Account. However, it is not always possible or reasonable to allocate or re-allocate expenses to a co-investor, depending upon the circumstances surrounding the applicable investment (including the timing of the investment) and the financial and other terms governing the relationship of the co-investor to the Accounts with respect to the investment, and, as a result, there may be occasions where co-investors do not bear a proportionate share of such expenses. In addition, where a potential investment is contemplated but ultimately not consummated, potential co-investors generally will not share in any expenses related to such potential investment, including expenses borne by any Account with respect to such potential investment. Similarly, there may be circumstances when New Mountain has considered a potential equity investment in a Portfolio Company on behalf of an Account, has determined not to make such equity investment and a debt investment is eventually made in such Portfolio Company by the credit funds, NMFC, the Fund or other investment vehicles sponsored by New Mountain. In these circumstances, the credit funds, NMFC, the Fund or such other vehicles may benefit from research by New Mountain’s investment team and/or from costs borne by the applicable Account in pursuing the potential portfolio investment, but will not be required to reimburse such Account for expenses incurred in connection with such investment.
Cross Transactions
To the extent permitted by the 1940 Act, including Rule 17a-7 thereunder, the Adviser may determine that it would be in the best interests of the Fund and one or more other accounts to transfer a security from one Account to another (each such transfer, a “Cross Transaction”) for a variety of reasons, including, without limitation, tax purposes, liquidity purposes, to rebalance the portfolios of the Accounts, or to reduce transaction costs. If the Adviser decides to engage in a Cross Transaction, the Adviser will determine that the trade is in the best interests of both of the Accounts involved and take steps to ensure that the transaction is consistent with the duty to obtain best execution for each of those Accounts.
Among other things, one or more subsidiaries of the Fund may offer to other accounts participations in and/or assignments or sales of loans (or interests therein) that the subsidiaries have originated or purchased. In the event of such an offer, the price of the participation, assignment or sale will be based on the current market price of such loans and ascertained in a manner required by the 1940 Act. Further, the decision by such other accounts to accept or reject the relevant subsidiary’s offer will be made by a party independent of the Adviser, such as a loan acquisition committee.
Principal Transactions
To the extent that Cross Transactions may be viewed as principal transactions (as such term is used under the Advisers Act) due to the ownership interest in an Account by the Adviser or its personnel, the Adviser will comply with the requirements of Section 206(3) of the Advisers Act. In connection with principal transactions, Cross Transactions, related-party transactions and other transactions and relationships involving potential conflicts of interest, the Adviser will consult with the Board on such Cross Transactions; provided that the Adviser will not consult with the Board or the Unitholders for the sale of a loan to, or the purchase of a loan from, other accounts that are not principal accounts. Cross Transactions may be made when the Adviser determines that it is in the best interests of the Fund and other accounts to effectuate such trades. The Board may be consulted prior to or contemporaneous with, or subsequent to, the consummation of a Cross Transaction. In no event will any such transaction be entered into unless it complies with applicable law. The Board may be exculpated and indemnified by the Fund.

Proxy Voting Policy
In compliance with Rule 206(4)-6 under the Advisers Act, the Adviser has adopted proxy voting policies and procedures. The general policy is to vote proxy proposals, amendments, consents or resolutions (collectively, “Proxies”), in the best interests of its clients.
Because the Fund’s investment program primarily involves investing through privately negotiated transactions, the Adviser typically is not presented with traditional Proxy votes.
On the rare occasion the Fund is asked to decide on matters involving voting its ownership interest in a portfolio investment, the Adviser will seek to vote the Fund’s Proxies in the best interest of the Fund. It will review on a case-by-case basis each proposal submitted for a Unitholder vote to determine its impact on the portfolio securities held by the Fund. Although the Adviser will generally vote against proposals that may have a negative impact on the Fund’s portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.
The Proxy voting decisions of the Adviser are made by the senior officers who are responsible for monitoring the Fund’s investments. To ensure that its vote is not the product of a conflict of interest, it will require that: (a) anyone involved in the decision-making process disclose to its chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a Proxy vote; and (b) employees involved in the decision-making process or vote administration are prohibited from revealing how the Adviser intends to vote on a proposal in order to reduce any attempted influence from interested parties.
The Adviser has identified one potential conflict of interest between the Fund’s interests and its own arising from its Proxy voting process. From time to time, the Adviser may be in a position where it must vote to approve certain directors’ participation on the boards of public companies in which the Fund invests. Since the Adviser’s employees are permitted to participate on public company boards (upon notification to, or approval by, the chief compliance officer, as applicable) there may be situations where the Adviser has a decision as to whether to vote in favor of, or against, a public company director that is also compensated as an employee. If the Adviser determines that it may have, or is perceived to have, a conflict of interest when voting Proxies, the Adviser will either (i) convene a Proxy voting committee to address conflicts or (ii) refrain from voting when doing so is in the Fund’s best interest.
Side Letter Agreements
The Fund, and in certain cases the Adviser, will have the discretion to waive or modify the application of, or grant special or more favorable rights with respect to, any provision of the Fund Documents to the extent permitted by applicable law, provided that the Fund will not create multiple classes of Units. These modifications may provide for, among other things, (i) greater transparency into the Fund’s portfolio, (ii) greater information than may be provided to other Unitholders, (iii) certain financial incentives (including New Mountain rebating certain management or incentive fees borne by such investor with respect to its investments in other vehicles advised by New Mountain affiliates or certain economic or other interests in the Adviser) or (iv) more favorable transfer rights. Certain such waivers, modifications or grants of special or more favorable rights may also be effected by the Fund, and, in certain cases, the Adviser, through side letter agreements. Although certain Unitholders may invest in the Fund with different material terms, the Fund and the Adviser generally will only offer such terms if they believe other Unitholders of the Fund will not be materially disadvantaged.
The Adviser Does Have Different Compensation Arrangements with Other Accounts
The Adviser could be subject to a conflict of interest because varying compensation arrangements among the Fund and other accounts could incentivize the Adviser to manage the Fund and such other accounts differently. These and other differences could make the Fund less profitable to the Adviser than certain other accounts.
Service Providers
The service providers or their affiliates (including any administrators, lenders, brokers, attorneys, consultants, accountants, appraisers, valuation experts, tax advisors, servicers, asset managers and investment banking firms) of the Fund, New Mountain or any of their affiliates may also provide goods or services to or have business, personal, political, financial or other relationships with New Mountain, the Adviser or their affiliates. Such service providers may be investors in the Fund, affiliates of the Fund and/or the Adviser and/or sources of investment opportunities and co-investors or counterparties therewith. These relationships may influence the Adviser in deciding whether to select or recommend such a service provider to perform services for the Fund or a Portfolio Company or to have other relationships with New Mountain. Notwithstanding the foregoing, investment transactions for the Fund that require the use of a service provider will generally be allocated to service providers on the basis of best execution, the evaluation of which includes, among other considerations, such service provider’s provision of certain investment-related services and research that the Adviser believes to be of benefit to the Fund. Additionally, misconduct by service providers (such as the improper use or disclosure of confidential information which could result in litigation or serious financial harm by limiting the Fund’s business prospects or future activities), which the Adviser may not be able to detect and prevent, could cause significant losses to the Fund.
Self-Administration of the Fund
The Administrator, solely or through the use of any third party sub-administrator, may provide all or any part of fund administration services (including the valuation of the Fund’s assets) to the Fund. Any costs for providing these services will not be included in the management fee and would be paid separately by the Fund. The Adviser’s ability to determine the fund administration fee the Administrator receives from the Fund creates a conflict of interest. The Adviser addresses this conflict by reviewing its fund administration fee as the Adviser believes is appropriate to ensure that it is fair and comparable to equivalent services that could be performed by a non-affiliated third party, at a rate negotiated on an arm’s length basis.
Brokerage Arrangements
Depending upon market conditions and the types of financial instruments purchased and sold by the Fund, the Fund may or may not utilize broker-dealers. To the extent that the Fund effects any transaction through a broker-dealer, the Fund may elect to use one or more prime brokers or other broker-dealers for the Fund’s transactions. The Fund generally does not expect to enter into transactions in which commissions are charged, but in the event of any commission-based transaction, the Fund will attempt to negotiate the lowest available commission rates commensurate with the particular services provided in connection with the transaction. Consequently, the Fund may select broker-dealers that charge a higher commission or fee than another broker-dealer would have charged for effecting the same transaction. The selection of a broker-dealer will be made on the basis of best execution as determined by the Adviser in its sole discretion, taking into consideration a number of factors, which may include, among others, commission rates, reliability, financial responsibility, strength of the broker-dealer and the ability of the broker-dealer to efficiently execute transactions, the broker-dealer’s facilities, and the broker-dealer’s provision or payment of the costs of research and other services or property that will be of benefit to the Fund, the Adviser, or other accounts to which the Adviser or any of its affiliates provides investment services.
In addition, the Adviser may be influenced in its selection of broker-dealers by their provision of other services, including but not limited to capital introduction, marketing assistance, information technology services, operations and operating equipment and other services or items. Such execution services, research, investment opportunities or other services may be deemed to be “soft dollars.” In the event that either of the Adviser enters into “soft dollar” arrangements, it will do so within the “safe harbor” of Section 28(e) of the Commodity Exchange Act, as amended.
Research and Other Soft Dollar Benefits
New Mountain has no written, third party “soft dollar” arrangement with any broker-dealer at present, but it may utilize both third party and proprietary research and cause the Fund or Other New Mountain Products to pay commissions (or markups or markdowns) higher than those charged by other broker dealers in return for proprietary soft dollar benefits. In so doing, New Mountain has an incentive to select or recommend the broker-dealer based on its interest in receiving research or other products or services because New Mountain would not have to pay for such research or services directly.
The Fund or Other New Mountain Products may and will bear more or less of the costs of “soft dollar” or other research than Other New Mountain Products who benefit from such products or services. These research products or services may and will also benefit and be used to assist Other New Mountain Products. In addition, research generated for New Mountain’s credit strategy will be used to benefit other New Mountain investment strategies and vice versa.
In the event that New Mountain does enter into a “soft dollar” arrangement, the follow policy will apply to New Mountain’s “soft dollar” practices:
In selecting a broker for any transaction or series of transactions, New Mountain may consider a number of factors. Where best execution may be obtained from more than one broker, New Mountain may purchase and sell securities through brokers that provide research, statistical and other information, although not all Funds may in every instance be the direct beneficiaries of the research services provided. Research furnished by brokers may include, but is not limited to, information on the economy, industries, groups of securities, individual companies, statistical information, accounting and tax law interpretations, political developments, legal developments affecting portfolio securities, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance analysis and analysis of corporate responsibility issues. Such research services are received primarily in the form of written reports, telephone contacts and personal meetings with security analysts.
Placement Agents
Placement agents that solicit investors on behalf of the Fund are subject to a conflict of interest because they will be compensated in connection with their solicitation activities. This conflict applies as well to nominees that are compensated by the Adviser in connection with the investment of their clients’ assets in the Fund.
Legal Representation
Simpson Thacher & Bartlett LLP (“STB”) represents New Mountain from time to time in a variety of different matters. STB is not representing the interests of any Unitholder in connection with the Fund, absent an express agreement to the contrary with such Unitholder. STB may also act as counsel to a Portfolio Company, equity sponsors of a Portfolio Company, other creditors of a Portfolio Company, or an agent therefore, a party seeking to acquire some or all of the assets or equity of a Portfolio Company, or a person engaged in litigation with a Portfolio Company. Representation by STB of the Fund, the Adviser and their affiliates is limited to specific matters as to which they have been consulted by such persons. There may exist other matters that could have a bearing on the Fund, the Adviser and/or their affiliates as to which STB has not been consulted. In addition, STB does not undertake, on behalf of or for the benefit of the Unitholders, to monitor the compliance of the Adviser and its affiliates with the investment program, investment strategies, valuation procedures, investment restrictions and other guidelines and terms set forth in this Registration Statement and the Limited Liability Company Agreement, nor does STB monitor ongoing compliance with applicable laws. STB has not investigated or verified the accuracy or completeness of any information set forth in this Registration Statement concerning the Fund, the Adviser and its affiliates, and New Mountain personnel. Prospective investors should seek their own legal, tax and financial advice before making an investment in the Fund.
Outside Statements
The Adviser and its affiliates and employees have made, and may in the future make, oral and written statements or expressions of intent or expectation to investors in the Fund or their affiliates or acknowledge statements by such persons (“Outside Statements”) regarding the Fund or New Mountain’s activities pertaining thereto. These may include, for example, the anticipated or expected allocation and terms of co-investment opportunities, the anticipated or expected allocation of investment opportunities to the Fund generally and other topics often addressed in legally binding side letters. Although such Outside Statements are not legally binding, such Outside Statements may influence allocation and other decisions of the Adviser and its affiliates and employees with respect to the operations and investment activities of the Fund and may influence a prospective investor’s decision as to whether to invest in the Fund. By virtue of not being legally binding obligations, such Outside Statements will not be considered side letters for purposes of any most-favored-nation’s provisions in actual side letters of the Fund. There can be no assurance that any such arrangements will not have an adverse effect on the Fund or any Unitholder.

The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund. Prospective investors should read the Fund’s offering documents and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program develops and changes over time, an investment in the Fund may be subject to additional and different actual and potential conflicts. Although the various conflicts discussed herein are generally described separately, prospective investors should consider the potential effects of the interplay of multiple conflicts.
Certain Business Relationships
Certain of our current directors and officers are directors or officers of the Adviser.
In the ordinary course of business, the Fund may enter into transactions with Portfolio Companies that may be considered related party transactions. In order to ensure that the Fund does not engage in any prohibited transactions with any persons affiliated with the Fund, the Fund has implemented certain policies and procedures whereby the Fund’s executive officers screen each of the Fund’s transactions for any possible affiliations between the proposed portfolio investment, the Fund, companies controlled by us and our employees and directors. The Fund will not enter into any agreements unless and until the Fund is satisfied that doing so will not raise concerns under the 1940 Act or, if such concerns exist, the Fund has taken appropriate actions to seek board review and approval or exemptive relief for such transaction. Our Board reviews these procedures on a quarterly basis.
We have adopted a code of ethics which applies to, among others, our senior officers, including our chief executive officer and chief financial officer, as well as all of our officers, directors and employees. Our code of ethics requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Pursuant to such code of ethics, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our chief compliance officer.
Indebtedness of Management
None.
(b)Promoters and Certain Control Persons
The Adviser may be deemed a promoter of the Fund. We entered into the Investment Management Agreement with the Adviser and the Administration Agreement with the Administrator. The Adviser, for its services to us, will be entitled to receive management fees and incentive fees. The Administrator, for its services to us, will be entitled to receive reimbursement of certain expenses. In addition, under the Investment Management Agreement and the Administration Agreement, we expect, to the extent permitted by applicable law and in the discretion of our Board, to indemnify the Adviser and certain of its affiliates. See “Item 1. Business—Investment Management Agreement” and “Item 1. Business—Administration Agreement.”
ITEM 8. LEGAL PROCEEDINGS.
Neither we nor the Adviser are currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us or the Adviser. From time to time, we or the Adviser may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our Portfolio Companies. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED UNITHOLDER MATTERS.
Market Information
Our outstanding Units will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is currently no public market for the Units, and we do not expect one to develop.
Because the Units are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Units may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, and (ii) the Units are registered under applicable securities laws or specifically exempted from registration (in which case the Unitholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Units until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of Units may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Units and to execute such other instruments or certifications as are reasonably required by us.
Unitholders
Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the Unitholders.
Valuation of Portfolio Securities
Please see “Item 1. Business—Valuation of Portfolio Securities” for disclosure regarding valuation of portfolio securities.
Distributions
We generally intend to distribute substantially all of our available earnings annually by paying distributions of our net investment income and cumulative net realized capital gains (if any) on a quarterly basis, as determined by the Board in its discretion.
Reinvestment and Recycling of Capital
Subject to the requirements of Section 852(a) of Subchapter M of the Code and the terms of any borrowings or other financings or similar obligations, proceeds realized by us from the sale or repayment of any investment (as opposed to investment income) during the Investment Period, may be retained and be used by us for purposes of making investments or paying management fees, incentive fees, or our expenses. Any amounts so reinvested will not reduce an investor’s unused capital commitment.
Reports to Unitholders
We plan to furnish or make available to our Unitholders an annual report for each fiscal year ending December 31 containing financial statements audited by our independent registered public accounting firm. Additionally, we intend to comply with the periodic reporting requirements of the 1934 Act.
ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.
In conjunction with our formation, we have issued and sold 100 Units at an aggregate purchase price of $1,000 to the Adviser. These Units were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.

On May 23, 2023, we entered into subscription agreements with investors providing for the private placement of our Units. On May 31, 2023, we delivered a drawdown notice to investors relating to the issuance of 1,049,900 Units for an aggregate purchase price of $10,499,000. These Units were issued and sold on June 14, 2023 in reliance upon the available exemption from registration requirements of the Securities Act under Section 4(a)(2) and Regulation D.
ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
The following description is based on relevant portions of the Delaware Limited Liability Company Act and on our Limited Liability Company Agreement. This summary is not necessarily complete, and we refer you to the Limited Liability Company Agreement for a more detailed description of the provisions summarized below.
Description of Our Units
Interests in the Fund will be held in the form of Units. The Fund will issue Common Units (as defined in the Limited Liability Company Agreement) to investors from time to time at the applicable price per Unit. Such Common Units will be issued through drawdowns on specific Drawdown Dates or Catch-Up Dates (as defined in the Limited Liability Company Agreement), with Common Unitholders required to contribute all or a portion of their remaining Capital Commitments in exchange for Common Units as set forth in the Limited Liability Company Agreement. In addition, Unitholders are entitled to one vote for each Unit held on all matters submitted to a vote of Unitholders and do not have cumulative voting rights. Unitholders are entitled to receive proportionately any distributions declared by the Board, subject to any preferential distribution rights of outstanding Preferred Units. Upon the Fund’s dissolution and winding up, the Unitholders will be entitled to receive ratably its net assets available after the payment or the making of reasonable provision for payment of all debts and other liabilities and the establishment of reasonable reserves by the Board in amounts determined by it to be necessary for the payment of the Fund's expenses, liabilities and other obligations, and will be subject to the prior rights of any outstanding Preferred Units. Unitholders have no redemption or preemptive rights. The rights, preferences and privileges of Unitholders are subject to the rights of the holders of Preferred Units that the Fund may designate and issue in the future.
Without the consent of any Common Unitholder, the Board may cause the Fund to issue one class of Preferred Units, which class of Units may have rights senior to those of the Common Units, and such other characteristics as the Board may determine, subject to the requirements of the 1940 Act. The Board may amend and supplement the Limited Liability Company Agreement to provide for the terms of such Preferred Units.
Delaware Law and Certain Limited Liability Company Agreement Provisions
Agreement to be Bound by the Limited Liability Agreement; Power of Attorney
By executing the Subscription Agreement or a counterpart thereof, each investor accepted by the Fund is agreeing to be admitted as a member of the Fund and bound by the terms of the Limited Liability Company Agreement. Pursuant to the Limited Liability Company Agreement, each Unitholder and each person who acquires Units from a Unitholder grants to certain of the Fund’s officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for the Fund’s qualification, continuance or termination. The power of attorney also grants the Board the authority to make certain amendments to, and in accordance with, the Limited Liability Company Agreement.
Drawdowns
From time to time in its discretion, the Fund may issue drawdowns on all or any portion of the Unitholders’ remaining Capital Commitments in accordance with the terms of the Limited Liability Company Agreement.
During the Investment Period, drawdowns may be issued at any time for any permitted purpose. Following the end of the Investment Period, the Fund will have the right to make drawdowns only for the limited purposes set forth in the Limited Liability Company Agreement.

Resignation and Removal of Directors; Procedures for Vacancies
Any or all of the directors may be removed only for cause and only by the affirmative vote of at least 66 2/3% in voting power of all the then-outstanding Units of the Fund entitled to vote thereon, voting together as a single class.
Except as otherwise provided by applicable law, including the 1940 Act, any newly created directorship on the Board that results from an increase in the number of directors, and any vacancy occurring in the Board that results from the death, resignation, disqualification or removal of a director or other cause, shall be filled exclusively by the affirmative vote of a majority of the remaining directors in office, although less than a quorum (with a quorum being a majority of the total number of directors), or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office until his or her death, resignation, retirement, disqualification or removal.
Action by Unitholders
Under the Limited Liability Company Agreement, Unitholder action can be taken only at a meeting of Unitholders or by written consent in lieu of a meeting by Unitholders representing at least the number of Units required to approve the matter in question.
Only the Board, the Chair of the Board, the Fund’s Chief Executive Officer or the holders of a majority of the Units may call a meeting of Unitholders. Only business specified in the Fund’s notice of meeting (or supplement thereto) may be conducted at a meeting of Unitholders.
Conflict with the 1940 Act
Our Limited Liability Company Agreement provides that, if and to the extent that any provision of Delaware law or any provision of our limited liability company agreement conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
The Limited Liability Company Agreement provides that, to the fullest extent permitted by applicable law, no Covered Person (as defined in the Limited Liability Company Agreement) will be liable to the Fund or to any Unitholder for any act or omission performed or omitted by any such Covered Person (including any acts or omissions of or by another Covered Person), in the absence of Disabling Conduct. Notwithstanding the foregoing, the definition of “Disabling Conduct”, as it relates to the members of the Advisory Committee (and the Unitholders represented by such members, solely with respect to the activities of such members acting in their capacity as Advisory Committee members), will mean fraud, bad faith or willful misconduct.
The Fund will, to the fullest extent permitted by law, indemnify each Covered Person for any loss or damage incurred by it in connection with any matter arising out of, or in connection with, the Fund, including the operations of the Fund and the offering of Units, except for losses incurred by a Covered Person arising solely from the Covered Person’s own Disabling Conduct.
Under the indemnification provision of the Limited Liability Company Agreement, expenses (including reasonable attorneys’ fees) incurred by each Covered Person in defending any action, suit or proceeding for which they may be entitled to indemnification shall be paid in advance of the final disposition of the action, suit or proceeding. However, any such indemnification or payment or reimbursement of expenses will be subject to the applicable requirements of the 1940 Act.
So long as the Fund is regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any director or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct. In addition, the Fund has obtained liability insurance for its officers and directors.
Under the Investment Management Agreement and Administration Agreement, we may, to the extent permitted by applicable law, in the discretion of our Board, indemnify the Adviser, the Administrator and certain of their affiliates, as described under “Item 1. Business—Investment Management Agreement—Exculpation and Indemnification.”
ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.
We set forth below a list of our audited financial statements included in this Registration Statement.
ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.
There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.
ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.
(a)List separately all financial statements filed
The financial statements included in this Registration Statement are listed in Item 13 and commence on page F-1.
(b)Exhibits
Exhibit Index

3.1	Amended and Restated Limited Liability Company Agreement dated as of May 23, 2023*
3.2	Amendment to the Amended and Restated Limited Liability Company Agreement, dated as of July 10, 2023(1)
4.1	Form of Subscription Agreement*
10.1	Investment Advisory and Management Agreement between the Fund and the Adviser, dated December 14, 2022*
10.2	Administration Agreement between the Fund and the Administrator, dated December 14, 2022*
10.3	Trademark Agreement by and between the Fund and New Mountain Capital, L.L.C., dated December 14, 2022*
10.4	Custodian Agreement between the Fund and State Street Bank and Trust Company, dated May 15, 2023*
10.5	Expense Limitation and Reimbursement Agreement between the Fund and the Adviser*
10.6	Transfer Agency and Registrar Services Agreement between the Fund and State Street Bank and Trust Company, dated May 15, 2023*
10.7	Uncommitted Revolving Loan Agreement between the Fund and NMF Investments III, L.L.C., dated as of June 23, 2023(2)
10.8	Loan Authorization Agreement between the Fund and BMO Harris Bank N.A., dated June 29, 2023(3)
21.1	List of Subsidiaries—None
______________

(1)Previously filed in connection with the Registrant’s current report on Form 8-K filed on July 13, 2023.
(2)Previously filed in connection with the Registrant’s current report on Form 8-K filed on June 29, 2023.
(3)Previously filed in connection with the Registrant’s current report on Form 8-K filed on July 6, 2023.
*Filed herewith.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW MOUNTAIN GUARDIAN IV INCOME FUND, L.L.C.

By:	/s/ John R. Kline
Name: John R. Kline
Title: Chief Executive Officer and President
Date: July 20, 2023

Report of Independent Registered Public Accounting Firm
To the shareholder and the Board of Directors of New Mountain Guardian IV Unlevered BDC, L.L.C.
Opinion on the Financial Statement
We have audited the accompanying statement of assets, liabilities and members’ capital of New Mountain Guardian IV Unlevered BDC, L.L.C. (the "Fund") as of May 16, 2023 and the related notes (referred to as the "financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Fund as of May 16, 2023 in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
This financial statement is the responsibility of the Fund's management. Our responsibility is to express an opinion on the Fund's financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ DELOITTE & TOUCHE LLP

New York, New York
May 22, 2023
We have served as the Fund's auditor since 2023.

New Mountain Guardian IV BDC Unlevered, L.L.C.
Statement of Assets, Liabilities and Members’ Capital

As of May 16, 2023
Assets
Cash and cash equivalents	$1,000
Total assets	$1,000
Commitments and contingencies (see Note 4)
Members’ Capital	$1,000
Total members’ capital	$1,000
Outstanding common membership units	100
Members’ capital per unit	$10.00

Notes to the Financial Statement of New Mountain Guardian IV Unlevered BDC, L.L.C.
Note 1.Formation and Business Purpose
New Mountain Guardian IV Unlevered BDC, L.L.C. (the “Fund”) is a Delaware limited liability company formed on November 4, 2022. The Fund is non-diversified management investment company that intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund intends to elect to be treated for United States (“U.S.”) federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As of May 16, 2023, the Fund is in the development stage and has not commenced investment operations.
New Mountain Finance Advisers BDC, L.L.C. (the “Adviser”) is a wholly-owned subsidiary of New Mountain Capital Group, L.P. (together with New Mountain Capital, L.L.C. and its affiliates, "New Mountain Capital") whose ultimate owners include Steven B. Klinsky, other current and former New Mountain Capital professionals and related vehicles and a minority investor. New Mountain Capital focuses on investing in defensive growth companies across its private equity, credit and net lease investment strategies.
The Fund’s investment objective is to generate current income and capital appreciation primarily by investing in or originating debt investments in companies that the Adviser believes are “defensive growth” companies in non-cyclical industry niches where the Adviser has developed strong proprietary research and operational advantages. The Fund expects to make investments through both primary originations and open-market secondary purchases, if opportunities arise. The Fund will predominantly target loans to, and invest in, U.S. middle market businesses. The Fund defines middle market businesses as those businesses with annual earnings before interest, taxes, depreciation, and amortization (“EBITDA”) between $10.0 million and $200.0 million. The primary focus is in the debt of defensive growth companies, which are defined as generally exhibiting the following characteristics: (i) sustainable secular growth drivers, (ii) high barriers to competitive entry, (iii) high free cash flow after capital expenditure and working capital needs, (iv) high returns on assets and (v) niche market dominance. The Fund will invest across the capital structure of middle market companies, primarily targeting first lien and unitranche loans and to a lesser extent second lien and passive preferred stock investments where the Adviser has a high degree of conviction in the business.
The Fund expects to conduct a private offering (the “Private Offering”) of the Fund’s limited liability company units (the “Units”) to investors in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended. At the closing of any Private Offering, each investor will make a capital commitment (a “Capital Commitment”) to purchase Units pursuant to a subscription agreement entered into with the Fund. The Fund expects closings of the Private Offering will occur during the 18-month period (the “Closing Period”) following the initial closing of Capital Commitments. The Fund may accept and draw down Capital Commitments from investors throughout the Closing Period and may draw down Capital Commitments after the Closing Period. The Fund anticipates commencing the Fund’s loan origination and investment activities contemporaneously with the initial drawdown from investors in the initial Private Offering (the “Initial Drawdown Date”). The Fund’s investment period will begin when Capital Commitments are first made and continue until the four-year anniversary of the end of the Closing Period. The term of the Fund is six years from the end of the Closing Period, subject to (i) a one-year extension as determined by the Adviser in its sole discretion and (ii) an additional one-year extension as determined by the Fund’s board of directors.
Note 2.Summary of Significant Accounting Policies
Basis of accounting - The Fund’s financial statement has been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"). The Fund is an investment company following accounting and reporting guidance in Accounting Standards Codification Topic 946, Financial Services—Investment Companies, (“ASC 946”). The Fund’s first fiscal period is expected to end on December 31, 2023.
Cash and cash equivalents - Cash and cash equivalents include cash and short-term, highly liquid investments. The Fund defines cash equivalents as securities that are readily convertible into known amounts of cash and so near maturity that there is insignificant risk of changes in value. These securities have original maturities of three months or less. The Fund did not hold any cash equivalents as of May 16, 2023.

Organizational and offering expenses - Organization and offering costs will only be borne by the Fund upon commencement of operations, at which time, costs associated with the organization of the Fund will be expensed as incurred, subject to the limitation described below. These expenses consist primarily of legal fees and other costs of organizing the Fund.
Costs associated with the continuous Private Offering of the Units of the Fund will be capitalized as deferred offering expenses and included as prepaid and other assets on the Statement of Assets, Liabilities and Members’ Capital and amortized over a twelve-month period from incurrence. These expenses consist primarily of legal fees and other costs incurred in connection with the Fund’s continuous Private Offering of its Units.
Any organizational and offering expenses paid by the Fund in excess of the lesser of $2.0 million or 0.25% of the aggregate Capital Commitments at the end of the Closing Period (the “Organizational and Offering Expense Cap”) will be applied as a reduction to the base management fee paid to the Adviser.
Income taxes - The Fund intends to elect to be treated as a RIC under Subchapter M of the Code. As a RIC, the Fund is not subject to U.S. federal income tax on the portion of taxable income and gains timely distributed to its unitholders.
To qualify and be subject to tax as a RIC, the Fund is required to meet certain income and asset diversification tests in addition to distributing at least 90.0% of its investment company taxable income, as defined by the Code. Since U.S. federal income tax regulations differ from GAAP, distributions in accordance with tax regulations may differ from net investment income and realized gains recognized for financial reporting purposes.
Differences between taxable income and income before income taxes for financial reporting purposes may be permanent or temporary in nature. Permanent differences are reclassified among capital accounts in the financial statements to reflect their tax character. Differences in classification may also result from the treatment of short-term gains as ordinary income for tax purposes.
For U.S. federal income tax purposes, distributions paid to unitholders of the Fund are reported as ordinary income, return of capital, long term capital gains or a combination thereof.
The Fund will be subject to a 4.0% nondeductible federal excise tax on certain undistributed income unless the Fund distributes, in a timely manner as required by the Code, an amount at least equal to the sum of (1) 98.0% of its respective net ordinary income earned for the calendar year and (2) 98.2% of its respective capital gain net income for the one-year period ending October 31 in the calendar year.
Use of estimates - The preparation of the Fund’s financial statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the Fund’s financial statement. Changes in the economic environment, financial markets, and other metrics used in determining these estimates could cause actual results to differ from the estimates used, and the differences could be material.
Note 3.Agreements and Related Parties
The Fund has entered into an investment advisory and management agreement (the “Investment Management Agreement”) with the Adviser. Under the Investment Management Agreement, the Adviser will manage the day-to-day operations of, and provides investment advisory services to, the Fund. For providing these services, the Adviser will receive an annual base management fee and incentive fee from the Fund.
The base management fee is payable quarterly in arrears at an annual rate of 0.75% of the Managed Capital (as defined below) as of the last day of the applicable quarter. For the period from the effective date of the Investment Management Agreement through the one-year anniversary of the Initial Drawdown Date, the base management fee shall be reduced by 50% (for the avoidance of doubt, this results in a management fee rate of 0.375% through the one-year anniversary of the Initial Drawdown Date). If the one-year anniversary of the Initial Drawdown Date occurs on a date other than the last day of a calendar quarter, the management fee shall be prorated for such calendar quarter and calculated based on the number of days in such period up to, and including, the one-year anniversary of the Initial Drawdown Date. The management fee will be reduced, but not below zero, by any amounts paid by the Fund to a placement agent and any amounts in excess of the Organizational and Offering Expense Cap and the Specified Expenses Cap (as defined in the registration statement). “Managed Capital” means the value of aggregate contributed capital from all Unitholders (including any outstanding borrowings under any subscription line drawn in lieu of capital calls) less any return of capital distributions and less any cumulative realized losses since inception (calculated net of any subsequently reversed realized losses and net of any realized gains).
The Adviser has entered into agreements with placement agents that provide for ongoing payments from the Adviser based upon the amount of a unitholder’s Capital Commitment or capital contributions. Neither the Fund nor any unitholders will bear any of the fees paid to placement agents of the Fund as any such fees paid by the Fund will offset the management fees.
The incentive fee will consist of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of the Fund’s income and a portion is based on a percentage of the Fund’s capital gains, each as described below.
Incentive Fee on Pre-Incentive Fee Net Investment Income
The portion based on the Fund’s income (the “Income Incentive Fee”) is based on pre-incentive fee net investment income.
Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).
The Fund will pay the Adviser an incentive fee quarterly in arrears with respect to the Fund’s pre-incentive fee net investment income in each calendar quarter as follows:
•no incentive fee based on pre-incentive fee net investment income in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);
•100% of the dollar amount of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to a rate of return of 1.389% (5.556% annualized). The Fund refers to this portion of the Fund’s pre-incentive fee net investment income (which exceeds the hurdle rate but is less than 1.389%) as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 10% of our pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 1.389% in any calendar quarter; and
•10% of the dollar amount of the Fund’s pre-incentive fee net investment income, if any, that exceeds a rate of return of 1.389% (5.556% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 10% of all pre-incentive fee net investment income thereafter is allocated to the Adviser.
“Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as upfront, amendment, commitment, origination, structuring, diligence and consulting fees or other fees that we receive from Portfolio Companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the management fee, expenses payable under the Administration Agreement, and any interest expense and distributions paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
The fees that are payable under the Investment Management Agreement for any partial period will be appropriately prorated.

Incentive Fee on Capital Gains
The second component of the incentive fee is the capital gains incentive fee. The Fund will pay the Adviser an incentive fee with respect to our cumulative realized capital gains computed net of all realized capital losses and unrealized capital depreciation since inception (“Cumulative Net Realized Gains”) based on the waterfall below:
(a)First, no incentive fee is payable to the Adviser on Cumulative Net Realized Gains until total return of capital distributions, distributions of net investment income and distributions of net realized capital gains to Unitholders is equal to total capital contributions;
(b)Second, no incentive is payable to the Adviser on Cumulative Net Realized Gains until the Fund has paid cumulative distributions equal to an annualized, cumulative internal rate of return of 5% on the total contributed capital to the Fund calculated from the date that each such amount was due to be contributed to the Fund until the date each such distribution is paid;
(c)Third, upon a distribution that results in cumulative distributions exceeding the amounts in clause (a) and (b) above, an incentive fee on capital gains payable to the Adviser equal to 100% of the amount of Cumulative Net Realized Gains until the Adviser has received (together with amounts the Adviser has received under Income Incentive Fees) an amount equal to 10% of the sum of (i) the cumulative distributions to unitholders made pursuant to clause (b) above, (ii) Income Incentive Fee paid to the Adviser and (iii) amounts paid to the Adviser pursuant to this clause (c); and
(d)Thereafter, an incentive fee on capital gains equal to 10% of additional undistributed Cumulative Net Realized Gains.
The Fund has entered into the administration agreement (“Administration Agreement”) with the Administrator under which the Administrator will provide administrative services. The Administrator will maintain, or oversee the maintenance of, the Fund’s financial records, prepare reports filed with the United States Securities and Exchange Commission (the "SEC"), generally monitor the payment of the Fund’s expenses and oversee the performance of administrative and professional services rendered by others.
Note 4.Commitments and Contingencies
Upon the commencement of operations, the Fund will bear the initial organization and offering costs previously incurred (See Note 2). As there has been no formal commitment of external capital as of the date of issuance of this financial statement, no such costs have been recorded by the Fund. The total organization and offering costs incurred through May 22, 2023 were $429,810.
Note 5.Members’ Capital
On May 16, 2023, the Fund issued 100 Units for $1,000 to the Adviser. The Fund has not engaged in any other equity transactions as of May 22, 2023.
Note 6.Subsequent Events
The Fund’s management has evaluated subsequent events through the date of issuance of the financial statement included herein. There have been no subsequent events that occurred during such period that would require disclosure or would be required to be recognized in the financial statement.